Cover Page

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 1-A

OFFERING STATEMENT UNDER REGULATION A+, TIER II

GILMORE HOMES  GILMORE LOANS LLC

(Exact name of registrant as specified in its charter)

Dates: December 10, 2015 (Inception), and July 23, 2018 as a LLC

(State or other Jurisdiction of Incorporation, Georgia)

(Primary Standard Classification Code, 6798)

(IRS Employer Identification No: 81-0783475)

Termination Date of Offering: 12 months, June 19, 2021

Date Minimum Amount Must be Reached: 6 months, June 19, 2020 to December 31, 2020

Michael L Gilmore

Chief Executive Officer / Asset Manager

5401 Old National Highway, #419

Atlanta, Georgia 30349

Telephone: 601.582.1851

Email(s): michael_gilmore2001@yahoo.com

          invest@michaelgilmorecompany.com

(Address, including zip code, and telephone number

including area code of registrant principal executive offices)

Please send copies of all correspondence to:

Gilmore Homes  Gilmore Loans LLC

5401 Old National Highway, #419

College Park, Georgia 30349

Telephone: 601.582.1851

Email: invest@michaelgilmorecompany.com

(Name, address, including zip code, and telephone number,

including area code, of members, investors, subscribers agent for service)

PART II AND III

PART II OFFERING CIRCULAR

Gilmore Homes  Gilmore Loans LLC and Its Fund

(the “Company”) as a Regulation A+, Tier II

Preliminary Prospectus dated May 24, 2019, Amended July 7, 2019 and Re Amended August 7, 2019, August 12, 2019, September 7, 2019, October 7, 2019, October 31, 2019, November 19, 2019, December 5, 2019, December 19, 2019, January 30, 2020, May 4, 2020, May 7, 2020, May 13, 2020, May 29, 2020 / June 1, 2020, and June 19, 2020.

Termination Date of Offering: 12 months, June 19, 2020 to June 19, 2021

Date By Which Minimum Amount Must be Reached: 6 months, June 19, 2020 to December 31, 2020

FINAL URL (Where Documents and Offering Information Will Be Held)

www.michaelgilmorecompany.com, and the Securities and Exchange Commission EDGAR

The above will be the permanent website address for company and investment materials.

(Disclosure)

Note: To Potential Investors, Gilmore Homes Gilmore Loans, LLC is excited to present this prospective regulation A, Tier 2 Offering for your review appertaining to possible equity investments for both accredited and nonaccredited investors (limited). In analyzing this Offering Circular, please be advised that our Company may never raise enough capital to move forward with its intended business operations. Moreover, since our Company will partake in debt (borrowing, construction to permanent loans) for our projects and businesses, our Company currently has no financing in place and that, there is no guarantee financing will be received.

      The Company (Gilmore Homes  Gilmore Loans LLC) (GH-GL, LLC), a proptech, fintech and consumertech firm (issued in 1 A, only using the Primary Standard Industrial Classification Code #6798 in 1-A: Item 1. Issuer Information), hereby provides the pertinent information required by Part I of Form S-11 (17 9 CFR 239.18) and are following the requirements for a smaller reporting company as it meets the definition of that term in Rule 405 (17 CFR 230.405), as it sets out to organize Gilmore Homes  Gilmore Loans, LLC via selling securities in the company, as a Holding Company.

     An offering statement pursuant to Regulation A relating to these securities have been filed with the Securities and Exchange Commission. Information contained herein this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualifications under the laws of any such state. The company may elect to satisfy its obligation to deliver a Final Offering Circular by sending the SEC a notice within two-to-five business days after the completion of our sale that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

     Gilmore Homes  Gilmore Loans LLC (the company) as a proptech, fintech and consumertech firm, holding company, emerging small business and a Georgia domestic, limited liability company based in Atlanta, are offering 1,000,000 Class A Interests (Preferred Interests or Interests or Class Interests): at $50 per Interest through our Manager Company (the Offering). Purchasers shall become Class A Members in the Company. Funds will be transferred to the Company from our third party provider VIA (our transfer agent and escrow agent)(Securities Transfer Corporation), once final agreement is signed, and once the Company raises a minimum of $15,000 (future cash), in equity via (30 investors at $500 per) (Minimum Offering) (Minimum Purchase at $500) (per 10 shares at $50 each), to our designated business and savings accounts in the Company name for the purposes of operations, capital, and security purchases in our company, which our firm will design, develop and build via Phase I, new, single family homes, multifamily apartments (affordable, market rate, student, co sharing, co living and workforce), acquiring land, building low rises, midrises and high rises, skyscrapers and buildings, retail stores and restaurants, retail shopping centers, department stores, mixed use developments, hotels, amusements and entertainment such as ice skating rinks, arcades, bowling alleys, movie theaters, etc., and via Phase II, (future developments), our financial loans such as student, personal, business, home (construction), mortgage and car, and insurance real estate related products such as low cost insurances for life, car, home, business and renters, as Gilmore Homes Gilmore Loans, LLC is a holding company and will not sell its assets; the development of a television station, radio station(s), magazine(s), social media network(s), nationally televised or social media televised, Awards Show (Atlanta based), and the future launch of a higher education institution such as Atlanta Academic and Technological University (Atlanta A&T University), once approved, qualified and accredited by SACS, which will take up future Office Space at planned Gilmore Tower, pending City of Atlanta Department of Planning approval, licensure and permitting. Note, our educational institution, like our Bank, will not be a direct part of the Offering, but will occupy lease office space in our Tower, which the company will receive rents payable to Gilmore Homes Gilmore Loans, LLC once implemented.

Note: Our Company may never raise enough capital to move forward with its intended business operations nor may borrowing of any loans be guaranteed and approved by lenders to implement such business and construction underpinnings.

     Our first financial services product will be our private label VISA/MasterCard through Gilmore Homes  Gilmore Loans, LLC (Gilmore Loans, the company) (EIN: 81-0783475) as well as our (future full service bank) not under Regulation A: MICASU, GILMORE & WUNG World Bank (EIN: 47-3199761) and working capital. This Offering terminates in 365 days after commencement and qualification of this Offering.

Disclosure: As noted, our Company may never raise enough capital to move forward with its intended business operations. Please also be advised that Members and Investors are buying shares in the Company not the projects and businesses itself. Collectively, the Company plans to implement and develop the aforementioned, pending successful capital raise. However, our firm may never raise capital to implement such. Moreover, as discussed, our company currently has no financing and there is no guarantee that we will ever receive financing. Investors should be aware that our company business plan involves a high risk of debt and ventures, as outlined in this Offering Circular.

Note: (Amended)

     There are no provisions for the return of funds once the minimum of 30 Interests (Investors) at $500 are sold. No commissions will be paid for the sale of the Interests offered by the Company, at the time of this offering. Once one (an accredited and nonaccredited investor) invests, the Company will hold all monies until the termination of the offering. Investor funds first will be placed in an escrow account and then transferred once the minimum offering amount has been reached. Update / Note: On August 12, 2019, Gilmore Homes Gilmore Loans, LLC, and Securities Transfer Corporation (STC) has mutually agreed, after re negotiating financial terms, that STC will be our escrow and transfer agent. Moreover, please also be advised concerning potential equity and if the minimum shares are not sold, our Company will promptly return all investors funds, if the minimum offering amount is not reached by a certain date (within the 12 month period and/or within 6 months, 180 if $15,000 in equity shares are not at least sold and funds raised). By minimum offering amount, Gilmore Homes Gilmore Loans, LLC means selling 30 shares at $50 per, (minimum investment amount of $500, per 10 shares), receiving $15,000 in cash equity from investors, from Securities Transfer Corp., our escrow and transfer agent, the MINIMUM 30 shares sold, out of $50,000,000 the MAXIMUM 1,000,000 shares sold.

The transfer of funds by the escrow agent to our company will also be a part of the sample escrow agreement, now in place and will be executed by the parties: Gilmore Homes and STC. As per industry standards, Gilmore Homes Gilmore Loans will not be able to receive any funds until the minimum amount of $15,000, in equity, 30 shares are sold. In any event, investors funds will be promptly returned if the minimum amount is not reached, as explained herein this Offering Circular.

Class A Interests (Unit)      Price to Investors   Sellers Commission   Proceeds to Company

Per Unit or Interest$50$0$50

Minimum Dollar Amount$15,000$0$15,000

Maximum Dollar Amount$50,000,000$0$50,000,000

Termination Date of this Offering: 12 months, June 19, 2021

Date By Which Minimum Amount Must Be Reached: 6 months, June 19, 2020 to December 31, 2020

      Gilmore Homes  Gilmore Loans, LLC found that no public market exits for our Interests. As such, the company, as an emerging growth proptech, fintech and consumertech company, will be managed by Michael L Gilmore Development Co (CIK: 0001350455) former Reg 506D, DBA via its parent Gilmore Homes Gilmore Loans LLC, which is managed by Michael Gilmore (the Manager and Founder). The company has a set minimum investment requirement of $500. Subscribers will be able to purchase shares, once qualified by the SEC, for $500 (10 shares at $50 each) (our Minimum Investment required). Via our hired Transfer and Escrow Agent (Securities Transfer Corporation, STC), Gilmore Homes Gilmore Loans, LLC will not receive any funds until the minimum amount of shares are sold such as 30 interests, yielding $15,000, the minimum amount that must be raised. As noted, Investors funds will be placed in an escrow account and then transferred to our company once the minimum offering amount has been reached. If the minimum offering amount is not reached, our Company will promptly return all investors funds.

      Gilmore Homes  Gilmore Loans, LLC intends to enlist the services from a third party provider STC to provide escrow and transfer agent services which the parties have now agreed. Subscribers may begin to purchase shares in the Company for a minimum of $500. The Company will maintain its own business savings and checking accounts, which the third party STC will transfer funds once a stock subscription is completed. Once a

Member purchase a minimum interest (or 10 shares) in the company with a required minimum of at least $500 by our third party provider STC, who is now our escrow agent and transfer agent of record, our company will request that funds be transferred, after purchase and after the minimum amount is raised, to begin operations, working capital and implementation of our design and develop residential and commercial projects including businesses.

Note: Please be advised that our Company may never raise enough capital to move forward with its intended business operations nor the guarantee of borrowing to implement such.

      Once a Subscriber purchase the shares, the funds shall remain with the Company for its 12 month period and/or until the termination of the Offering, from the first date of purchase interests. If the minimum amount is not reached, as echoed, of at least 30 shares sold yielding $15,000 in equity, Gilmore Homes Gilmore Loans will promptly return all investor funds by a certain date. As noted, Investor funds will FIRST be placed in an escrow account and then transferred to the Company once the minimum amount has been reached.

      Purchasers of our Interests qualified hereunder may be unable to sell their securities because there may not be a public market for our securities. Any purchaser of our securities shall be in a financial position to bear the risks of losing their entire investment, for real estate and real estate related projects and businesses involve a high degree of risk, which returns, realized profits, intended business operations, and borrowing of loan funds may not materialize and investors may not get their invested money back or be entitled. However, as noted, if the minimum amount is not reached, investors funds will be promptly returned.

      The transfer of Interests is limited. A Member may assign, his, her or its Interests only if certain conditions set forth in the Operating Agreement are satisfied. Please see those conditions on page 69 under Withdrawal and Redemption Policy and briefly on page 98 herein this Offering.

      Gilmore Homes  Gilmore Loans LLC has been formed to design, develop and build various real estate assets such as single family, multifamily, condominiums, commercial properties, low rises, mid rises and high rises such as GILMORE TOWER, our branded shopping centers, hotels, retail stores and restaurants, and financial services such as our private label VISA and MasterCard, for Phase I. Note: A future bank will not be built or qualified under our Regulation A Offering. Phase II will come much later through Gilmore Loans such as private student, personal, business, car and home loans juxtaposed low-cost insurances such as renters, life, car, home, and business, as a fintech (future development). Also, our television station, radio station, magazines and social media networks will commence in the future, if enough capital is raised. However, we may never raise any capital, and members and investors should be aware of the risks involved. Our business is an emerging growth company. As such, our company will follow its business plan, objectives, and investments philosophies at all times, as a Georgia domestic limited liability company (LLC) and holding company with no plans to sell any of our assets.

      Gilmore Homes  Gilmore Loans LLC, as a proptech and fintech firm, incorporating real estate, technology and financial services is considered an emerging growth company under Section 101 (a) of the Jumpstart Our Business Startups Act as it is an issuer that had total annual gross revenues of less than $1 billion during its most recently completed year.

Some of Gilmore Homes  Gilmore Loans, LLC (the Company) Risk Factors include:

     * Our company is an emerging growth company with a limited operating history founded in 2015 in Hattiesburg, Mississippi and established as a domestic limited liability company in the State of Georgia (in the City of Atlanta) in 2018.

     * Subscribers will have limited control in our company with limited voting rights. The Managing Member will manage the day to day operations of the Company.

     * Our company may require additional financing such as bank loans, venture capital, angel, crowdfunding, hard money, investors, investment banks, residential and commercial mortgages, tax credits and incentives, federal, state, and local funding such as FHA, HUD, Fannie Mae,

        Freddie Mac, and other lending underpinnings. However, there is no guarantee our company will be approved for borrowing, construction to permanent loans nor do we currently have any such financing in place. Moreover, we may not ever raise enough capital to implement our intended business operations nor construction projects.

     * Our company has not conducted any revenue-generating activities, and as such, has not generated any revenues since inception.

     * Our offering price is arbitrary and does not reflect the book value of our Class A Interests.

     * Our Investments as a proptech and fintech company in real estate and real estate related assets are speculative and will be highly dependent on the performance of the real estate market, as a holding company and the aftermath of the health epidemic Coronavirus.

     * At the time of this application (and Re Amendments), Gilmore Homes Gilmore Loans LLC has limited operations, as a startup. Our Company currently has limited operations, no assets, no debts, except the ($1,650), no liabilities and have yet to be capitalized, as lamented.

     * Our company Gilmore Homes  Gilmore Loans LLC does not currently own any assets. However, cash advances from credit cards, new lines of credit, and personal income contributed by the founder (see Capital Contributions in Offering) will allow the company to continue its growth startup and commence capital, stock/interests, and resources. Additionally, its organizer the Hattiesburg University Foundation may provide up to $10,000 in equity for working capital, and initial educational and affordable housing operations.

See the section entitled Risk Factors beginning on page 12 for a more comprehensive discussion of risks to consider before purchasing Gilmore Homes  Gilmore Loans LLC, Class A Interests.

INVESTMENT IN SMALL BUSINESS INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENTS. SEE THE SECTION ENTITLED RISK FACTORS.

IN MAKING AN INVESTMENT DECISION, INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE ISSUER AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED OR APPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS DOCUMENT; ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR SELLING LITERATURE. THESE SECURITIES ARE OFFERED UNDER AN EXEMPTION FROM REGISTRATION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THESE SECURITIES ARE EXEMPT FROM REGISTRATION.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, GILMORE HOMES  GILMORE LOANS, LLC ENCOURAGE YOU TO REVIEW RULE 251 (D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV

TABLE OF CONTENTS

Cover Page           1

Table of Contents      8

Prospectus Offering Statement    9

JumpStart Our Business Startups Act and Exemptions Thereunto  15

Risk Factors  16

Determinations of Offering Price  34

Plan of Distribution 34

Use of Proceeds 36

Use of Proceeds Summation 40

Synopsis Financial Data and Explanation Notes 42

Management Discussion and Analysis of Financial Condition 44

Investment Policies of Company 66

Business Description 69

Tax Treatment of Company and Its Growth Subsidiaries 79

Company Subsidiaries and Emerging Growth Businesses (Portfolio Companies) 80

Summary of Operating Agreement 90

Legal Proceedings             100

Offering Price Factors           100

Security Ownership of Certain Beneficial Owners and Management           100

Director, Executive Officers, Promoters and Control Persons           104

Certain Relationships and Related Party Transactions           109

Selection, Management and Control of Company Investments           111

Limitations of Liability             111

Interests of Name Experts and Counsel           111

Audited Financial Statements         F115

Signature(s)           126

PART III EXHIBITS

Articles of Organization  Exhibit A

IRS EIN Formation of Organization  Exhibit B

Operating Company Agreement  Exhibit C

Subscription Agreement  Exhibit D

Sample Escrow Agreement  Exhibit E

Legal Opinion and Consent  Exhibit F

Testing the Waters Materials  Exhibit G

Cap Table  Exhibit H

Consent of Auditor  Exhibit I

PROSPECTUS OFFERING SUMMARY

Termination Date of Offering: 12 months, June 19, 2021

Date By Which Minimum Amount Must Be Reached: 6 months, June 19, 2020 to November 30, 2020

Final URL www.michaelgilmorecompany.com

NOTE: (Amended, Disclosure) Please be advised that in reading this prospectus, our company may never raise enough capital to move forward with its intended business operations. Moreover, regarding our debt, our company may never receive financing nor is any financing in place, in order to borrow, implement construction to permanent loans or working capital.

       This summary contains basic information about Gilmore Homes  Gilmore Loans LLC, its management, and the Offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire Prospectus carefully, including the risk factors and our financial related explanation notes in lieu of included in this prospectus. Except as otherwise required by the context, references in this prospectus to we, our, us, the Company, Gilmore Homes  Gilmore Loans LLC, and GH GL, LLC refer to Gilmore Homes  Gilmore Loans, LLC.

      Our company GH-GL, LLC was founded on December 10, 2015 in Hattiesburg, Mississippi. The company moved its operations to Atlanta on July 15, 2016, and established itself as a domestic, limited liability company on July 23, 2018 in the City of Atlanta, State of Georgia.

However, although we have commenced operations as a LLC on 7/23/2018, we have not raise funds, have not advertise, solicit or sold any securities or any such things appertaining thereunto, nor earned any income or have any assets since December 2015 up to August 2019.

NOTE: This Prospectus Offering Statement was Amended on July 7, 2019 after SEC Comments Letter dated June 27, 2019 and Re Amended on August 6, 2019, August 12, 2019, September 7, 2019, October 9, 2019, October 31, 2019, November 19, 2019 December 5, 2019, December 19, 2019, January 30, 2020 May 4, 2020, May 7, 2020, May 12, 2020, June 1, 2020, and June 19, 2020 via live submission on EDGAR.

      Our company Gilmore Homes  Gilmore Loans, LLC is not a blank check company and do not consider ourselves to be a blank check company as we:

(1).  Have a specific business plan. We have provided a detail plan for the next twelve (12) months throughout our Prospectus.

(2). Have no intention of entering into a reverse merger with any entity in an unrelated industry in the future.

      Since our inception in 2015 up to present June 2020, our company Gilmore Homes Gilmore Loans, LLC has not generated any revenues and have incurred a net loss of $0. We anticipate the commencement of generating revenues in the next twelve months. The capital raised in this offering has been budgeted to cover the costs associated with beginning to operate our company, marketing expense, possible land acquisitions, and design/development/build related costs.

      We intend on using the majority of the proceeds from this Offering for designing, developing and building small, single family rental homes, multifamily apartments, acquiring land, concept retail stores and restaurants, and using a very large portion of funds as leverage and down-payment towards Gilmore Tower, a planned $200,000,000 (if $20,000,000 is raised, then to borrow the rest as debt), for a 50 story, mixed use development in downtown Atlanta, Georgia in an Opportunity Zone that will consist of 270 apartments and condominiums, a 150 store plus shopping center, open to public for leasing, plus, our new, concept 85 stores, restaurants, and businesses, totaling over 185 retailers and restaurants, a 100 room, all-suite boutique hotel with Rolls Royce services, an indoor ice skating rink, movie theater, small performing arts center, and grocery store and pharmacy. All 185 businesses, retailers, restaurants, and other national brand tenants will be apart and housed in Gilmore Tower, a future project once funding is raised. However, when the first $15,000 is raised minus operations and management costs, the company will begin immediately acquiring land and build from 1-to-4, 5-to-50 multifamily apartments (affordable, market rate, co living, shared, student and workforce housing), retail stores such as Can You Spare A Dollar? Chain of $1.00 Stores, Gilmore Apartment Homes, Gilmore Plaza, etc., under the umbrella of Gilmore Homes  Gilmore Loans, LLC.

      However, closing, and other related design and development costs such as title insurance, professional, fees and taxes will likely require cash. Our company do not have the ability to quantify any of the expenses as they will all depend on size of deal, price, construction, development costs, location and place versus procuring new financing, due diligence performed (such as appraisal, environmental, property condition reports (land), legal and accounting, etc. There is no way to predict or otherwise detail expenses. Our firm will not buy properties nor invest in properties or companies. We will only design and build from the ground up, new construction only. This includes all of our products, goods and services, including single family homes, apartments, condominiums, shopping centers, retail stores and restaurants, and launch our private label Visa and MasterCard, as part of our real-estate related assets and services by our company.

Gilmore Homes  Gilmore Loans, LLC (the Company) will engage in the following activities:

(1)Acquire land, old and abandon residential and commercial buildings, tear down and design, develop and build single family homes, multifamily apartments, condominiums, and new retail and restaurants concepts, shopping centers, hotels, a television station, radio stations, magazines, chain of $1.00 stores, and commercial properties that have the potential to be or cash flow positive, meaning properties that have a positive monthly income after all expenses (mortgages, loans, operating expenses, taxes) and maintenance reserves are paid. In order to determine if our developments are cash flow positive, our Manager will conduct proforma, sources and uses, pre-development and development costs, etc., in reviewing the total gross rent, income and/or receipts from our development properties and subtract any and all expenses including utilities, taxes, maintenance, and other reserve expenses. If this number is a positive number, the Company will deem the property cash flow positive. Depending on how positive the cash flow will be juxtaposed the Proforma, it will determine whether the management will build such properties or not, on behalf of the Company: there must be a comfortable cashflow potential which our Manager Gilmore must be comfortable with, in order to build and develop.

Note: Our Company may never raise enough capital to move forward with the aforementioned and its intended business operations nor borrowing be guaranteed and approved.

(2)As a proptech, fintech and consumertech company incorporating real estate, technology and financial services, Gilmore Homes  Gilmore Loans

LLC will allow outside investments into the company and/or project(s) if our Manager sees fit within the confines of the market, marketplace and economy so long as those direct investments or venture capital injections are real estate, technology and financial services related and within the investment objectives of the Company. However, in the first 12 months of the Company as a Regulation A, Gilmore Homes  Gilmore Loans LLC will be a direct issuer and/or may register on an approved crowdfunding site portal to raise funds, such as StartEngine, for example, if our company is approved to raise on the site. There is no approval or agreement in place. This is just an example since our company will be undercapitalized in the beginning, seeking accredited and nonaccredited investors.

The Company will only use the proceeds in this Offering to design, develop and build single family, multifamily, condominiums, and commercial properties such as Gilmore Tower and other mixed use underpinnings etc., as noted throughout this Prospectus.

Note: (Amended)   (Disclosure): Please be advised that our Company may never raise enough capital to move forward with its intended business operations as described below. Moreover, our Company may never be approved for borrowing, for it is not guaranteed nor is it currently in place.

        Besides equity, in all cases, Gilmore Homes  Gilmore Loans, LLC will inquire debt on our properties. This is because we will not acquire or invest in any other residential, commercial, buildings, individuals, or companies. We will only design and build our own residential, commercial, and business startups underpinnings. In doing so, the company will ensure that such development fits with the Investment Development Policies and Business Plan of the Company. We also intend to leverage our capital (money raised) to commence such developments up to 20% and borrow 80% of the costs via debt or loan. This depends on capital raised. For example, once we raise, lets say $200,000 to $400,000 (10% to 20%), we will commence a loan to finance a $2,000,000 project such as small apartment buildings, retail and restaurants in a neighborhood new shopping center, small condominiums, or affordable, shared, co living and workforce housing in a $2,000,000 development. With the maximum amount of $50,000,000 which we can raise, (but not guaranteed), we do plan on making an impact and creating jobs plus retaining a high yield back to our shareholders, subscribers, investors and/or members in our Regulation A, Tier 2 Offering. As noted, Investors should read all the RISKS involved in this Offering and be advised that there is no guarantee of returns and investors may lose their investment.

ORDER OF PRIORITY OF SUCH PURPOSES

      Gilmore Homes Gilmore Loans, LLC, as an emerging growth proptech and fintech company encompassing real estate, technology and financial services licensed as a Georgia domestic limited liability company (LLC) have set forth ambitious projects within the Company which we will implement (pending on capital raised, which we may never be in a position to raise enough). As such, our business benchmark plan is the design, development, construction and operations of real estate and real estate underpinnings, foremost. Therefore, the below outlines 17 CFR 229.504 (Item 504) Use of Proceeds encompassing 1 to Item 504 of Regulation S K pursuant to Item 501 of Regulation S K (229.501).

Disclosure: Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

Termination Date of Offering: 12 months, June 19, 2021

Date By Which Minimum Amount Must Be Reached: 6 months, June 19, 2020 to December 31, 2020

      Gilmore Homes - Gilmore Loans, LLC through this Offering hopes to raise from $15,000 (minimum) to $50,000,000 (maximum) per FY.

The plans set forth in this Offering may never raise the maximum in order to fully execute our business plan. When this is the case, our Company will implement smaller development and construction versions of the project that can still be built, but on a smaller scale, due to the fact that our plans may be substantially less than the maximum proceeds are obtained. If our Company Offering raises at least $15,000 to $1,000,000 out of the maximum of $50,000,000 we will seek, we shall consider that a success going from zero assets to $15,000 to $1,000,000 in assets. The cash and equity raise will determine the order of priority of our real estate projects and businesses implementation. For starters, our Company hopes to implement the rental of single family homes whether 1 home to 1,000 homes, followed by the launch of our chain of $1.00 stores in Atlanta with plans to scale around the United States, then Gilmore Tower, etc.

      In case of not reaching the necessary capital to implement such, our Company will then build single entities of such (based on capital) as an example, one physical $1.00 store instead of a chain of dollars stores, one single family home instead of massive single family homes, a 4 unit apartment building instead of massive apartment buildings, all due to, if Offering is substantially less than the maximum proceeds are obtained. Investors should realize that our Company obtaining $50,000,000 in cash via selling equity stakes in our business may never come to fruition. The success of our projects, businesses and the implementation of our business plan depends largely on a successful capital raise. As such, many of our projects may be small in nature instead of massive buildings, all due to capital. Investors should be aware of the risks, and these explanations set forth, explains our plans, if our capital raise is substantially less than the maximum proceeds are obtained.

Gilmore Homes Gilmore Loans, LLC ORDER OF PRIORITY of Such Purposes are as follows:

(1) Our first priority will be the design, development, and construction of single family homes: GILMORE HOMES. The company will start off building single family homes as rentals. The objective is to acquire and purchase single family lots or commercial lots in order to commence housing. After due diligence, acquiring the rights and ownership to the land, our company will hire an architect to design our branded (Gilmore) homes.

The aesthetic for the homes is to feature small 3 bedrooms, 2 bathrooms, living room, dining room and kitchen combo, possibly one story or two stories, detached dwellings, all electric with no garages, only a driveway for 2 cars or what the City of Atlanta allows. Plans call for scaling the homes, in Atlanta and around the United States, building rentals and for sale housing. The homes will aim from 700 to 1,000 square feet, with rent not to exceed $1,000 per month. Our for sale homes will be in the $99,900 range with the goal of 3.5% down and 3.0% interests, over a 15 year mortgage term. Rent will average $795 per month for a brand new Gilmore Home, once our Offering is financial capitalized, which may never happen.

PLANNED CAPITAL RAISE: Our goal is to raise at least $15,000 (amended) to $1,000,000 or more to start purchasing lands and building 1 to 10 homes. Note: As stated throughout the offering, our Company may never raise enough capital to move forward with its intended business operations. The more capital we can raise, the more homes we can build. Moreover, our company currently has no financing in place and there is no guarantee that we will receive financing.

(2) Can You Spare a Dollar? Chain of $1.00 stores will be our second real estate underpinning. Our dollar stores will compete against Dollar Tree primarily because of our $1.00 only merchandise. Other players in the landscape are Dollar General and Family Dollar. What will make Can You Spare A Dollar? $1.00 Stores unique is that we will be stand-alone stores. Our competitor Dollar Tree stores are mostly in shopping centers.

Moreover, we will feature SPARE DOLLAR $1.00 Café, selling various hot foods, and feature fresh fruits and vegetables. As a stand alone retailer, we expect to scale from the Atlanta area market to markets all over the United States.

PLANNED CAPITAL RAISE: Our goal is to raise at least $295,000 to $2,000,000 or more to start purchasing commercial lands and building the stand alone dollar stores. Note: As stated, our Company many never raise enough capital to move forward with its intended business operations. The more capital we can raise, the more stores we can build. Moreover, our company currently has no financing in place and there is no guarantee that we will receive financing.

(3) GILMORE TOWER will not only be our most ambitious plan and offering, but our next investment development scope. As planned, Gilmore Tower will be a 50-story (plus or minus), $200,000,000 (projected total costs), upscale high-rise mixed use development that will feature over 185 stores and restaurants (plus or minus pending on third-party landlord retail brokerage, who will be responsible for preleasing retail and restaurant tenants in the shopping center and LOI). Note, 85 of the stores and restaurants will be owned by Gilmore Homes  Gilmore Loans, LLC (please see within this Offering: Subsidiaries, which showcases / list the stores, etc.).

In addition to the shopping center, the proposed development will include 270 multifamily apartments and condominiums, the 185 stores and restaurants (or minus) (as stated), a 100 room, all suite hotel with Rolls Royce services, office spaces, movie theater, indoor ice skating rink in the shopping center, grocery and pharmacy, and a 1,000 performing arts center venue, all adjacent.

PLANNED CAPITAL RAISE: Our Company goal is to raise from $20,000,000 (10 percent) to $40,000,000 (20 percent) in order to leverage a $200,000,000 construction to permanent loan for land, soft and hard costs, construction, and opening operations. Our Offering allows us to raise up to $50,000,000 per year as a Regulation A, Tier 2. As noted, our Company may never raise enough capital to move forward with its intended business operations. The reason for this major development is to put all our companies, retail stores and restaurants, apartments, condominiums, hotel, shopping center and other ventures we will undertake under one roof. Our Business Plan calls for scaling Gilmore Tower in Atlanta and around the United States. Please also note that if our plans are substantially less than the maximum proceeds are obtained, we will build Gilmore Tower on a smaller scale, again pending capital raise. For example, if we raise $10,000,000, we might be able to build a $100,000,000 tower downsizing the development. So, instead of a 100 room hotel, we might build a 50 room hotel, and instead of 270 apartments and condominiums, we might build 70 apartments and condominiums. Additionally, there are many financial sources that exist in order to bring this project to fruition, which includes equity, selling company shares and securities, angel investing, venture investing, private equity, venture capital, revenue bonds, etc.  When our Company raises at least $1,000,000, we will seek out a third party capital market expert who can help us issue revenue bonds. The $1,000,000 and more will then go to underwriting a $200,000,000 Revenue Bond via capital markets, so that Gilmore Tower can be built. Gilmore Homes Gilmore Loans, LLC as a company will not wait until we raise $20,000,000 (which may never happen). Our Company will start the process immediately to begin setting in motion the costs necessary to implement Gilmore Tower.

Note: When we raise at least $1,000,000, this plan (number 3) might supersedes plan numbers 1 and 2 as outlined above and in this Order of Priority. The goal is to start the fundraising process for Gilmore Tower immediately.

Further Note:  Please be advised that our Company may never raise enough capital to move forward with its intended business operations. Moreover, our Company currently has no financing in place and there is no guarantee that we will ever receive financing.

(4) Gilmore Multifamily Apartments and Condominiums are the next priority of such purposes appertaining to our order of development. The goal is to raise from $15,000 to $5,000,000 to implement such. Even if we raise at least $15,000 in equity, our Company might be able to borrow from $150,000 to $1,000,000 pending on banking or lending sources criteria. Therewith, our Company will start designing, developing, and building small units of 1 to 4 or 4 to 8, etc., pending successful capital raise, but no guarantee.

(5) Hotels, Shopping Centers, New Concept Stores and Restaurants will be the next priority of such purposes appertaining to our next order of development. The goal is to raise, again, from $15,000 to $50,000,000. Note: Our Company may never raise enough capital to move forward with its intended business purposes. Pending on amount raise, however, our Company will start purchasing and acquiring land to start building on a small scale, some of our portfolio and umbrella companies. If Gilmore Tower is successful, all our beginning developments in Atlanta will be under one roof such as dollar store, apartments and condominiums, hotels, new retail and restaurants concepts, office spaces, media, financial and technology products, etc. Investors should be advised that in any cases of the order of priority, risks are involved as it relates to real estate and real estate related underpinnings.

    As of May 24, 2019, and Amended July 7, 2019, and Re Amended August 6, 2019, August 12, 2019, September 7, 2019, October 7, 2019,

    October 31, 2019, November 19, 2019, December 5, 2019, December 19, 2019, January 30, 2020, May 4, 2020, May 7, 2020, May 12, 2020,

    June 1, 2020, and June 19, 2020, our company reflects a ($1650) deficit as it relates to our assets, debts, liabilities, income, revenues, limited operating history and yet to be fully capitalized, as an emerging growth proptech, fintech and consumer tech, Georgia domestic limited liability company. $1,650 is not the total health of our startup company. Gilmore Homes Gilmore Loans, LLC as a company had $10,405 in verified cash assets as of 2019 and 2018 which was reflected in the previous balance sheet, but could not be counted after final audit due to separate business account.

Please see our DESCRIPTION OF BUSINESS on page 69. Our Company believes we will need at least $5,000 to provide working capital and $10,000 for ongoing professional fees for the next 6 to 12 months, (apart of funds taking from the capital raise).

      As of the date of this Offering, the principal Manager (Michael Gilmore) will be devoting 40 hours, full time to the company going forward.

This depends on raised capital and a sufficient amount of capital. Michael Gilmore as the Manager will oversee day to day operations. Additionally, the Company may hire additional personnel (in the future) once enough funding is raised and capitalized to do so. If Gilmore Homes  Gilmore Loans, LLC is sufficiently financed, those hired (in the future) must be able to commit at least part time of 25 hours or full time of 40 hrs. Realistic management pay and personnel are a key part of the Company. If the Company sells all the securities offered, the majority of the proceeds of the offering will be spent for ongoing operational and development costs. Investors should realize that following this Offering, we will be required to raise additional capital to cover the costs associated with our plans of operations.

Some of Gilmore Homes Gilmore Loans, LLC Risk Factors include:

      * Gilmore Homes  Gilmore Loans, LLC is an emerging growth and holding company with a limited operating history.

      * Subscribers will have limited control in our company with limited voting rights. The Managing Member will manage the day to day operations of the Company.

      * Our company will require additional financing, such as bank loans, and other residential and commercial borrowing outside of this offering in order for our operations to be successful. No current financing is in place nor is financing guaranteed.

      * Gilmore Homes  Gilmore Loans, LLC, has not conducted any revenue, generating activities and as such have not generated any revenues since inception.

      * As noted, Gilmore Homes Gilmore Loans LLC may never raise enough capital to move forward with its intended business operations.

      * Gilmore Homes Gilmore Loans, LLC offering price is arbitrary and does not reflect the book value of our Class A Interests.

      * Investments in real estate and real estate related assets including technology and financial services such as our proptech, fintech and consumertech are speculative and our firm will be highly dependent on the performance of the real estate market and the healthy well being of consumers, companies, the USA economy, and investors appetite following the Coronavirus health epidemic.

      * The Company (Gilmore Homes  Gilmore Loans, LLC) does not have any liabilities nor currently own any assets.

      * Gilmore Homes Gilmore Loans, LLC hired, PCAOB independent auditors BF Borgers CPA PC who have expressed substantial doubt about our ability to continue as a going concern in the independent auditors report to the financial statements included in the Offering.

      * Although limited resources, income and assets, Gilmore Homes  Gilmore Loans, LLC will substantially grow as an emerging growth company using leverage and capital to design, develop, and build our products, goods and services as outlined in this Offering, despite our financial standing and the conclusions thereof. Our growth is dependent on our Regulation A offering for both accredited and nonaccredited investors

         (limited) and the capital raised appertaining thereunto.

EXEMPTIONS UNDER JUMPSTART OUR BUSINESS STARTUP ACT

       Gilmore Homes  Gilmore Loans, LLC is an emerging growth company. An emerging growth company is one that had total annual gross revenues of less than $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) during its most recently completed fiscal year. Our company would lose its emerging growth status if we were to exceed $1,000,000,000 in gross revenues. As a proptech and fintech emerging growth company, we are not sure if this will ever take place, as a minority owned company, regulation and crowdfund.

      Because we are an emerging growth company, we have the exemption from Section 404 (b) of Sarbanes Oxley Act of 2002 and Section 14A(a) and (b) of the Securities Exchange Act of 1934, under Section 404(b). Gilmore Homes  Gilmore Loans, LLC (our Company) is now exempt from the internal control assessment required by subsection (a) that requires each independent auditor that prepares or issues the audit report for the issuer shall attest to, and report on, the assessment made by the management of the issuer (forthcoming). We are also not required to receive a separate resolution regarding either executive compensation or for any golden parachutes for our executives as long as we continue to operate as an emerging growth company.

      Gilmore Homes  Gilmore Loans, LLC (the Company) hereby elect to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1).

We will lose our status as an emerging growth company in the following circumstances:

       * The end of the fiscal year in which our annual revenues exceed $1 billion.

       * The end of the fiscal year in which the fifth anniversary of our IPO occurred.

       * The date on which we have, during the previous three year period, issued more than $1 billion to nonconvertible debt.

       * The date on which we qualify as a large accelerated filer.

RISK FACTORS

Note: (Amended)   Please be advised that our Company may never raise enough capital to move forward with its intended business operations. Moreover, financing is currently not in place and there is no guarantee that our Company may ever receive financing.

Investors in Gilmore Homes  Gilmore Loans LLC, as a proptech, fintech and consumertech (the Company), should be particularly aware of the inherent risks associated with our business. As of the date of this filing and its amendments, our management is aware of the following material risks.

General Risks Related to Our Business

I. Gilmore Homes Gilmore Loans, LLC is an emerging growth company founded in 2015 and have recently commenced operations in 2018 as a

   LLC, which makes an evaluation of us extremely difficult. At this stage of our business operations, even with our good faith efforts, we may never become profitable or generate any significant amount of revenues. Thus, potential investors have a high probability of losing their investment. Our company will strive and work hard to ensure that investors investments in our Company will only conduct business in developments that we deem profitable such as single family homes, apartments, condominiums, mixed use development, shopping centers, hotels, etc., but no guarantee,

   which also involves a high degree of risk in our holding company as a real estate entity and business.

             Gilmore Homes Gilmore Loans, LLC was organized in July 2015 and have not yet started day to day operations full time. As a result of our startup operations, we have (i) generated no revenues, (ii) will accumulate deficits due to organizational and startup activities, business plan development, and professional fees since we organized. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, availability of land which to build our properties, the level of our competition and our ability to attract and maintain key management and employees plus additional capital. In addition, the Coronavirus health crisis will damper these efforts.

II. Gilmore Homes Gilmore Loans, LLC is significantly dependent on Michael Gilmore as the founder, CEO, and manager. The loss or unavailability of his services would have an adverse effect on the direction of the business, operations, and prospects in that we may not be able to obtain new management under the same financial arrangements, the intended benchmarks of developments and portfolio companies,

     which could result in a loss of your investment.

            Our business plan is significantly dependent upon the abilities and continued participation of Michael Gilmore. It would be exceedingly difficult to replace Mr. Gilmore at such an early stage of development of the company. The loss by or unavailability of his services would have an adverse effect on our business, its direction, operations, and prospects, in that our inability to replace Michael Gilmore could result in the loss of ones investment. There can be no assurance that we would be able to locate or employ personnel to replace Mr. Gilmore should his services be discontinued. In the event that we are unable to locate or employ personnel to replace Mr. Gilmore, we would be required to cease pursuing our business opportunity, which could result in a loss of your investment. The company has researched and identified over 85 business startups and developments it will undertake, develop, build and own, all falling under the umbrella of Gilmore Homes Gilmore Loans, LLC and relating exclusively to real estate and real estate related assets including technology, financial services and consumer products, goods and services.

III.  Explanation Note about Gilmore Homes Gilmore Loans, LLC ability to continue as a going concern by the independent auditors.

           Gilmore Homes  Gilmore Loans, LLC (the Company) ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. Currently, GH GL, LLC has a deficit of ($1,650) appertaining to our operations, assets, debts and yet to be fully capitalized, as a startup. However, the company has recorded, from a third party affiliate, held cash of $10,405 for 2019 and 2018 (see Capital Contributions). Having said, our Company may never raise enough money to fund its intended business operations. Additionally, our Company currently has no financing in place and there is no guarantee that our firm will ever receive financing. Our revenues and costs are dependent upon equity raise, selling securities / stock in the company.

IV.  As Investors, you may not have the opportunity to evaluate Gilmore Homes Gilmore Loans, LLC development investments before we commence, design, and build them, which makes your investment more speculative.

               Investors will be unable to evaluate the economic merit of our investments and/or note investments before we commence them and will be entirely relying on the ability of Gilmore Homes  Gilmore Loans, LLC management to select our investments, which involve what projects will be built first. Furthermore, our Manager will have broad discretion in implementing policies regarding credit, creditworthiness, development, leverage, construction, design/build, land, etc., and you will not have the opportunity to evaluate potential tenants, managers, retailers, restaurants, etc., or borrowers for our loan products, VISA and MasterCard, etc. These factors increase the risk that your investment may not generate returns comparable to our competitors.

V.  Gilmore Homes Gilmore Loans, LLC management will have control over the Company and will therefore make all decisions of which

     Stockholders will have no control.

           Michael L Gilmore Development Co., now Gilmore Homes  Gilmore Loans, LLC, our Manager, shall make certain decisions without input by the Stockholders. Such decision may pertain to employment decisions, including our Manager compensation arrangements, the appointment of other officers and managers, and whether to enter into material transactions with related parties such as direct investments from venture, crowdfunding, hedge funds, equity firms, institutional investors, etc.

VI.  An investment in Gilmore Homes Gilmore Loans, LLC securities is highly illiquid. As investors, you may never be able to sell or otherwise dispose of your stock equity.

           Since there is limited public trading market for our stock and securities, you may never be able to liquidate your investment or otherwise dispose of your equity. Gilmore Homes Gilmore Loans, LLC currently has a redemption program, but there is no guarantee that the Company will ever redeem or Buy Back your securities. Furthermore, no investor is allowed to redeem their Securities until twelve (12) months after the Stock is purchased. The Company will only redeem up to 4.99% of the value of the assets as calculated on December 31 of prior and future years. Our real estate fund will have up to 12 months to raise $50,000,000, which is crucial for our developments, businesses, and your future returns as investors.

Risks Related to the Real Estate Business in General

VII.  The profitability of attempted ground up developments and startups particular in urban areas or Opportunity Zones are uncertain.

             As a company, Gilmore Homes  Gilmore Loans, LLC intends to acquire land and develop properties selectively. Developing properties entail risks that investments might fail to perform in accordance with expectations. In undertaking these developments, we will incur certain risks, including the expenditure of funds on, and the devotion of management time to, transactions that may not come to fruition. Additional risks inherent in development include risks that the properties will not achieve anticipated revenues or occupancy levels and that estimates of the costs of construction to bring raw land and the development thereof up to Class A and B properties standards established for market position intended for the property development may prove inaccurate. Expenses may also be greater than anticipated.

VIII.  Real estate investments are illiquid.

               Because real estate investments are relatively illiquid, our ability to vary our developments portfolio in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performances of our development investments could have an adverse effect on our financial condition and results of operations. This also includes the current health crisis of the Coronavirus which affects consumers, the economy, companies, corporations, and investors.

IX.   Rising expenses could reduce cash flow and funds available for future developments.

            Our developments and the land required thereunto will be subjected to increases in tax rates, utility costs, construction, operating expenses, architectural design, insurance costs, security and maintenance, administrative and other expenses. If we are unable to find land, build upon land, design and build our residential and commercial properties, etc., and incurring expenses thereof, including tenants who might not be able to pay all or some of the expenses when leased in the new properties, we would be required to pay those costs, which could adversely affect funds unavailable for future developments or cash available for distributions.

X.   If Gilmore Homes Gilmore Loans, LLC design and develop assets at a time when the single family, multifamily, condominiums or commercial real estate market is experiencing substantial influxes of capital investment and competition for land and development construction, the real estate that we design, and build may not appreciate or may decrease in value.

         The multifamily, single family and commercial markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated prices and development costs for such assets. To the extent we design and develop real estate in such an environment, we are subject to risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to develop and acquire such assets decreases, our returns will be lower and the value of our asses may not appreciate or may decrease significantly below the amount we paid for as in land and the construction amount, etc., for such assets.

        A single family, multifamily, or commercial property income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as oversupply of properties or land, developed properties or a reduction in demand for new developed properties, availability of for sale properties such as land, competition for other properties such as land, our ability to provide the funds and development cause for such properties as land to build upon, and once constructed and leased, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), the attractiveness and location of the development property and changes in rental rates and construction costs. Our income will be adversely affected if a significant number of tenants in our residential properties are unable to pay rent or if our new properties cannot be rented on favorable terms. Our performance is linked to economic conditions in the regions where our new properties will be located and in the market for single, multifamily, and commercial spaces generally. Therefore, to the extent that there are adverse economic conditions in those regions and in these markets generally, that impact the applicable market rents and development costs, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

XI.  Gilmore Homes Gilmore Loans, LLC will depend on tenants for some of our revenue and therefore our revenue may depend on the success and economic viability of our future tenants.

         Our company will highly be dependent on income from either tenants in our new single family rental homes, multifamily apartments, rental condominiums, and our developed commercial properties. Our financial results will depend in part on leasing our new properties and projects such as retail centers and residential new properties on economically favorable terms. In the event of a tenant default in one of our new dwellings prior to stabilization, we may experience delays in enforcing our rights as landlords and may incur substantial costs in protecting our investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation although new properties on our investments in such. Accordingly, our ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

XII.  Gilmore Homes Gilmore Loans, LLC will not sell any property that we design and build, lease so that we will emerge and grow. We are a

        Holding Company.

            Our company will not sell any property that we build. Moreover, all revenues generated from such properties such as single family, multifamily and commercial real estate will allow our company to grow and emerge. Therefore, your investment may be at risk and you may not be able to recover any or all of your investments. We Will only develop such properties that we know will attempt to bring in high yields, revenues, profits, and investments. Furthermore, our Company will also acquire mortgages, liens, and interests in real estate in case of land acquisitions and the purchases of notes, etc., to buy old and abandon buildings, which we will tear down and build a new. Please be advised that our Company may never raise enough capital to move forward with its intended business operations, as Amended.

Note: (Amended)

XIII.  This offering is a blind pool offering, and therefore, Members will not have the opportunity to evaluate some of our businesses and development investments before we make them, which makes investments more speculative.

             Gilmore Homes  Gilmore Loans, LLC will seek to invest substantially all of the net offering proceeds from this Offering, after the payment of fees and expenses, in the development of residential and commercial real estate, technology and financial services and/or investments in interests of said assets. However, because, as of the date of this prospectus, we have not identified the assets we will construct and startup due to capital and financing and because our Member(s) will be unable to evaluate the economic merit of future assets before we design and build them, they will have to rely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that our Members investment may not generate returns comparable to our competitors.

        Gilmore Homes Gilmore Loans, LLC and its Management Michael Gilmore set forth the disclosure required by Industry Guide 5 in this Offering Statement, which we will fursuccinctly describes below. Our Company believes that the other provisions of Guide 5 disclosure are not applicable to offerings by non-public trading REITS such as our Company as a proptech and fintech, emerging growth, holding company, and Georgia domestic, limited liability company (LLC), and may contend to confuse potential investors as we outlined that being a blind pool offering, our Members will not have the opportunity to evaluate some of our businesses and development investments before we make them, which makes investments more speculative. Throughout the Offering are detailed risks and explanations that explain our position. Moreover, we hitherto set forth the following as outlined in this Offering Statement, the requisites for Guide 5.

Item 1:  The Cover Page was succinct, brief, and followed the disclosures required and does not require changes.

Item 2:   Our Company believes that, its already disclosures, as to the risks and uncertainties associated with an investment, in the offering, fully comply with federal securities laws, and, therefore, that the Offering statement should not include statements related to suitability standards.

Item 3:   Our Company believes that it has fully described its structure and how it intends to use the proceeds of the offering as outlined throughout the Offering Statement.

Item 4:  Our Company believes that in regards to payments that the General Partner and its affiliates may earn or receive in connection with the offering or operation of the partnership, there are no such arrangements as Michael Gilmore is the only Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer (the only employee) that will launch the company. Even though there are no compensation to a third party general partner as contemplated by Guide 5, the Company's compensation of it sole officer and manager is fully disclosed and our Company has otherwise disclosed the relevant information called for by Item 4 that is applicable to Gilmore Homes Gilmore Loans, LLC.

Item 5:   Our Company believes that its disclosure, regarding conflicts of interests provides relevant information required under Item 5.

Item 6:  Our Company believes that this item, discussing fiduciary obligations of the General Partner is inapplicable. Management has stated throughout the offering what its role and responsibilities.

Item 7:  Our Company believes that its disclosure in the section of the Offering Statement entitled "Risk Factors" provides the relevant information called for by Item 7.

Item 8:   Our Company laments that Item 8 of Guide 5 calls for a narrative summary of the track record or prior performance of programs sponsored by the General Partner and its affiliates (sponsors). Even though this offering is considered a blind pool offering, the Company believes that it does not have any prior performance to disclose. In addition, the instructions to Item 8 state that Sponsors are urged not to include in the prospectus information about prior performance beyond that required by this Guide. Although not defined in Guide 5, in the Releases that accompany the adoption of, and revisions to, Guide 5 (which was originally adopted as Guide 60), the Commission has discussed what it meant by the term program as used in Guide 5. In Release No. 34 18161 (October 7, 1981), for example, the Commission makes clear that a program is a three phase investment fund or a syndication involving (i) an offering or organization phase in which, the sponsor (who also serves as promoter and, later, general partner) organizes and registers the offering; (ii) a second, operational phase of the program [which] commences with the acquisition of properties; and (iii) a third phase in which, depending on the investment objectives of the program, the program is completed as the partnerships are liquidated and wound down. In addition, the track record information called for by Item 8 of Guide 5 and the accompanying Appendices reinforces this view of the Commission relating to what Guide 5 means when it calls for, track record information of programs sponsored by the General Partner and its affiliates, and Release No. 33 6900 (June 17, 1991) reinforces the view that a program involves an offering of partnership interests.

Our Company does not believe that our sole officer and manager has sponsored a (program). As indicated in the Offering Statement, our sole officer and manager has experience managing a 501(c)(3) nonprofit, tax exempt public charity since 2003, and founded over 85 companies, on paper, pre startups (concepts stores and restaurants), all of which are listed under Company Subsidiaries and Emerging Growth Businesses. Furthermore, our Company believes that neither of these amounts to a (program) within the meaning of Guide 5.

Item 9:   Our Company believes that its disclosure in the section of the Offering Statement entitled Management Discussion provides the relevant information called for by Item 9 and is echoed and cross reference throughout the prospectus.

Item 10:  Our Company believes that its disclosure in the section of the Offering Statement entitled Investment Policies and other places in the Offering provides the relevant information called for by Item 10.

Item 11:  Our Company believes that its disclosure in the section of the Offering Statement entitled Investment Policies, other places, and with Respect to Certain Activities (investments in real estate) provides the relevant information called for by Item 11.

Item 12:  Our Company believes that its disclosure in the section of the Offering Statement entitled Tax Treatment and other places throughout provides the relevant information called for by Item 2.

Item 13:  Our Company believes that its disclosure throughout the Offering Statement is either nontechnical in nature or is not susceptible to varying methods of computation and, therefore, that the requirement of Item 13 is not applicable.

Item 14:  Our Company believes that the descriptions of the material provisions of our Offering, Operating Agreement, and key elements throughout the Prospectus and Form 1 A, Part II and III provide the relevant information called for by Item 14.

Item 15: Our Company believes that its disclosure in the Offering Statement provides the relevant information called for by Item 15.

Item 16: Our Company believes that its disclosure in the Offering Statement provides the relevant information called for by Item 16.

Item 17: Our Company has provided information, disclosed the info, and amended the offering to reflect such called for by Item 17.

Item 18: Our Company believes that it has disclosed in depth and provided information relevant to reflect such called for by Item 18.

Item 19: Our Company does not intend to use any (sales material) within the meaning of Item 19. However, our Company will advertise via social media as mentioned in the Offering Statement and thereby will be Amended from the SEC Comment Letter to reflect, not sales materials, but test the water materials as exhibits.

Item 20: Our Company believes that the Offering Statement provides the relevant information required.

IXV. Gilmore Homes Gilmore Loans, LLC businesses and development properties may not be highly diversified.

              Our potential profitability and our ability to diversify our businesses and development projects may be limited, both geographically and by type of properties designed and built. We will be able to build additional residential and commercial real estate, and our startup businesses etc., only as additional funds are raised, and only if owners of real estate accept our Class A Interests in exchange for an interest in the target properties developed, company or title such as land. Thus, our businesses and properties may not be well diversified, and their economic performance could be affected by changes in the local economic conditions.

             Our performance is therefore linked to economic conditions in the states in which we will establish our businesses, design, and build our properties, and in the market for real estate properties and land generally. Therefore, to the extent that there are adverse economic conditions in the states in which our properties will be located and in the market for real estate properties that we will design, build, develop and startup, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

XV. Competition with third parties in designing, building, starting up and operating properties may reduce Gilmore Homes Gilmore Loans, LLC profitability and the return on your investment.

           Our company Gilmore Homes  Gilmore Loans, LLC will compete with many other entities engaged in real estate investment activities, many of which have greater resources than we do. Specifically, there are numerous commercial developers, real estate companies and foreign investors that operate in the markets in which we may operate, that will compete with, in building businesses and developing residential, commercial and other properties that will also be seeking investments and tenants for these properties.

       Many of these entities have significant financial and other resources, including operating experience, allowing them to compete effectively with us. Competitors with substantially greater financial resources than us may generally be able to accept more risk than we can prudently manage, including risks with respect to the creditworthiness of entities in which investments may be made or risks attendant to a geographic concentration of investments. Demand from third parties for properties such as land or abandon residential and commercial which we will buy and develop businesses, etc., could result in an increase of the price for such properties. If we pay higher prices for such, our profitability may be reduced, and you may experience a lower return on your investment. In addition, our properties may be located in close proximity to other properties that will compete against our new properties for tenants, etc. Many of these competing properties may be better located and/or appointed than the properties that we will acquire and develop, giving these properties a competitive advantage, and we may, in the future face additional competition from properties not yet constructed or even planned. This competition could adversely affect our business. The number of competitive properties could have a material effect on our competition for residential renters and commercial tenants.

        In addition, our ability to charge premium rates may be negatively impacted. This increased competition may increase our costs of land acquisitions and abandon properties or lower the occupancies and the rent we may charge tenants. This could result in decreased cash flow from residential and commercial tenants and may require us to make capital improvements to properties we will buy, design and develop such as old apartment buildings, dilapidated shopping centers, abandon single family homes, etc., which we could not have otherwise made, thus affecting cash available for distribution to you.

XVI.  Gilmore Homes Gilmore Loans, LLC may not have control over costs arising from ground up construction of properties and businesses.

            As an emerging growth company, Gilmore Homes  Gilmore Loans LLC,  a proptech and fintech firm, will elect to acquire land, old residential and commercial properties, tear down and construct from the ground up, meaning that we purchase the land and implement a plan to construct single family, multifamily, condominiums, retail stores and restaurants, shopping centers, hotels, etc., on the land. In particular, we may acquire affordable land and properties, tear down as stated and convert to market rate properties. We may also purchase land, entitle the land for a new multifamily building, single family residence or commercial building (if that is not already provided), architect a multifamily building, single family residence, or commercial building and build brand new such facilities. Consequently, we intend to retain independent general contractors to perform the actual physical construction work and will be subject to risks in connection with a contractors ability to control new construction costs, the timing of completion of construction, and a contractors ability to build in conformity with plans and specifications.

XVII.  The consideration paid for our target land, old properties, and new developments may exceed fair market value, which may harm

           Gilmore Homes Gilmore Loans, LLC financial condition and operating results.

           The consideration that we pay will be based upon numerous factors, and the target acquisition such as land, abandon residential and commercial buildings that may be purchased in a negotiated transaction rather than through a competitive bidding process. We cannot assure anyone that the purchase price that we pay for a target acquisition such as land or its appraised value will be a fair price, that we will be able to generate an acceptable return on such target acquisition, or that the location, lease terms or other relevant economic and financial data of any old or raw properties that we acquire will meet acceptable risk profiles. We may be unable to lease new space, lease vacant space or negotiate leases at market rates in some instances, which would adversely affect our returns on a target development property. As a result, our investments that will target such may fail to perform in accordance with our expectations, which may substantially harm our operating results and financial condition.

XVIII. The failure of Gilmore Homes Gilmore Loans, LLC development properties, startup businesses, and financial services to generate positive cash flow or to appreciate in value would most likely preclude our Stockholders from realizing a return on their Interest ownership.

       There is no assurance that our real estate investments in residential, commercial, businesses startup and financial services such as our private label Visa/MasterCard will appreciate in value, make money or profitable. The marketability and the raising of capital through Regulation A, Tier 2 will depend on many factors beyond our control of our management. One of the obstacles to overcome is convincing American consumers and citizens to buy into our Regulation A, residential and commercial developments, our 85 plus business startups, etc. There is no assurance that there will be a ready market for the development properties, businesses, services, goods, and products, since investments in real property are generally nonliquid. The real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates and other factors, including supply and demand that will be beyond our control.  We cannot predict whether we will be able to develop any properties, start businesses, etc. Moreover, we cannot predict the terms associated with financing and construction, property acquisition, etc. Furthermore, we may be required to put a larger down payment and equity beyond the 10% to 20%.

These factors and any others that would impede our ability to respond to adverse changes in the performance of our properties and businesses cold significantly harm our financial condition and operating results.

IXX.  Illiquidity of real estate investments could significantly impede Gilmore Homes Gilmore Loans, LLC ability to respond to adverse changes in the performance of our new properties and harm our financial condition. Additionally, as stated, the health and well being of America and the world play a part.

      Because real estate investments are relatively illiquid, our ability to develop one or more properties, businesses and other underpinnings or investments in our forthcoming portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of established market for a new property, changes in financial condition or prospects of prospective land acquisition and property sellers such as old residential and commercial properties that have been abandon, etc., changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition, or construction financing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to Manager Gilmore discretion.

Risks Related to Financing

NOTE: Disclosure (Amended) Please be advised that our Company may never raise enough capital to move forward with its intended business operations. Moreover, financing is not currently in place and there is no guarantee that our Company will ever receive financing.

XX.  Gilmore Homes Gilmore Loans, LLC might obtain lines of credit and other borrowings, which increases our risk of loss due to potential foreclosure.

           Our company may obtain lines of credit and long term financing that may be secured by our assets. Since Gilmore Homes  Gilmore Loans, LLC will acquire land, acquire old properties, and tear them down, design and develop residential and commercial real estate, starting up businesses in the retail and restaurants sectors such as putting Can You Spare A Dollar? $1.00 Stores around the United States, obtaining lines of credit and other borrowings will be necessary and crucial although due to conditions and economics, some properties might possibly foreclose. We will be highly selective in what we build and the locations in which to build to make sure that the stores are profitably.

As with any liability, there is a risk as noted that we will be unable to repay our obligations from the cash flow of assets. Therefore, when borrowing and securing such financing with our assets, we risk losing such assets in the event we are unable to repay such obligations or meet such demands.

XXI. Gilmore Homes Gilmore Loans, LLC have broad authority to incur debt and high debt levels which could hinder our ability to make distributions and decrease the value of our investors investments.

          Our policies do not limit us from incurring debt until our total liabilities would be 80% of the value of the assets of the Company.

We intend to borrow as much as 80% to 90% of the value of our new properties, for businesses startups, etc. We do not currently own any properties. High debt levels would cause us to incur higher interest charges and higher debt service payments and may also be accompanied by restrictive covenants. These factors could limit the amount of cash we have available to distribute and could result in a decline in the value of our investors investments.

Risks Related to Gilmore Homes Gilmore Loans, LLC Corporate Structure

XXII. Gilmore Homes Gilmore Loans, LLC does not set aside funds in a sinking fund to pay distributions or redeem the Interests, so you must rely on our revenues from operations and other sources of funding for distributions and withdrawal requests. These sources may not be sufficient to meet these obligations.

               Our company does not contribute funds on a regular basis to a separate account, commonly known as a sinking fund, to pay distributions on or redeem the Interests at the end of the applicable nonwithdrawal period. Accordingly, you will have to rely on our cash from operations and other sources of liquidity, such as borrowed funds and proceeds from future offerings of securities, for distribution payments and payments upon withdrawal. Our ability to generate revenues from operations in the future is subject to general economic, financial, competitive, legislative, statutory, and other factors that are beyond our control. Moreover, we cannot assure you that we will have access to additional sources of liquidity if our cash from operations are not sufficient to fund distributions to you.

             Our need for such additional sources may come at undesirable times, such as during poor market or credit conditions when the costs of funds are high and/or other terms are not as favorable as they would be during good market or credit conditions. The cost of financing will directly impact our results of operations, and financing on less than favorable terms may hinder our ability to make a profit. Your right to receive distributions on your Interests is junior to the right of our general creditors to receive payments from us. If we do not have sufficient funds to meet our anticipated future operating expenditures and debt payment obligations as they become due, then you could lose all or part of your investment. We currently do not have any revenues.

XXIII.  Investors will have limited control over changes in Gilmore Homes Gilmore Loans, LLC policies and operations, which increase the uncertainties and risks you face as an Investor and Stockholder.

            CEO Gilmore determines our major policies, including our policies regarding financing, growth, and debt capitalization. As Manager, he may amend or revise these and other policies without a vote of the Members. Our Managers broad discretion in setting policies and our Members inability to exert control over those policies increase the uncertainty and risks you will face as a Member.  In addition, our Manager may change our investment objectives without seeking Member approval.  Although management and the board will have fiduciary duties to our Members and intends only to change our investment objectives when the board determines that a change is in the best interests of our Members, a change in our investment objectives could cause a decline in the value of your investment in our company.

XXIV.  Gilmore Homes Gilmore Loans, LLC ability to make distributions to our Members is subject to fluctuations in our financial performance,

            operating results and capital improvement requirements.

      Currently, Gilmore Homes  Gilmore Loans, LLC strategy will include paying a preferred return to investors under this Offering that would result in an annualized return on investment, of which there is no guarantee. In the event of downturns in our operating results, unanticipated capital improvements to our properties, or other factors, we may be unable to declare or pay distributions to our Members. The timing and amount of distributions are the sole discretion of our Manager who will consider, among other factors, our financial performance, any debt service obligations, any debt covenants, our taxable income, and capital expenditure requirements. We cannot assure you that we will generate sufficient cash in order to fund distributions.

XXV. Investors will not receive the benefit of the regulations provided to real estate investment trusts or investment companies.

          Note: (Amendment)

Registration and Exemptions Under the Investment Company Act of 1940

      Gilmore Homes Gilmore Loans, LLC does not fall within the definition of an investment company because we are a small startup company that is not an operating company who have large amounts of assets invested in cash management instruments, government securities and money market funds. Moreover, our Company is not an investment company because of our specific companies, development and operations outlined herein of which we do not invest in or have investments in certain securities, which may trigger the act's 40 percent test.

Section 3(a)(a)(A) of the act defines an investment company as an issuer that is or holds itself out as being engaged primarily in an investment company business. Gilmore Homes Gilmore Loans, LLC is not such a company. Section 3(a)(1)(B) defines an investment company as an issuer that is a face-amount certificate company. Gilmore Homes Gilmore Loans, LLC is not such a company. Section 3(a)(1)(C) defines an investment company as an issuer that holds more than 40 percent of its assets (other than cash and government securities) in investment securities.

Gilmore Homes Gilmore Loans, LLC is not such as company.

According to the Investment Company Act of 1940, as amended, An issuer is any person who issuer or proposes to issue any security or has outstanding any security that he or she has issued. A security is defined in Section 29a)(36) of the act to be any of the following: any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option, or privilege on any security, or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency or, in general, any interest or instrument commonly known as a security.

Under Section 3(a)(1)(C) of the act, as lamented, an issuer may become an investment company if it is engaged, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire, investment securities having a value exceeding 40 percent of the value of its total assets, exclusive of government securities and cash items, on a consolidated basis. Gilmore Homes Gilmore Loans, LLC is not such a company.

Under the Investment Company Act of 1940, the Law is clear. Moreover, our Company clearly falls under its exemptions. As the law outlines, there are a number of exemptions from registration available to issuer.

Section 3(c)(1) of the act excepts from the definition of investment company "any issuer whose outstanding securities (other than short-term paper) are beneficially owned by not more than 100 person and which is not making and does not presently propose to make a public offering of its securities." Thus, no more than 100 persons may beneficially own the issuers outstanding securities, other than short-term paper. In addition, the beneficially owned securities may be voting or nonvoting securities. A beneficial owner is generally determined by whether such person has the ability to decide whether, or how much, to invest in those securities. In addition, securities that are jointly owned by spouses are considered to be one beneficial owner.

According to the Investment Act of 1940, the various exceptions from the definition of an investment company include the following: (As Amended, Our Company Gilmore Homes Gilmore Loans, LLC sets forth the criteria in this Offering, which analyzes how our investments, investment strategies and business model supports the exemptions).

    * Any person primarily engaged in the business of underwriting and distributing securities issued by other persons, selling securities to customers, acting as a broker, and acting as market intermediary, or any other or more of such activities, whose gross income normally is derived principally from such business and related activities. (Gilmore Homes  Gilmore Loans meets this exemption as a direct issuer, selling securities to customers via its online portal and whose gross income will be derived principally from such business and related activities. In addition, GH GL, LLC may have other persons such as Crowdfunding Sites to help distribute its Securities such as StartEngine, as an example, or Realty Shares, where qualified if our company meets their criteria).

    * A depository institution or a branch or agency of a foreign bank, a member bank of the Federal Reserve System, any other banking institution or trust company, whether incorporated or not, doing business under the laws of any state or of the United States, and a receiver, conservator, or other liquidating agent of any institution or firm included above.

    * Any common trust fund or similar fund maintained by a bank exclusively for the collective investment and reinvestment of moneys contributed thereto by a bank in its capacity as a trustee, executor, administrator or guardian, if such funds are employed by the bank solely as an aid to the administration of trusts, estates, or other accounts created and maintained for a fiduciary purposes; except in connection with the ordinary advertising of the bank's fiduciary services, interests in such fund are not advertised or offered for sale to the general public; and fees and expenses charged by such fund are not in contravention of fiduciary principles established under applicable federal or state law.

    * Any person substantially all of whose business is confined to making small loans, industrial banking, or similar businesses. (Gilmore Homes Gilmore Loans, LLC will offer future loans as specified in the Offering. Thus, Hence our name Gilmore Loans. Gilmore Loans, through our small loans division, will issue such student, home, personal, business, car, and mortgages, in the future).

    * A company organized as an insurance company, whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies, and which is subject to the supervision of the insurance commissioner or a similar official or agency of a state, or any receiver or similar official or any liquidating agent for such company, in his capacity as such. (Gilmore Homes Gilmore Loans, LLC will offer future insurances as specified in the Offering.

Our insurances, in the future, will include renters, home, life, car and business low cost insurances, hence our name).

    * Any person who is not engaged in the business of issuing redeemable securities, face-amount certificates of the installment type or periodic payment plan certificates, and who is primarily engaged in one or more of the following businesses; purchasing or otherwise acquiring notes, drafts, acceptances, open accounts receivable, and other obligations representing part or all of the sales price of merchandise, insurance, and services; making loans to manufacturers, wholesalers, and retailers of, and to prospective purchasers of, specified merchandise, insurance and other services; and purchasing or otherwise acquiring mortgages, and other liens and interests in real estate. (Gilmore Homes Gilmore Loans, LLC may meet this exemption via its interests in real estate, the acquiring of notes and mortgages in case of land acquisitions, purchases of abandon buildings and apartments, mortgages on them, etc.).

    * Any company primarily engaged, directly or through majority owned subsidiaries, in one of more businesses, e.g., majority owned subsidiary, holding companies, or in one or more of such business (from which not less than 25 percent of such company gross income during its last fiscal year was derived) together with an additional business or businesses other than investing, reinvesting, owning, holding, or trading in securities. (Gilmore Homes Gilmore Loans meets and fall under this exemption as well as a holding company).

    * Any issuer, the outstanding securities of which are owned exclusively by persons who, at the time of acquisition of such securities, are qualified purchasers, and which is not making and does not at the time proposes to make a public offering of such securities.

    * Any person substantially all of whose business consists of owning or holding oil, gas, or other mineral royalties or leases, or fractional interests therein, or certificates of interest or participation in or investment contracts relative to such royalties, leases or fractional interests.

In sum, nothing in our Company: Gilmore Homes Gilmore Loans, LLC Offering, Business Plan, Investment Strategies, Objectives, Benchmarks, Activities etc., classifies, defines, or qualifies us as an Investment Company or to register as an Investment Company, for we are not.

Gilmore Homes Gilmore Loans, LLC falls under a few of the aforementioned exemptions from registration, and as amended below.

      As Amended, Gilmore Homes  Gilmore Loans, LLC is not a real estate investment trust and enjoy a broader range of permissible activities. Under the Investment Act of 1940, an investment company is defined as an issuer which is or holds itself out as being engaged in primarily, or proposes to engage primarily, in the business of investing, reinvesting, or trading in securities; is engaged or proposes to engage in the business of issuing face amount certificates of the installment type, or has been engaged in such business and has any such certificate understanding; or is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities, and owns or proposes to acquire investment securities having a value exceeding 40 per centum of the value of such issuer total assets (exclusively of Government securities and cash items) on an unconsolidated basis.

      We intend to operate in such manner as not to be classified as an investment company within the meaning of the Investment Company Act of 1940 as we intend on primarily holding real estate. As a Small Business, we will incorporate real estate, technology, and financial services as an emerging growth company. The management and the investment practices and policies of our Company does not align us as an investment company nor does our business plan. If deemed an investment company, investors will be exposed to certain risks that would not be present if we were subjected to a more restrictive regulatory situation, as a Regulation A, Tier 2.

XXVI.   If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted. As amended, our Company meet the threshold of exemptions under the definition and meaning of the Investment Act.

             If we are ever deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions including:

.  restrictions on the nature of our investments; and

.  restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

.  registration as an investment company;

.  adoption of a specific form of corporate structure; and

.  reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

XXVII. The exemption from the Investment Company Act of 1940 may restrict our operating flexibility. Failure to maintain this exemption may adversely affect our profitability. As amended, our Company shows several exemptions, which analyze how our investments,

              investment strategy and business model support the exemptions, as outlined in this Offering).

     We do not believe that at any time we will be deemed an investment company under the Investment Company Act of 1940 as we do not intend on trading or selling securities. Rather, we intend to hold and manage real estate. However, if at any time we may be deemed an investment company, we believe we will be afforded an exemption under Section 3(c)(5)(C) of the Investment Act of 1940, as amended (referred to in this Offering as the 1940 Act). Section 3(c)(5)(C) of the 1940 Act excludes from regulation as an investment company any entity that is primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate. To qualify for this exemption, we must ensure our asset composition meets certain criteria. Generally, 55% of our assets must consist of qualifying mortgages and other liens on and interests in real estate and the remaining 45% must consist of other qualifying real estate type interests. Maintaining this exemption may adversely impact our ability to acquire or hold investments, to engage in future business activities that we believe could be profitable or could require us to dispose of investments that we might prefer to retain.

If we are required to register as an investment company under the 1940 Act, then the additional expenses and operational requirements associated with such registration may materially and adversely impact our financial conditions and results of operations in future periods.

As discussed, our Company meet other exemptions as well as outlined on page 21. For Cross Referencing Purposes, please see page 21.

Investment Advisers Act of 1940 to External Managers

Note: (As Amended).

         Founder and Owner Michael Gilmore, the Chief Executive Officer of Gilmore Homes Gilmore Loans, LLC is responsible for analyzing the applicability of the Investment Advisers Act of 1940 to its external Manager. The Securities and Exchange Commission has set forth a 60 page document outlining Regulation of Investment Advisers and the Investment Advisers Act of 1940. After reading the document juxtaposed analyzing thereunto, which our external manager Michael Gilmore and any hired future managers will follow, our company and its management are not investment advisers nor will operate as such. Specifically, we are not an investment company, investment consultant, financial planner, or money manager. The Company and its Manager as the CEO will sell securities in our Company, not our projects and businesses. The money raised from the selling of our Class A Securities will go to fund and operate our businesses and its real estate. Note: Our Company may never raise enough capital to move forward with its intended business purposes.

For Definition of an Investment Adviser, Section 202(a)(11) of the Act defines an investment adviser as any person or firm that: (1) for compensation; (2) is engaged in the business of; and (3) providing advice to others or issuing reports or analyses regarding securities. According to the SEC, a person MUST satisfy all three elements to fall within the definition of investment adviser.

Gilmore Homes Gilmore Loans, LLC and its Management Michael Gilmore does not satisfy all three elements. Moreover, the SEC staff has stated that advise about real estate, etc., is not advice about securities (II)(A)(3)(a)(7).

Tender Offer Rules (Tender Offer Considerations, Cash Repurchases and Exchange Offers)

Note: (As Amended).

      Gilmore Homes Gilmore Loans and its Management is responsible for analyzing the applicability of the tender offer rules to our share repurchase program, including Regulation 14E, which would apply to any tender offer for securities issued pursuant to the Regulation A exemption. The term tender offer is not specifically defined in the statue or in the SEC regulations. The lack of a specific definition has permitted the SEC and the courts to apply tender offer rules to a broad range of transaction structures.

The analysis of whether an offer constitutes a tender offer begins with the often cited eight factor test cited in the case of Wellman vs Dickinson: (1) An active and widespread solicitation of public shareholders for the shares of an issuer, (2) A solicitation is made for a substantial percentage of the issuer securities, (3) The offer to purchase is made at a premium over the prevailing market price, (4) The terms of the offer are firm rather than negotiable, (5) The offer is contingent on the tender of a fixed number of shares, often subject to a fixed maximum number to be purchased, (6) The offer is open only for a limited period of time, (7) The offeree is subjected to pressure to sell his or her security, and (8) Public announcements of a purchasing program concerning the target issuer precede or accompany a rapid accumulation of large amounts of target issuers securities.

       These eight factors need not all be present for a transaction to be deemed a tender offer. Gilmore Homes Gilmore Loans, LLC will ensure appertaining to Section 14(e) of the Securities Exchange Act of 1934 (the Exchange Act), which is an antifraud provision that establishes the baseline for tender offer regulation. Section 14(e) prohibits an offeror from making any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. Section 14(e) also prohibits any fraudulent, deceptive, or manipulating acts in connection with a tender offer. Section 14(e) also applies to cash tender offers, as well as to exchange offers subject to the tender offer requirements. This also applies to both third-party tender offers as well as issuer tender offers, which our Company will analyze and follow.

Additionally, after our redemption program commences after a 12 month holding period, our firm is responsible for analyzing the applicability of Regulation M to our share repurchase program. Thus, after analyzing, all the elements of our share repurchase program is consistent with the class relief granted by the Division of Market Regulation in the class exemptive letter granted Alston and Bird LLP dated October 22, 2007.

Insurance Risks

XXIX.  Gilmore Homes Gilmore Loans, LLC may suffer losses that are not covered by insurance.

       The geographic areas in which we invest may be at risk for damage to property due to certain weather related and environmental events, including such things as severe thunderstorms, hurricanes, flooding, tornadoes, snowstorm, sinkholes, and earthquakes. To the extent possible, the

Manager may but is not required to attempt to acquire insurance against fire or environmental hazards. However, such insurance may not be available in all areas, nor are all hazards insurable as some may be deemed acts of God or be subject to other policy exclusions.

The Manager expects to obtain a lenders title insurance policy and will require that properties maintain hazard insurance naming the Company as the beneficiary. All decisions relating to the type, quality, and amount of insurance to be placed on our properties will be made exclusively by the Manager. Certain type of losses that may impact the security for our properties could be of catastrophic nature (due to certain things as ice storms, tornadoes, wind damage, hurricanes, earthquakes, landslides, sinkholes, and floods), some of which may be uninsurable, not fully insured or not economically insurable. This may result in insurance coverage that, in the event of substantial loss, would not be sufficient to pay the full prevailing market value or prevailing replacement cost of the underlying property. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it unfeasible to use insurance proceeds to replace the underlying property once it has been damaged or destroyed.

Under such circumstances, the insurance proceeds received might not be adequate to restore the property, leaving the Company without security for its notes.

      Furthermore, an insurance company may deny coverage for certain claims, and/or determine that the value of the claim is less than the cost to restore the property. Additionally, properties that we purchase may now contain or come to contain mold, which may not be covered by insurance and has been linked to health issues. In all cases of acquiring properties, the objective will be to tear down and build anew. The Manager will obtain its own insurance policies on properties that we acquire and build. Those properties could be subjected to damage and uninsured at the time of acquisition and purchase (raw land, land, and old abandon buildings), which the Company may suffer a loss of its security for a loan.

 Federal Income Tax Risks

XXX.  The Internal Revenue Service may challenge our characterization of material tax aspects of our investments in the Interests.

             An investment in Interests involves material income tax risks which are discussed in detail in the section of this offering entitled

TAX TREATMENT OF COMPANY AND ITS SUBSIDIARIES starting on page 80.

       Investors are urged to consult with your own tax advisor with respect to federal, state, local and foreign tax considerations of an investment in our Interests. We may or may not seek any rulings from the Internal Revenue Service regarding any of the tax issues discussed herein. Accordingly, we cannot assure you that the tax conclusions discussed in this offering, if contested, would be sustained by the IRS or any court. In addition, our (forthcoming) legal counsel will be unable to form an opinion as to the probable outcome of the contest of certain material tax aspects of the transactions described in this offering, including whether we will be characterized as a dealer so that future sales of our assets would give rise to ordinary income rather than capital gain and whether we are required to qualify as tax shelter under the Internal Revenue Code nor also gives no opinion as to the tax considerations to you of tax issues that have an impact at the individual or partner level.

XXXI.  Investors may realize taxable income without cash distributions, and you may have to use funds from other sources to fund tax liabilities.

             As a Stockholder of the Company, you will be required to report your allocable share of our taxable income on your personal tax return regardless of whether you have received any cash distributions from us. It is possible that your interests will be allocated taxable income in excess of your cash distributions. We cannot assure you that cash flow will be available for distribution in any year. As a result, you may have to use funds from other sources to pay your tax liability.

XXXII. Investors may not be able to benefit from any tax losses that are allocate to your Interests.

           Interests may be allocated their share of tax losses should any arise. Section 469 of the Internal Revenue Code limits the allowance of deductions for losses attributable to passive activities, which are defined generally as activities in which the taxpayer does not materially participate. Any tax losses allocated to investors will be characterized as passive losses, and, Accordingly, the deductibility of such losses will be subject to these limitations. Losses from passive activities are generally deductible only to the extent of a taxpayers income or gains from passive activities and will not be allowed as an offset against other income, including salary or other compensation for personal services, active business income or portfolio income, which includes non business income derived from dividends, interest, royalties, annuities and gains from properties held for investment including sales.

We intend to hold our properties. Also, you may receive no benefit from your share of tax losses unless you are concurrently being allocated passive income from other sources.

XXXIII.   Gilmore Homes Gilmore Loans, LLC may be audited which could subject you to additional tax, interests, and penalties.

         Our federal income tax returns may be audited by the Internal Revenue Service. Any audit of the Company could result in an audit of your tax return. The results of such audit may require adjustments of items unrelated to your investment, in addition to adjustments to various Company items. In the event of any such audit or adjustments, you might incur attorney fees, court costs and other expenses in contesting deficiencies asserted by the Internal Revenue Service. You may also be liable for interest on any underpayment and penalties from the date your tax was originally due. The tax treatment of all Company items will generally be determined at the Company level in a single proceeding rather than in separate proceedings with each Member, and our Manager is primarily responsible for contesting federal income tax adjustments proposed by the Internal Revenue Service. In such a contest, our Manager may choose to extend the statute of limitations as to all Members and, in certain circumstances, may bind the Members to a settlement with the Internal Revenue Service.

Further, our Manager may cause us to elect to be treated as a large Company. If it does, we could take advantage of simplified flow through reporting of the Company items. Adjustments to Company items would continue to determine at the Company level however, and any such adjustments would be accounted for in the year they take effect, rather than in the year to which such adjustments relate.

Our Manager will have the discretion in such circumstances either to pass along any such adjustments to the Members or to bear such adjustments at the Company level.

XXXIV. State and local taxes and a requirement to withhold state taxes may apply, and if so, the amount of net cash from open payable to you would be reduced.

          The state in which you reside may impose an income tax upon your share of our taxable income. Further, states in which we will own, develop, and build properties including establishing our startup businesses may impose income taxes upon your share of our taxable income allocable to any Company property located in that state. Many states have implemented or are implementing programs to require companies to withhold and pay state income taxes owed by nonresident Members relating to income-producing properties located in their states, and we may be required to withhold state taxes from cash distributions otherwise payable to you. You may also be required to file income tax returns in some states and report your share of income attributable to ownership and operation by the Company of properties in those states.

In the event we are required to withhold state taxes from your cash distributions, the amount of the net cash from operations otherwise payable to you would be reduced. In addition, such collection and filing requirements at the state level may result in increases in our administrative expenses that would have the effect of reducing cash available for distribution to you. You are urged to consult with your own tax advisors with respect to the impact of applicable state and local taxes and state tax withholding requirements on an investment in our Interests.

XXXV. Legislative or regulatory action could adversely affect investors.

         In recent years, numerous legislative, judicial, and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our Interests. Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation as a Member. Any such changes could have an adverse effect on an investment in our Interests or on the market value or the development potential and profits of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation on your investment in Interests and the status of legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our Interests (By Interests we mean development of our properties own, our businesses, our residential and commercial properties).

DETERMINATIONS OF OFFERING PRICE

      Our Offering Price is arbitrary with no relation to value of the company. This Offering is a self underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the Class A interests offered under this offering.

      If the maximum amount of Class A Interests is sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

      If the minimum amount of Class A Interests is sold under this Offering, the purchasers under this Offering will own 100% of the Class A Interests outstanding.

PLAN OF DISTRIBUTION

This Offering shall remain open for one year following the Qualification Date of this Offering.

      The Class A Interests (Interests) are self underwritten and are being offered and sold by the Company on a minimum / maximum basis.

No compensation will be paid to any principal, the Manager, or any affiliated company or party with respect to the Class A Interests.

This means that no compensation will be paid with respect to the sale of the Class A Interests to Mr. Gilmore or affiliated companies. We are relying on Rule 3a4-1 of the Securities Exchange Act of 1934, Associated Persons of an Issuer Deemed not to be Brokers.

This applicable portions of the rule state that associated persons (including companies) of an issuer shall not be deemed brokers if they (1) perform substantial duties at the end of the offering for the issuer; (b) are not broker dealers; and (c) do not participate in selling securities more than once every 12 months, except or any of the following activities: i) preparing written communication, but no oral solicitation; or ii) responding to inquiries provided that the content is contained in the applicable registration statement; or iii) performing clerical work in effecting any transaction. Neither the Company, its Manager nor any affiliates conduct any activities that fall outside of Rule 3a4-1 and are therefore not brokers nor are they dealers. All subscription funds which are accepted will be deposited directly into the Company account. This account is not held by an escrow agent. Subscription funds placed in the segregate Company account may only be released if the Minimum Offering Amount is raised within the Offering Period. The purchase price for the Class A Interests is $50.00, with a minimum purchase price of ten (10) Interests. The Company will raise a minimum of $15,000 (amended) and a maximum of $50,000,000, prior to funds being released to the Company. If the Company does not raise the Offering Amount within the Offering Period, all proceeds raised to that point will be promptly returned to subscribers of Class A Interests prorata, with interest, if any. Also, if the minimum offering amount is not reached, all investors funds will be promptly returned. Subscription Agreements are irrevocable.

Note and Disclosure:  Termination Date of this Offering: 12 months, June 19, 2021

                                    Date By Which Minimum Amount Must Be Reached: 6 months, June 19, 2020 to December 31, 2020

         The Company Gilmore Homes  Gilmore Loans, LLC plans to use various modes to solicit investments (those that are allowed only by Regulation A, Tier 2). The Company, subject to Rule 255 of the 33 Act and corresponding state regulations, is permitted to generally solicit investors by using advertising mediums, such as print, radio, TV, and the Internet. We will offer the securities as permitted by Rule 251 (d)(1)(iii) whereby offers may be made after this Offering has been qualified, but any written offers must be accompanied with or preceded by the most recent offering circular filed with the Commission for the Offering. In some instances, where allowed by the Regulation and laws appertaining thereunto, we might use limited crowdfunding sites to post, raise funds, and advertise our offerings (where permitted). The Company plans to solicit investors using the Internet through a variety of existing internet advertising mechanisms, such as search based advertising, search engine optimization, and the Company website. The Company website is now available via www.michaelgilmorecompany.com. Our website acts as a Testing the Waters site, and information about our Regulation A Offering juxtaposed our future products of single family homes, etc. After final offering and circular, the SEC is hereby notified that www.michaelgilmorecompany.com will post the Final Offering on our company website, which is now permanent.

        Please note that the Company will not communicate any information to perspective investors without providing access to the Offering.

The Offering may be delivered through the website that is in the process of being further developed, through email, or by hard paper copy.

      However received or communicated, all of our communications will be Rule 255 compliant and not amount to a free writing prospectus.

We will not orally solicit investors and no sales will be made prior to this offering statement being declared qualified and a final Offering is available.

(Amended)

      Prior to the acceptance of any investment dollars or Subscription Agreements, the Company will determine which state the prospective investor resides. Investments will be processed on a first come, first served basis, up to the Offering Amount of $50,000,000.

      Subscribers may start their investment account when they have a minimum balance of $500. After stock purchase and minimum reach, our Company will then request that the amount be transferred from the transfer agent and escrow agent. Securities Transfer Corporation, our Escrow Agent, will transfer to our Company business banking account from $15,000 or more, pending raise, that will be in the Company name. Subscribers will now have to meet the minimum threshold of having $500 to invest, which will be put into the Company segregated business account from Escrow and Transfer Agent.

Such Subscriber funds in the Company segregated account will be used for working capital and operations once $15,000 is reached.

A Subscriber may not ask for a return of funds until after the 12 month holding period. Our Company will promptly return all investors funds if the minimum offering amount is not reached.

      The Offering Period will commence upon the Offering Statement being declared qualified.

      No sale will be made to a prospective investor if the aggregate purchase price payable is more than 10% of the greater of the prospective investors annual income or net worth. Different rules apply to accredited investors and non natural persons.

      Quarterly, the Manager will report to the Members and will supplement the Offering with material and/or fundamental changes to our operations. We will also provide updated financial statements to all Members and prospective Members.

      In compliance with Rule 253 (e) of Regulation A, the Manager will revise this Offering Statement during the course of the Offering whenever information herein has become false or misleading in light of existing circumstances, material developments have occurred, or there has been a fundamental change in the information initially presented. Such updates will not only correct such misleading information but shall also provide updated financial statements and shall be filed as an exhibit to the Offering Statement and be requalified under Rule 252. As of today, an explanation note has been provided in lieu of financial statements, per Securities and Exchange Commission (SEC). (Update Amendment: May 20, 2020.)

Two year independent audits will become a part of the Offering Statement and financial statements are now a part of the Regulation A, Tier 2 offering.

(Amended)  As noted, this Offering terminates in 12 months, June 19, 2021. Moreover, Gilmore Homes Gilmore Loans, LLC have until 6 months from June 19, 2020 to December 31, 2020 to reach the minimum investment amount from both accredited and nonaccredited investors.

USE OF PROCEEDS

        The net proceeds to us from the sale of up to 1,000,000 Class A Interests offered at an offering price of $50 per Interest will vary depending upon the total number of Class A Interests sold. Regardless of the number of Class A Interests sold, we expect to incur Offering expenses estimated at $10,000 for legal, accounting, management, and other costs in connection with this offering.

       The table below shows the intended net proceeds from this offering, indicating scenarios where we sell various amounts of Class A Interests. There is no guarantee that we will be successful at selling any of the securities being offered in this Offering. Accordingly, the actual amount of proceeds we will raise in this offering, if any, may differ.

      The offering scenarios presented below are for illustrative purpose only and the actual amounts of proceeds, if any, may differ.

(Amended)

                                          Minimum                  25%    50%              75%          100%

Interests Sold                   30                   250,000         500,000          750,000       1,000,000

Gross Proceeds             $15,000    $12,500,000  $25,000,000   $37,500,000   $50,000,000

Offering Expenses(1)         $0                    $55,000         $55,000          $55,000          $55,000

Selling Comm & Fees(2)   $0                     $0       $0          $0       $0

Net Proceeds                $15,000    $12,445,000  $24,945,000   $37,445,000    $49,945,000

Asset Mngt Fee(3)       $1,500        $1,244,500    $2,495,000     $3,744,500      $4,994,500

Acqs, Dvlpmt & Related(4) $0             $10,000,000  $20,000,000   $30,000,000    $40,000,000

Working Capital(5)         $0                  $100,000       $200,000        $300,000         $400,000

Legal & Accounting(6)       $0                    $50,000         $75,000        $100,000         $150,000

Total Use of Proceeds   $13,500    $11,394,500   $22,770,000  $34,144,500    $45,184,500

Net / Cash   $13,500     $1,050,500     $2,175,000    $3,300,500      $4,760,500

(1) Offering Expenses costs assume expenses related with completing Form 1 A, as well as those costs related to the services of a transfer agent, listing fees, operating costs, working capital, and legal costs, estimated at $55,000. These fees will come out of the capital raised showing receipts and expenditures proof thereunto along with independent audits as required per Regulation A, Tier 2.

(2) Selling Commission and Fees indicate that the Company (GH GL, LLC) does not intend on paying selling commissions or fees. In the event that the Company enters into an agreement with a licensed broker dealer, this Offering and Use of Proceeds table will be amended accordingly.

(3) Asset Management Fee entails the Manager receiving 10% annualized asset fee paid monthly to the Manager for its services related to asset management and day to day operations. The Manager Mr. Gilmore will receive a 10% fee of capital raised in lieu of salary, per policy.

Also, out of that 10% fee, the Manager (Michael Gilmore) is responsible for hiring and paying additional managers, employees, third party vendors, etc., out of the 10% annualized asset management fee only. As the table shows, the manager may receive from $1,500 a year (paid monthly) the minimum up to $5,000,000 a year (paid in monthly installments) the maximum. The figures are calculated in the Use of Proceeds table to show asset management performance based only if the capital is raised and management is acquiring land, residential and commercial properties, building such properties and establishing businesses, as an emerging growth company. As noted and stated, it is expected that the 10% Asset Management Fee will be derived from the capital raised and only if properties have been built and bringing in income and revenues.

Please also be advised that no other managers, the company asset manager Mr. Gilmore, employees, third party vendors, attorney, accountant, chief financial officer or whomever Manager Gilmore seems fit to hire, etc., shall not be paid out of any revenues (current or future) or capital raised (current or future) from the funds. The 10% allocation of the fund is to take care of all future managers, executive management team, employees salaries, wages, benefits, insurances, taxes, expenses, etc., including Manager (Gilmore) own expenses for his living arrangements and expenses, vehicle and home acquisition/purchase, traveling, taxes due, insurances, etc.

(His 10% fee shall cover those expenses and the other 90% goes directly to the company and the company only for real estate transactions, as lamented). The Company decided to have in place an asset based management system (performance and commission based) instead of direct salary or compensation. If the fund and company do not do well or make money, then the manager will not be paid. This arrangement is based on performance and outcome. Moreover, the success depends on Manager (Gilmore) producing results and building our residential, commercial and businesses portfolio. Furthermore, the company decided to arrange this performance based pay and the 10% thereof similar to a manager that receives 10% as an Agent / Manager for NBA / NFL players and other professional athletes juxtaposed an Actor / Actress / Entertainer paying their Agent / Manager a 10% fee. Therefore, our company will do the same. Note: Ninety Percent (90%) of capital raise via our Regulation A, Tier 2 will go towards the operations and development of our residential, commercial and business startup expenses only, as an emerging growth company (see # 4 Acquisitions, Development & Related in the above Table, page 37 and explanations to follow hitherto, page 38).

(4) Acquisitions, Developments and Related costs entail the company planning to acquire land (including raw and occupied land), purchase old and abandon residential and commercial properties, tear them down and build anew such as single family homes (for sale and for rent), multifamily apartments (affordable, market rate, co-living, shared, student and workforce), condominiums (for sale and for rent), establishing businesses and building around the United States such as Can You Spare A Dollar Store? $1.00 Stores, our Department Stores such as Gilmo Gilmoni; Gilmour Mical; Gentlemen, Preps & Yuppies; Lord, July & Christmas; our shopping centers, GILMORE TOWER, our mixed use developments, other retail stores and restaurants, hotels, low rises, mid rises and high rises, movie theaters, performing arts centers, grocery stores like our concept GIL $ MART, a food and general merchandise store, etc.

      Proceeds from this offering shall go to the above and as outlined such as land, residential, commercial, and businesses establishments, property acquisitions, etc., as an emerging growth company. Our main acquisitions entail buying land (raw and occupied) in order to build a new or acquire old and abandon properties, tear them down, and build anew. Our company will NOT rehab properties, fix, and flip properties, fix, and sell properties, fix, and rent properties, sale properties, wholesale properties, remodel properties, fix up properties, etc. The related costs involve residential brokerage, commercial brokerage, real estate brokerage, real estate agent, real estate attorney, closing attorney, traveling to states to see land, acquire land, meet the owners and review neighborhood and demographics, research costs, land and property closing costs, our ability to quantify any of the expenses that we will purchase, acquire, develop, build, construct, establish, etc., which will depend on size of deal, price, due diligence performed (such as land appraisal, old and abandon properties appraisal, environmental, property condition reports, legal and accounting, etc.).

We expect all related costs to be correlated.

      As an emerging growth company, our goal is to grow our company, create revenues for our company, split the profits of our company through our subscribers, investors, members and stock holders (related to Regulation A, Tier 2), and design (via architecture) and build new retail stores and restaurants, shopping centers, single family homes, multifamily apartments, condominiums, hotels, small performing arts centers, mixed use developments, low rises, mid rises and high rises, and other establishment of businesses, goods, services, and products as a fintech, proptech and consumertech, holding firm.

      In the Table, on page 37, you will see, for example, acquisition, development, and related costs of $10,000,000 based on 25% of the capital raised and interests sold. Once $10,000,000 is raised, the Company will work on a mixed use project incorporating retail, restaurants, residential, office, hotel, and entertainment such as an arcade, indoor ice skating rink, bowling alley and movie theater incorporated in our projects. The $10,000,000 will be leveraged to build a $50,000,000 complex via debt / loan, and/or maybe five (5) apartment building, totaling $50,000,000 for five complexes throughout Georgia, Mississippi, Louisiana, Florida, Alabama, and Texas for example.

The same goes for the Interests Sold, such as outlined at 50%, 75% and 100% interests, such as $20,000,000, $30,000,000, and $40,000,000 respectively (See Table).

(5) Working Capital entails cost associated with our web development, marketing and working capital for the next 12 months.

(6) Legal and Accounting entails cost for accounting, audits, and legal fees associated with being a public company for the next 12 months.

The Use of Proceeds sets forth how we intend to use the funds under the various percentages of the related offering. All amounts listed are estimates.

      The net proceeds will be used for ongoing audits when due, legal and accounting, reserve capital, working capital for the creation of a website, profit distributions to our stakeholders / subscribers / investors, and due diligence costs incurred in locating suitable land and abandon properties for acquisition, purchase and construction, establishing businesses, etc., for the next 12 months, and costs associated with acquiring such properties such as broker price opinions, closing costs, title reports, recording fees, accounting costs,

(Amended)

and legal fees. We determined estimates for ongoing professional fees and operating expenses and due diligence based upon the Managers various experiences in various industries such as real estate, philanthropy / nonprofit charities, and business planning, design and development juxtaposed his extensive educational experiences.

      As of August 7 & 12, 2019, October 9 & 31, 2019, and November 19, 2019 up to June 2020, although the Company has a deficit of ($1,650) and separate cash reserves of $10,405 generated, the Manager Michael Gilmore plans to utilize his personal income, new lines of business cards and credits, etc., in order to further launch the company (Gilmore Homes  Gilmore Loans, LLC), from leveraging $1,000 up to $10,000 via credit or cash withdrawals from his credit cards, personal income, and company bank reserves being held by the H.U. Foundation on behalf of the company $10,405 allocated to the business, in order to successfully launch the company, advertise and market when approved and qualified, improve new website, business bank account, pay initial and ongoing accounting, audit and legal fees when money raised or borrowed, etc.

      These expenditures will commence once the Company raise at least $15,000 (selling 300 shares at $50 per) or close to it.

Management will not receive any compensation for the efforts in selling our Class A Interests. He will only receive an Asset Management Fee of 10%, when the company has assets, begin to have assets, and start building assets, which then the manager will be eligible for the

10%, which in the initial case will be $10,000 since this will be Gilmore fulltime job after the SEC ruling deemed approved and qualified.

      If the Company sells at least 300 Class A Interests, we believe we will have sufficient funds to continue our filing obligations as a reporting company for the next 12 months including further SEC and EDGAR filing fees, etc. We intend to use the proceeds of this offering in the manner and in order of priority set forth above. We do not intend, nor will the company use any proceeds to acquire other assets, other businesses, or finance the acquisition of other businesses and properties.

      Our Company will only acquire land (raw) and in case of old and abandon shopping centers (land and the buildings thereof) only to tear down, design and construct our own properties such as apartments, shopping centers, hotels, condos, single family homes, retail stores and restaurants, etc. At present, no material changes are contemplated. Should there be any material changes in the projected use of proceeds in connecting with this Offering, we will issue an amended Offering reflecting the new uses. In sum, in all instances, after the qualification of this Form 1 A, the company will comply with its reporting obligations and its business plan.

USE OF PROCEEDS

SUMMATION

Note:    Termination Date of this Offering is 12 months, June 19, 2021

             Date By Which Minimum Amount Must Be Reached: 6 months, June 19, 2020 to December 31, 2020

In summation, the Use of Proceeds as an emerging growth company are as follows and above:

Note: The minimum 300 shares or 30 interests (Amended) are not listed here in summation, but in Use of Proceeds p.37.

If 1,000,000 shares (100%) are sold (Next 12 months) ($50,000,000):

Planned Actions                                                                          Estimated Cost to Complete

Purchase / Develop Real Estate / Establish Businesses                                      $40,000,000

Operating Costs / Offering Expenses                                                             $55,000

Asset Manager Fee (10%, including staff paid out of fee)                                $4,944,500

Working Capital                                                                                                    $400,000

Legal & Accounting                                                                                     $150,000

TOTAL                                                                                                          $45,184,500

If 750,000 shares (75%) are sold (Next 12 months) ($37,500,000):

Planned Actions                                                                          Estimated Cost to Complete

Purchase / Develop Real Estate / Establish Businesses                               $30,000,000

Operating Costs / Offering Expenses                                                              $55,000

Asset Manager / CEO Fee (10%, including staff paid out of fee)                     $3,744,500

Working Capital                                                                                            $300,000

Legal & Accounting                                                                                      $100,000

TOTAL                                                                                                                $34,144,500

If 500,000 shares (50%) are sold (Next 12 months) ($25,000,000):

Planned Actions                                                                           Estimated Cost to Complete

Purchase / Develop Real Estate / Establish Businesses                                 $20,000,000

Operating Costs / Offering Expenses                                                             $55,000

Asset Manager Fee (10%, including staff paid out of fee)                                 $2,495,000

Working Capital                                                                                                  $200,000

Legal & Accounting                                                                                      $75,000

TOTAL                                                                                                       $22,770,000

If 250,000 shares (25%) are sold (Next 12 months) ($12,500,000):

Planned Actions                                                                       Estimated Cost to Complete

Purchase / Develop Real Estate / Establish Businesses                            $10,000,000

Operating Costs / Offering Expenses                                                            $55,000

Asset Manager Fee (10%, including staff paid out of fee)                            $1,244,500

Working Capital                                                                                         $100,000

Legal & Accounting                                                                                    $50,000

TOTAL                                                                                                 $11,394,500

SYNOPSIS FINANCIAL DATA

(Amended January 30, 2020) (Amended May 5, 2020) (Amended May 12, 2020) (Amended June 19, 2020) (Audited Financial Statements)

EXPLANATION NOTES: The following synopsis financial data should be read in conjunction with MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION, the Financial Statements and Notes thereto, included elsewhere in this Offering. The balance sheet data and statement of operations from inception through the periods ended December 31, 2019 and December 31, 2018 audited financial statements.

GILMORE HOMES - GILMORE LOANS, LLC
BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Amount due to related party	1,650	50

Total Liabilities	1,650	50

STOCKHOLDERS' EQ UITY
Common Stock
Additional paid-in capital
Accumulated loss	(1,650)	(50)
Total Stockholders' Deficit	(1,650)	(50)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Working capital (deficit)	(1,650)
Accumulated (deficit)	(1,650)

Gilmore Homes – Gilmore Loans, LLC

Statement of Operations

Years Ended
December 31,
	2019	2018

REVENUES	$ -	$ -
COST OF REVENUES	-	-
GROSS PROFIT	-	-

TOTAL OPERATING EXPENSES	1,600	50

LOSS FROM OPERATIONS	$ (1,600)	$ (50)
LOSS BEFORE PROVISION FOR INCOME TAXES	$ (1,600)	$ (50)
Provision for income taxes	$ -	$ -

NET (LOSS)	$ (1,600)	$ (50)

NET LOSS PER SHARE OF COMMON STOCK, Basic and diluted	$ -	$ -

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	-	-

The accompanying notes are an integral part of these financial statements.

Note: Termination Date of Offering: 12 months, June 19, 2021

          Date By Which Minimum Amount Must Be Reached: 6 months, from June 19, 2020 to December 31, 2020

 (Amended)(Revised)

 Note: Gilmore Homes Gilmore Loans, LLC may never raise enough capital to move forward with its intended business operations.

           Moreover, Gilmore Homes Gilmore Loans, LLC currently has no financing in place and that there is no guarantee that our Company will ever receive financing including borrowing, construction to permanent loans to design, build and construct our projects and businesses.

                                       MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

          The following discussion and analysis should be read in conjunction with our synopsis financial data and explanation notes, etc.,

  contained in this filing.

Critical Accounting Practices and Policies

           Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transaction period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies. Gilmore Homes Gilmore Loans, LLC have elected to take advantage of this extended transaction period, and thus, our financial statements may not be comparable to those of other reporting companies. However, the statements follow PCAOB standards. Accordingly, until the date Gilmore Homes Gilmore Loans, LLC is no longer an emerging growth company or affirmatively opt out of the exemption, upon the issuance of a new or revised accounting standard that applies to our financial statements and has a different effective date for public and private companies, our proptech, fintech and consumertech company will disclose the date on which adoption is required for non emerging growth companies and the date on which we will adopt the recently issued accounting standard.

Cautionary Statement Regarding Forward-Looking Statements

          With the exception of historical matters, the matters discussed herein are forward looking statements that involve risks and uncertainties. Forward looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our related notes thereunto appearing elsewhere herein.

  As noted, Gilmore Homes Gilmore Loans, LLC., as a startup, currently have limited operations, and a ($1,650) deficit related to assets, debts,

  liabilities, revenues generated and yet to be capitalized. In 2018, CEO Michael Gilmore contributed toward the company $4,946.47, and $5,458.53 in 2019, totaling $10,405 at years end. Despite cash reserves held by a third party affiliate on behalf of Gilmore Homes Gilmore Loans LLC,

Management agrees with the consensus of $1,650, not counting verified cash in deposits, which the Financials and Balance Sheet had to change based on Gilmore Homes Gilmore Loans, LLC and not its organizer the Hattiesburg University Foundation, which held cash deposits on its behalf.

(Please see Cash Contributions table). Thus, Investors should analyze this Offering Circular and Management Discussion and Analysis of

Financial Condition as outlined carefully. With the current health crisis of the Coronavirus and the uncertainties of the global and USA economy, our projected revenues, income, operations, cash flow, profit and loss, balance sheet, projects, developments, etc., will be greatly affected including fundraising and ongoing reporting.

Background Overview

         Gilmore Homes  Gilmore Loans, LLC was founded in the State of Mississippi on December 10, 2015 and registered, received its EIN the same day (electronically). In July of 2016, the company and chief executive officer Michael Gilmore moved its headquarters and operations to Atlanta, Georgia, for better opportunities, growth, personal and professional development, and entrepreneurship. On July 23, 2018,

Gilmore Homes  Gilmore Loans, LLC filed with the State of Georgia its Certificate of Organization as a Domestic, Limited Liability Company.

As a proptech, fintech, and consumer tech, emerging growth company incorporating real estate, technology, financial services, and consumer goods,

we have no plans to change our business activities, to combine with another business or to not adhere to our business plan from the outset,

and, as such, our company is not aware of any events or circumstances that might cause our plans to change. The Manager of the Company do not have any plans or arrangements to enter into a change of control, business combination, similar transaction or to change management.

Gilmore Homes  Gilmore Loans, LLC will follow its Business Plan at all times, as we seek both accredited and non accredited investors (the general public) to become stakeholders in our company by owning shares and participating in equity assets, developments, and shared revenues.

      Gilmore Homes Gilmore Loans LLC overall benchmarks are to design, develop, own, build and manage single family homes, hotels,

highrises, multifamily apartments, shopping centers, condominiums, various retail, and restaurants concepts such as Can You Spare a Dollar?

Chain of $1.00 Stores, Gil*Mart, a Big Box Retailer, raw land, and various other business underpinnings (see our portfolio companies online via www.michaelgilmorecompany.com).

       Our proptech, fintech and consumertech emerging growth company will be owned by the Manager and its stakeholders (organizers, as in the legal LLC documents) and have a Membership (equity partners both accredited and unaccredited) which may include but not limited to: individuals, individual retirement accounts, banks and other financial institutions, endowments and pension funds, professional athletes such as NBA and NFL players, and entertainers such as Hip Hop artists, fashion designers, technology geeks and entrepreneurs, R&B artists, etc., although no guarantee. Gilmore Homes Gilmore Loans, LLC hopes to offer its Members (equity partners and owners) both a return, and profit split of the Company realized profits, which will be distributed to our Stakeholders (Members) in proportion to each Members perspective Capital Contribution. The Manager, Gilmore Homes Gilmore Loans, LLC will exclusively manage the company.

 Results of Operations

For the period ended December 31, 2019 (audited) and December 31, 2018 (audited)

       Gilmore Homes Gilmore Loans, LLC, as a company, generated no revenues for the period ended December 31, 2018 and also for the period ending December 31, 2019. In 2019, the company had a liabilities deficit of $1,650 in 2019, and $50 in 2018. Our company has generated expenses of $0 from inception, $0 in 2019, and $0 in 2018. Cash reserves and verified deposits of $10,405 could not be counted since the amount was held by a third party affiliate, and not in the other company name or business account. CEO and Fund Manager Michael Gilmore contributed to the company (see Capital Contributions table).

 Total Expenses

      Gilmore Homes Gilmore Loans, LLC had total operating expenses of $1,600 in 2019, with a loss from operations of ($1,600) and a net loss of ($1,600). In 2018, the company had a total operating expenses of $50, with a loss from operations of ($50) and a net loss of ($50).

 Assets

     Gilmore Homes Gilmore Loans, LLC currently has a $1,650 deficit. Cash Assets of $10,405 could not be counted in revised, audited financials.

 Liabilities

     Gilmore Homes Gilmore Loans, LLC currently owe $1,650 in related party payables.

 Liquidity and Capital Resources

          As of December 31, 2019 and December 31, 2018 ending, the company had total liabilities of $1,650 and $10,405 in cash, which could not be counted since contributed by the owner principal, held in another account by the owner principal on behalf of the company (see Page 49).

Thus, the Audited Financials of FY 2019 and FY 2018 had to change based on management assessment. Gilmore Homes Gilmore Loans, LLC prays and hopes to raise $50,000,000 maximum in this Offering with a minimum raise of $15,000, despite the current health, toll, and devastation of the deadly Coronavirus on America and the world economy. If our proptech, fintech and consumertech emerging growth company is successful at raising at least the minimum amount of this Offering in the present conditions of the United States, we wholeheartedly believe that is a success and it will be sufficient enough to fund expenses over the next 12 months including ongoing reporting requirements and professional Regulation

A+, Tier II fees to the appropriate parties and the Securities and Exchange Commission (SEC) and at least down payment necessary for 1 or 2 single family homes (based on borrowing, not guaranteed). Although our Business Plan juxtaposed Benchmarks call for designing, developing, distributing, building, owning and managing all new, single family homes, highrises, hotels, multifamily apartments, condominiums, shopping centers, retail stores and restaurants concepts, and other business underpinnings, as lamented, there is no guarantee that our company will be able to build such investments and assets. Gilmore Homes Gilmore Loans, LLC Offering depends highly on our capital raise and funding, the availability of funds, the accredited and non accredited investors, consumers appetite and risk tolerant for startup investments and companies, and the control of the Coronavirus that is ravaging the United States and currently crippling the world economies. However, according to various sources such as Private Equity Brief, Crowdfunding Insider, Forbes, BizNow, the International Council of Shopping Centers, the Wall Street

Journal, Atlanta Business Chronicle, New York Business Chronicle, etc., capital raising is still ongoing although interrupted.

        Upon QUALIFICATION of this Form 1 A, S 1 and its Offering, Gilmore Homes Gilmore Loans, LLC plans to heavily pursue its

Business Plan and Benchmarks of designing, developing, distributing, owning, building and managing our business portfolio, see via www.michaelgilmorecompany.com, and our Emerging Growth Businesses, within this Offering). With the current climate, there can be no assurance of Gilmore Homes Gilmore Loans, LLC ability to undertake such or that additional capital will be available to our Company.

Moreover, new residential and commercial developments are being adversely affected now and our Company may not be able to pursue our goals, plans, objectives, and strategies necessary for a successful fundraising goal attainment nor an opportunity to BUILD our portfolio companies. Our company Gilmore Homes Gilmore Loans, LLC currently has NO agreements, arrangements nor understandings with any person or company to obtain funds through ventures, bank loans, private equity, lines of credit, NFL and NBA players, Hip Hop artists and entertainers, high net worth individuals or any such factors appertaining to any such sources. Since our proptech, fintech and consumertech emerging growth company has no such underpinnings in effect, the inability to raise funds for the aforementioned purposes will have a severe negative impact on our ability to remain a viable company and ongoing concern.

Related Party Transactions

      Since Gilmore Homes Gilmore Loans LLC, FYs 2019 and 2018, the company has raised capital from its Manager and CEO. The Fund

Manager Michael Gilmore has provided cash for company startup expenses of which, $10,405.00 could NOT be recorded and thus the audited financials reflect a deficit of ($1,650). As of the date of the financial statements of the Company (December 31, 2018 and December 31, 2019),

two years ending, the independent audit reflects $1,650 in revised financials. It is expected that the Manager will be reimbursed for these expenses after adequate funds are raised and allocated from the Offering. In exchange for services related to this Offering and the management of the Company, the Manager will receive Class B Interests which are subordinate to our Class A Interests.

Going Concern of Company

      Our independent auditors BF Borgers CPA PC included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about Gilmore Homes Gilmore Loans, LLC ability to continue as an ongoing entity. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent PCAOB auditors.

Off Balance Sheet Arrangements

    Gilmore Homes Gilmore Loans, LLC does not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital sources that is material to investors.

Changes In And Disagreements With Accountants On Accounting And Financial Disclosure

   None

Capital Contributions from CEO and Owner

Deposits made to Hattiesburg University Foundation Held and spent on behalf of Gilmore Homes – Gilmore Loans, LLC

Year	Month	Date	Source	Amount	Net Loan to related party	Operating expenses	Prepaid expenses	Notes
2018	January	26	Michael Gilmore	307.42	307.42
2018	Feb	12	HUF on behalf of MG	297.00	297.00
2018	Mar	12	Michael Gilmore	283.45	283.45
2018	Apr	6	Michael Gilmore	338.14	338.14
2018	May	30	allocation of deposit	1,205.50	1,205.50
2018	June	8	Michael Gilmore	431.69	431.69
2018	July	x	cash spent directly	50.00		50.00		paid to Secretary of State
2018	July	13	Michael Gilmore	327.05	327.05
2018	Aug	17	Michael Gilmore	348.96	348.96
2018	Sept	7	Michael Gilmore	315.96	315.96
2018	Oct	26	Michael Gilmore	304.76	304.76
2018	Nov	30	Michael Gilmore	335.42	335.42
2018	Dec	28	Michael Gilmore	451.12	451.12
			total 2018	4,996.47	4,946.47	50.00

2019	January	11	Michael Gilmore	322.90	322.90
2019	Feb	15	Michael Gilmore	340.00	340.00
2019	Mar	22	Michael Gilmore	344.29	344.29
2019	May	24	cash spent directly	100.00		100.00
2019	May	10	Michael Gilmore	534.00	534.00
2019	May	24	allocation of deposit	2,714.94	2,714.94
2019	June	9	cash spent directly	1,500.00		1,500.00		Payment for legal expenses, zero remaining balance at 12/31
2019	Sept	27	Michael Gilmore	371.71	371.71
2019	Oct	11	Michael Gilmore	220.25	220.25
2019	Nov	22	Michael Gilmore	307.90	307.90
2019	Dec	6	Michael Gilmore	302.54	302.54
			total 2019	7,058.53	5,458.53	1,600.00

			Combined total	12,055.00	10,405.00	1,650.00

 Employees

        Gilmore Homes Gilmore Loans, LLC currently has one employee, which is the CEO, Fund Manager and Founder Michael Gilmore,

who has devoted a major portion of his working hours to the Company without a salary including contributing substantial personal monetary to fund initial operations and fees appertaining to this Regulation A+, Tier II Offering. For more information on our Manager, please peruse DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS. From the outset and since inception, Mr. Gilmore will coordinate all of our business operations. Moreover, Mr. Gilmore has provided the initial working capital to cover initial expenses, with the Hattiesburg University Foundation providing future equity for education and affordable housing, where applicable and feasible. Gilmore Homes

Gilmore Loans, LLC has used and plan to use consultants, attorneys, accountants, and other personnel, as necessary and do not plan to engage any additional full time employees in the near future. Our company believe the use of non salaried personnel allow our proptech, fintech and consumertech emerging growth company to expend our capital resources as a variable cost as opposed to a fixed cost of operations. Manager Michael Gilmore has and is spending valuable time and resources allocated to Gilmore Homes Gilmore Loans, LLC in handling the general business affairs of the Company such as accounting issues, including review of materials presented to our auditors, working with our auditors and their affiliates as well as legal counsel in preparation and legal opinion of filing our Form 1 A, developing our Business Plan juxtaposed Benchmarks, organizing, and developing our new, forthcoming portfolio companies and their business plans, working with architects, etc., in designing, developing, distributing, owning, building, and managing future assets such as single family homes, multifamily apartments,

hotels, highrises, condominiums, new, retail stores and restaurants concepts, shopping centers, and other business underpinnings outlined in this Offering and highlighted on the internet via, www.michaelgilmorecompany.com. UPON QUALIFICATION AND SUCCESSFUL RAISE, the Manager will devote 100% of his time in a full time capacity to the company and its $50,000,000 fund.

Cap Table

Cap Table

Authorized shares					NO STOCK ISSUED FROM INCEPTION THROUGH 12/31/2019
Class A	1,000,000
Par	$ 50.00

Class B	1,000,000
Par	$ 50.00

Year	Month	Type	Issued	Raised	Outstanding
2018
2019

Plan of Operations

Note: Our Company may never raise enough capital to move forward with its intended business operations. Moreover, our Company has no financing in place and that there is no guarantee that Gilmore Homes Gilmore Loans LLC will ever receive financing. Borrowing money and the debt for construction to permanent loans are part of our plans and operations. However, as noted, there is no guaranteed financing.

Gilmore Homes Gilmore Loans LLC plan of operations involve selling shares (stock) in the Company as a Proptech and Fintech emerging growth firm encompassing real estate, technology, and financial services. In order to implement our plan of operations, our small business has to raise funds via equity (cash) in order to begin developing and constructing small single family homes as rentals, launching one of our concept retail stores and restaurants such as Can You Spare a Dollar? Chain of $1.00 Stores, the design and pre-development phase for

Gilmore Tower, followed by our multifamily apartments, condominiums, hotel, shopping centers and media, in that order, which is also outlined specifically on page 9 via the Order of Priority of such purposes. However, the goal hitherto is to sell from 300 shares (minimum) to

1,000,000 shares (maximum), which will allow our Company to raise from $15,000 to $50,000,000. As discussed and disclosed throughout this

Prospectus, borrowing money is part of our plan of operations. Once the $15,000 is raised, our firm will request disbursement from the Escrow

Agent to begin the quest of purchasing a piece of land and building 1 to 4 single family homes. $15,000 will not be enough to undertake such,

so our company will use the $15,000 (10%) specifically as down payment to borrow $150,000 (90%), pending lending and banking institutions loan criteria. If our initial securities are successful and we sell 3,000 shares at $50 per, then we will not need a bank loan or hard money loan to purchase land and begin the construction of 1 to 4 or more single family homes.

Disclosure: Please be advised that Gilmore Homes Gilmore Loans, LLC currently has no financing in place and that there is no guarantee that our company will ever receive financing including borrowing, for construction to permanent loans to undertake our real estate projects and businesses.

        As noted throughout the prospectus, our plan of operations involve the design, development, distribution, and construction of residential and commercial real estate. Thus, our plan of operations will be centered on such. After beginning constructing single family homes as rentals, our next plan of operation involves designing and building our first initial concept retail store Can You Spare a Dollar? $1.00

Stores, a chain of retail stores to be launched in Atlanta and around the United States. When our company raises $100,000 or more, our firm will also use a loan to again borrow $500,000 to $1,000,000 (pending loan criteria) to acquire commercial land and construct our

Dollar Store. The $100,000 (10%) will be used as down payment towards securing a loan of $500,000 (20%) to $1,000,000 (90%).

The estimated cost (building construction, beginning merchandise, furniture, and fixtures, and working capital) is estimated at $300,000 per 2,500 square feet, per store and commercial land acquisition (estimate) of $200,000 (plus or minus) totaling $500,000. Therefore,

raising $500,000 will enable Gilmore Homes Gilmore Loans, LLC to build 1 store for $500,000 or 2 stores for $1,000,000.

All of the scenarios apply to our plan of operations. Our plan is based upon selling enough shares to at least afford the down-payment,

if our company does not have the immediate equity to outright purchase land and build the single family homes, dollar stores, etc. Please note that our plan of operations also involves taking immediate action on developments. For example, our company will not sit idle waiting on enough capital or enough shares. Once we raise the minimum of at least $15,000 (300 shares), we will take action to begin the residential component, followed by the commercial component.

In sum, our plan of operations also involves Asset Manager Michael Gilmore as the only employee. Gilmore Homes Gilmore Loans, LLC will not hire any employees during the first year or 12 month holding period. This will be Mr. Gilmore full time job and dedication because of the nature and milestones involved in getting the Company off the ground and the implementation of important benchmarks. The Financial

Expenditures of our Plan of Operations involved several third party transactions. For example, our firm will hire an architect to design and develop the single family homes, beginning dollar stores, multifamily apartments, and Gilmore Tower. These financial transactions also include retaining a securities attorney or attorney, auditor and/or accountant, (all of whom will contribute to required and ongoing financial reports, audits, etc.), appraiser, real estate agent, retail broker, and a general contractor to construct the buildings. (Note: This list is not all inclusive). Our Company will hire third party providers as needed. The aforementioned illustrates what will be required in our plans of operation. Even if our small business raises from $15,000 to even $1,000,000 or $10,000,000, or $50,000,000, the first year and/or

12 months operation or holding period will involve the plan of operations of designing, developing, and building residential and commercial real estate with Manager Gilmore as the sole employee, for the first year. Third party, independent providers are necessary enough to ensure that Gilmore Homes Gilmore Loans, LLC respond to the SEC ASAP, provide the ongoing Reports and Financials, Reporting, etc. Our main focus and plan of operations for the first year is simple: CREATE and BUILD, as noted throughout the Prospectus.

THE DETAILED MILESTONES AND THE ANTICIPATED TIME FRAME FOR BEGINNING AND COMPLETING EACH MILESTONE

Years 2015 (December) to 2019 (May), as Amended (July 2019) and Re Amended (August, September, October, and November 2019) Involved the

Operations, Business Plan and Preparation for Gilmore Homes Gilmore Loans, LLC and its Regulation A, Tier 2 Offering Milestones.

Year 2015 (10 December) Involved the Founding and Formation and Issued Employer Identification Number (EIN) by the Internal Revenue Service

(IRS) for Gilmore Homes Gilmore Loans Milestone.

Year 2016 (7 July) Involved the Company (Gilmore Homes Gilmore Loans) moving its headquarters and operations from Hattiesburg,

Mississippi to Atlanta, Georgia, working as a home based business, for better opportunities, education, and entrepreneurship Milestones.

Years 2016 to 2018 up to 2019 (August currently) Gilmore Homes Gilmore Loans, LLC begin self preparation, research, peer reviews, case laws

EDGAR consultation, SEC Regulation A, Tier 2 rules, regulations, procedures, laws, and governance in preparing Gilmore Homes Gilmore Loans,

LLC Regulation A, writing, researching, and preparing Form 1A, Parts II and III, IRS EIN Formation of Bylaws, Operating Agreement,

Subscription Agreement, and Articles of Organization Milestones.

Year 2018 (23 July) Founder and Manager Michael Gilmore files with the State of Georgia, Secretary of State, Corporations Division,

its Certificate of Organization for Gilmore Homes Gilmore Loans Milestone.

Year 2018 (6 August) State of Georgia, Secretary of State, Corporations Division, Approves and Grants Gilmore Homes Gilmore Loans, its

LLC, Domestic Limited Liability Company status Milestone.

Years 2018 (August) up to 2019 (May), Asset Manager and Founder Michael Gilmore fine tunes, re writes and revise portions of the prerequisites for Form 1A, Operating Agreement, and Subscription Agreement for Gilmore Homes Gilmore Loans, LLC Milestones.

Year 2019 (31 May) Gilmore Homes Gilmore Loans, LLC submits its Filing via the EDGAR System for the company Regulation A, Tier 2

Offering Statement and its Form 1A, Parts II and III, Articles of Organization, IRS EIN Formation Bylaws, Operating Agreement,

Subscription Agreement, Interim Financial Statements, Exhibits and Signature Milestones.

Year 2019 (27 June) The Securities and Exchange Commission (SEC)(Staff) Issues its Comment Letter for Requested Significant Changes

to Gilmore Homes Gilmore Loans, LLC Offering Statement Milestone.

Year 2019 (7 July, Submitted July 8) Gilmore Homes Gilmore Loans, LLC Responds to the Specifics in the SEC (Staff) Comment Letter,

Revises and Resubmit via EDGAR Filings Amendment Milestone.

Year 2019 (18 July) The SEC Staff calls CEO Gilmore on the phone to discuss parts of the offering and the audit and legal requirement.

Year 2019 (9 July) Gilmore Homes Gilmore Loans, LLC retains the Legal Services of Lerman Law Associates, PC out of Kennesaw, Georgia,

a Metro Atlanta suburb, to discuss and render a legal opinion. Per request, CEO Gilmore submitted ALL documents and correspondences to the law firm including SEC Comment Letter, etc., for an in depth evaluation and discussion.

Year 2019 (24 July 2019) Lerman Law Associates issues its Legal Opinion Submitted to Gilmore Homes Gilmore Loans, LLC via Email in PDF.

Year 2019 (August) Gilmore Homes Gilmore Loans Requests its Qualification and Responds Back to SEC (Staff) 2nd Comment Letter, Revises,

Resubmit and Request (Qualification and Ruling) for its Regulation A, Tier 2 Offering Milestone.

Year 2019 (August and September) Gilmore Homes Gilmore Loans, LLC Launches its new URL, Prepares Final Offering, Secure Website for

Direct Offering, Hires Transfer Agent and Escrow Agent, Signs and Submit Sample Escrow Agreement or Escrow Agreement via Amendment

Milestone.

Year 2019 (6 August) Gilmore Homes Gilmore Loans, LLC Files its Legal Opinion and Consent Letter via Amendment to the Securities and

Exchange Commission (SEC) on the EDGAR Filing System Milestone.

Year 2019 (7 August) Gilmore Homes Gilmore Loans, LLC Re Amends its Offering and Re File with the SEC via the EDGAR Filing System to reflect the Securities and Exchange Commission latest (2nd) Comment Letter and the Amendment thereunto.

Year 2019 (12 August) Gilmore Homes Gilmore Loans, LLC Re Amends its Offering to reflect Escrow and Transfer Agent, Securities Transfer

Corporation (STC).

Year 2019 (August) Gilmore Homes Gilmore Loans, LLC Officially launches its Company Offering to Sell Securities (Stock and Shares)

in the Small Business to raise from $50,000 to $50,000,000 per year, per this 12 month holding period Milestone, once SEC qualified.

Year 2019 (6 September) Gilmore Homes Gilmore Loans, LLC received the Securities and Exchange Commission (SEC) third Comment Letter.

Year 2019 (9 September) Gilmore Homes Gilmore Loans, LLC provided answers, explanations, and responses to the SEC Comment Letter on

September 7, 2019 and filed the answers therewith to the SEC letter and the Amended Offering on September 9, 2019 via EDGAR submission.

Year 2019 (September) Gilmore Homes Gilmore Loans, LLC anticipates the Securities and Exchange Commission (SEC) ruling to qualify the

Offering to begin commencing sale of securities (equity, selling stock) via 1,000,000 shares at $50 per, as a Regulation A, Tier 2 through our escrow and transfer agent Securities Transfer Corporation (STC) to begin raising $50,000,000 (not guaranteed) for GH GL, LLC projects, businesses, and developments.

Year 2019 (September) Gilmore Homes Gilmore Loans, LLC Anticipates Raising $50,000 in Equity to Begin Commencing a $500,000 Loan to

Acquire Land (Residential) and Construct (1 to 4 and/or 10 to 20, plus or minus), new, ground up developed small, single family homes Milestone.

Note: Our Company may never raise enough capital in order to implement its intended business operations Milestone. Moreover, our Company currently has no financing in place and there is no guarantee that we will ever receive financing for projects. This milestone involves applying for a construction-to-permanent loan, hard money loan, crowdfunding, or other financial product if $15,000 is raised, to use as down payment towards borrowing $100,000 up to $500,000. The funds will also be used to purchase available property (that might be listed on the Georgia

Multiple Listing Service website, lands that are available in the Atlanta area), that are for sale, both residential and commercial. After Gilmore

Homes Gilmore Loans, LLC apply for a loan, bank, or hard money, and approved, the Company will hire an Architect and General Contractor.

In the month of August, we expect to close, and apply for a permit. In the month of August or September, we expect to have the first 1 house or 4 houses completed for rent and lease. Note: This depends on successfully selling at least 1,000 shares in the Company to raise $50,000.

As noted, our Company may never raise enough capital to move forward with its intended business operations. However, this is a Milestone our

Company will strive towards reaching aggressively.

Note: Our Company currently has no financing in place and that there is no guarantee that our holding company will receive financing.

Year 2019 (September) Gilmore Homes Gilmore Loans, LLC Continues to Anticipate Raising Additional Equity from $100,000 to $1,000,000

(Plus or Minus) to Launch and Commence a Loan for Can You Spare A Dollar? $1.00 Stores, a Chain of retail dollar stores, beginning in Atlanta with Plans to Scale around the United States Milestone. Also, in the month of September and October, our Company anticipates raising equity for the launch of Can You Spare A Dollar $1.00 Stores. Note: This depends on successfully selling our company shares

(stock). If at least $100,000 is reached, our Company will apply for a Small Business Loans (SBA) from the United States Government from its authorized lending partners. The $100,000 will be used to commence a loan in order to purchase land and build a retail,

dollar store. The Small Business Administration (SBA) requires at least 10% down on its loan programs. If our Company receives the necessary equity injection, we will begin designing, developing, and distributing the stores in Atlanta with plans to scale around the United States. This milestone involves equity raise for the month of September, hiring an architect to design the store for the month of September, and commencing construction, if the loan is approved, for the month of October. Our firm anticipates the first

Can You Spare A Dollar? $1.00 Store opening in October or November of 2019. If our Firm raise enough capital to totally acquire commercial land and construct the store including enough working capital for merchandise, hiring new employees, business license and permit, furniture, and fixtures, beginning inventory, insurances, etc., (items that are involved in a retail and restaurant small business),

then we will not pursue a loan, only if we sell enough stock for equity in order to implement. As noted throughout this Prospectus,

our Company may never raise enough capital to move forward with its intended business operations. Nevertheless, our Company will strive towards reaching this milestone.

Year 2019 (October 7) The Securities and Exchange Commission issues another SEC Comment Letter to Gilmore Homes Gilmore Loans, LLC.

Year 2019 (October 7 and 8th) Gilmore Homes Gilmore Loans, LLC prepares its answers, responses, and amendments to the SEC.

Year 2019 (October 9) Gilmore Homes Gilmore Loans, LLC files its Responses to Comment Letter and Amend its Form 1 A Filing again.

Year 2019 (October 31) The Securities and Exchange Commission issue another SEC Comment Letter to Gilmore Homes Gilmore Loans, LLC.

Year 2019 (October 31) Gilmore Homes Gilmore Loans, LLC files its Responses to Comment Letter and Amend its Form 1 A Filing again & again.

Year 2019 (November 19) Gilmore Homes Gilmore Loans, LLC files another, the 6th Amendment and Response to the SEC and its Comment

Letter.

Year 2019 (November 20) Gilmore Homes Gilmore Loans, LLC submit its filing, re amendments, comment letter and responses to SEC via

EDGAR.

Year 2019 (December 5) The Securities and Exchange Commission issues its 7th Comment Letter to Gilmore Homes Gilmore Loans, LLC.

Year 2019 (December 6) Gilmore Homes Gilmore Loans, LLC submit its filing, re amendments, comment letter and responses to SEC via

EDGAR.

Year 2019 (December 19) The Securities and Exchange Commission issues its 8th Comment Letter to Gilmore Homes Gilmore Loans, LLC

about the company old website, which is outdated and not to be updated.

Year 2019 (December 19) Gilmore Homes Gilmore Loans, LLC submit its filing, and comment letter and response to the SEC via EDGAR about the old website and its contents.

Year 2019 (November or December 2019) Prayfully, the SEC will finally issue its Qualification Letter so that Gilmore Homes Gilmore Loans,

LLC may start selling its shares and raising equity to implement its projects, although no guarantee that funds and financing will be arranged.

Year 2019 (November) Hopefully and prayerfully the Securities and Exchange Commission (SEC) will finally Qualify the Offering to

Commence Equity, Cash and Selling of 1,000,000 Shares of Securities to raise $50,000,000 to begin and commence Gilmore Homes,

Can You Spare a Dollar? Chain of $1.00 Stores, The Gilmore Multifamily Apartments, and over 85 other businesses, outlined within this Offering Circular.

Year 2019 (December) Gilmore Homes Gilmore Loans, LLC will begin working on Gilmore Tower. Gilmore Tower is the centerpiece for

Gilmore Homes Gilmore Loans, LLC. This milestone involves raising from $20,000,000 (10%) to $40,000,000 (20%) in order to commence a $200,000,000 construction to permanent loan, operations and working capital. The $200,000,000 real estate project will encompass

a 6 level shopping center featuring over 184 stores and restaurants (84 stores will be owned by our company and 100 lease spaces will be available for rent to the general public in the tower). Additionally, the 50 story (plus or minus) high rise will feature an indoor ice skating rink,

270 multifamily apartments and condominiums, a 100 room all suite boutique hotel with Rolls Royce services, office spaces, movie theater,

grocery and pharmacy, and possibly a 1,000 seat performing arts center.

Year 2020 (January 30) Gilmore Homes Gilmore Loans, LLC informed the SEC and updated to reflect a hired CPA to conduct two years of audits.

Year 2020 (January 23) The SEC contacted CEO Gilmore to reflect that the SEC has ceased its comment letters. Through a follow up, CEO Gilmore informed the SEC that a CPA has been hired to conduct the audits.

Year 2020 (February 29) Before February 29, 2020, Gilmore Homes Gilmore Loans, LLC is anticipating final determination via notice of qualification. With the audited financial statements for FYs 2018 and 2019, there should be no valid, legal reason for denial of Regulation A,

Tier 2 Offering to proceed in raising $50,000,000 in equity to both accredited and non accredited investors.

Year 2020 (May 4) Gilmore Homes Gilmore Loans submit its final offering statement as amended with audited financial statements to the SEC for qualification and to finally offer securities (stock, equity) to both accredited and non accredited (general public investors).

Year 2020 (May 4) Gilmore Homes Gilmore Loans file its audited financial statements and offering statement on EDGAR. However, due to the

Coronavirus, our proptech, fintech and consumertech emerging growth company is anticipating a difficult capital raise because of the present health and financial conditions in the USA and global economies. Therefore, our plans are realistic and adoptable. If our company is blessed to build a few single family homes, one apartment complex, one to five Can You Spare A Dollar?  $1.00 Stores and $1.00 Cafes, within the stores, this Offering and capital raise will be a success, however small.

Year (2020) (May 5, May 7) Gilmore Homes Gilmore Loans file another amended offering statement on EDGAR including a Form 8-K. My former

Remarks caused a tension between me and the auditor and its third party affiliates. Thus, a non reliance had to be filed protecting both parties.

Year (2020) (May 7) An updated Offering Circular has been filed and submitted on EDGAR including a Correspondence Letter to the SEC and

Auditor BF Borgers CPA PC.

Year (2020) (May 12) An amended filing has been submitted to EDGAR. The auditor has NOT provided me with my Audit Report or a Refund,

after several requests.

Year (2020) (May 12) Gilmore Homes Gilmore Loans, LLC files an another Amended Filing submitted on May 12, 2020 and filed May 13, 2020.

Year (2020) (May 15) The SEC issues Gilmore Homes Gilmore Loans, LLC its Comment Letter related to Amendment No. 11 Filed May 5,

2020, Amendment No. 12 Filed May 7, 2020, and Amendment No. 13 Filed May 13, 2020 collectively.

Year (2020) (May 17) CEO Gilmore responds to auditor via email and inform them that the SEC issued a Comment Letter. Heated remarks were exchanged about the legalese of the Comment Letter directed to Gilmore alone, and not based over the collective Amendments 11, 12 and 13.

 after rigorous debates and exchanges, the parties agree to the submittal of the SEC Comment Letter, a Representation Letter, and final the

 Auditor’s Independent Report.

Year 2020 (May 19th, 20th) Gilmore Homes Gilmore Loans, LLC and its CEO receives finally its Independent Audit Report.

Year 2020 (May 29, June 1)  CEO Gilmore plans to file its Amendment with Audited Financials and Report to submit to the SEC and EDGAR.

This milestone on this date makes one year (1 year) that Gilmore Homes Gilmore Loans, LLC Offering has been pending qualification with the Securities and Exchange Commission. The Offering should finally be qualified by the end of May or early June 2020.

Year 2020 (June 19) The SEC issued Comment Letter 14 to Gilmore Homes to get consent from Auditor and Revision of Audit Report.

CEO Gilmore filed response and revision on EDGAR on June 22, 2020 with hopefully the last Amendment and finally SEC qualification.

Note: Our Company may never raise enough capital to move forward with its intended business operations nor receive guaranteed financing.

Gilmore Homes Gilmore Loans, LLC (GILMORE TOWER) project proposes to be a mixed use development. This milestone involves a huge

Amount of capital and approval by the City of Atlanta Planning Department for permit and construction. The reason GH GL, LLC is planning

This high rise is to put all of our companies and operations under one roof. Raising Capital for this $200,000,000 real estate project will not be an easy task. As an emerging growth company, proptech and fintech firm encompassing real estate, technology and financial services, it is Gilmore Homes, Gilmore Loans, LLC goals to CREATE and BUILD Class A, upscale and luxury projects that separates us from other Crowdfunds and Companies. In the landscape of Residential and Commercial Real Estate, particular Class A, rarely do Companies and

Owners allow Unaccredited Investors to participate. That is one of the advantages of Gilmore Homes Gilmore Loans, LLC Regulation A, Tier

2 Offering, to allow both accredited and unaccredited (limited) investors to participate in this Milestone. Investors will be able, through the

Company Offering, as shareholders, members, and equity partners, to be a part of owning such assets as Gilmore Homes, Gilmore condominiums,

Can You Spare a Dollar? $1.00 Stores, and Gilmore Tower, to name a few of our businesses underpinnings.

The GILMORE TOWER Milestone involves raising capital beginning in July of 2019 up to June or December of 2020 (once a new offering begins and the old offering ends). (UPDATE: As of June 1, 2020, the project has not raised funds nor has the Offering been qualified by the SEC yet).

Our Company Gilmore Homes Gilmore Loans LLC needs to raise $20,000,000 to $40,000,000 in equity and selling of securities towards the $200,000,000 project. As noted, this will not be an easy task and our Company may never raise enough capital to implement. Besides equity from our Members, other sources of funding include angel investors, hard money, venture capitalist, preferred equity partners,

the United States Government, crowdfunding additional sites such as Start Engine, Equity Net, RealConnex, and many others, the United

States Housing and Urban Development, Development Partners for Commercial and Residential Real Estate, Fannie Mae, Freddie Mac,

NBA and NFL Investors, Hip Hop Artists, Social Investments, the Housing Authority (Atlanta), City of Atlanta (Invest Atlanta, the city

Economic Development government agency), State of Georgia, U.S. Commerce Department, and so many other government sources. Another milestone our Company will try to reach is the retaining of a Capital Markets expert in order to issue a Revenue Bond, etc. There are many pathways into financing GILMORE TOWER and the operations of Gilmore Homes Gilmore Loans, LLC.

In sum, the Gilmore Tower Milestone, if enough funding equity is raised and funded through a loan or revenue bond, the project will take about 3 to 4 months (August through December 2019), to design and develop from an architect, the land acquisition, permits, entitlements,

engineering and survey, and construction in January 2020 through October 2021), the anticipated opening. Gilmore Tower will take two years to complete. So, this milestone will take place from July 2019 through October 2021, pending Acts of God, financing, and enough equity injections. (UPDATE: Due to various ills plaguing the U.S.A., such as the Coronavirus, unemployment, the economy, etc.,

this project will most likely not take place until the years 2021 through 2025, pending a successful capital raise and capital markets.

Note: Our Company Gilmore Homes Gilmore Loans, LLC may never raise enough capital to implement its intended business operations.

          Moreover, our Company currently has no financing in place and may never receive financing in borrowing debt for our projects.

Year 2019 (November) Gilmore Homes Gilmore Loans, LLC will continue to follow its Business Plan and Raise Equity via its Milestones.

Year 2019 (December) Gilmore Homes Gilmore Loans, LLC will continue to follow its Business Plan and Raise Equity via its Milestones.

Year 2020 (1 January to December 31) Gilmore Homes Gilmore Loans, LLC Submits Final Report for FY ended (Ongoing), Audits, and all other Required Documents for SEC Continuation, New Filing for Continuation and other Reports and Filings Required for our Regulation A,

Tier 2 Offering, to raise again from $15,000 to $50,000,000 Milestones, in the next calendar year. This all depends on Qualification for FY 2020.

      THE CATEGORIES OF EXPENDITURES FOR GILMORE HOMES GILMORE LOANS, LLC ANTICIPATED OPERATIONS

There are four categories of expenditures: consumption, investment, government, and net exports. Each of these expenditure types represent the market value of goods and services. Gilmore Homes Gilmore Loans will have the expenditures of consumption, investment and possibly government. Net exports will not be an expenditure of our company.

Specifically, our Company Gilmore Homes Gilmore Loans, LLC will have both a Capital Expenditure (benefit more than 1 year) and a

Revenue Expenditure (benefit less than 1 year).

An expenditure represents a payment with either cash or credit to purchase goods or services. Investors should know that an expenditure is recorded at a single point in time (the time of purchase) compared to an expense, which is allocated or accrued over a period of time.

Capital Expenditure is when a Company incurs a capital expenditure and Revenue Expenditure occurs when a Company spends money on a short term benefit. When Gilmore Homes Gilmore Loans occur any expenditures, our firm will provide evidence of the transactions occurring to both our Members and Shareholders, the Securities and Exchange Commission (SEC) in ongoing reports, and the Internal Revenue Service

(IRS) in our required annual Federal Income Tax Returns as well as State of Georgia returns.

In providing evidence of transactions, our Company will ensure that we have receipts showing proof of purchase for goods and services,

such as the purchase and acquisition of land, for example. Additionally, an invoice from a third party will indicate a request for payment for goods and services, for which Gilmore Homes Gilmore Loans LLC will be obligated to pay, for example the service of an auditor, attorney, continued fees for Escrow Agent and Transfer Agent, architect design costs and fees, general contractor, etc.

Thus, Gilmore Homes Gilmore Loans will maintain a tight control over our transactions. Our goal is to anticipate profits and losses while still keeping track of the revenues.

Gilmore Homes, Can You Spare a Dollar? 1.00 Stores and Gilmore Tower, etc., will be our Capital Expenditures. This is because our company will purchase land, build, and construct the assets with a useful life of more than 1 year (a non current asset). In so doing,

Our Company will incur significant business expansion and acquisitions of our new assets with the hope of generating more revenues in the long run. Such assets by Gilmore Homes Gilmore Loans, LLC requires a substantial amount of initial investment and continuous maintenance after that to keep it fully functional. As a result, our Company will finance the project using both equity and debt. In regards to our company Revenue Expenditures, this will occur as we fund ongoing operations. When we hire certain third parties such as an accountant, attorney, architect, engineer, technician, etc., these are considered revenue expenditures.

Gilmore Homes Gilmore Loans, LLC Category and Description of Expenditures and Anticipated Operations:

CATEGORY                  DESCRIPTION

Income                  Equity from Members (Selling Shares and Stock Purchases in the Company)

                               Investment(s)

                               Equity from Government (Federal and State) HUD, City of Atlanta, State of Georgia, Freddie Mac, Fannie Mae

                               Interest Income

                               Rental Income

Expenses                         Management Asset Fee (10%), Description and Disclosure are enclosed in the Offering,

                               Loans for Residential and Commercial Real Estate,

                               Issuance of Capital Markets, Revenue Bonds, Angel, Venture Capital, Hard Money, Development Partners,

                               Supplies, Electronics and Software related to our Operations and Real Estate,

                               Escrow Agent and Transfer Agent Ongoing Fees (Monthly and Yearly) for Disbursement of Funds and Stocks,

                               Additional Investments (Deposit, Withdrawal, Dividends and Cap Gains, Buy, Sell,

                               Bills and Utilities (Phone, Internet, Electric, Insurances, Gas, ongoing Website operations, Technology fees,

                               Travel (Air Travel, Hotel, Rental Car and Taxi, Uber, Lyft, in case Manager has to travel for business),

                               Fees and Charges (Service Fee, Finance Charges, Bank Fee, Commissions, Stocks, Escrow, Transfer, Website,

                               Business Services (Advertising, Office Supplies, Printing, Shipping, Legal, Accounting, Audits),

                               Professional Business Services and Fees (Accountant, Architect, General Contractor, Appraiser, Engineer),

                               Acquisition Costs (raw land and lands, which may have old and abandoned buildings),

                               Construction and Development Costs (Building our Single Family Homes, Apartments, Retail & Restaurants, etc.),

                               Government Loans (Small Business Administration, HUD, U.S. Department of Commerce, FHA, etc.),

                               Taxes (Federal Tax, State Tax, Local Tax, Sales Tax, Property Tax),

                               Annual and Ongoing Reports (Securities and Exchange Commission, Internal Revenue Service, K 1, etc.).

In conclusion, the goal from the governance of our Business Plan is to sell shares (equity) in our company in order to raise from

$15,000 to $50,000,000 for FY 2019 and FY 2020. Even if Gilmore Homes Gilmore Loans can sell 300 to 2,000 shares in the entire year,

raising equity of $15,000 to $100,000 the Company can still be successful. This will allow us to leverage debt to build and construct

1 to 4 single family homes, a $1.00 retail store, and/or 1 to 4 unit apartment building, if we cannot raise the millions we will seek through this Regulation A, Tier 2 Offering.

LIKELY ALTERNATIVES TO SATISFYING OUR COMPANY CAPITAL NEEDS IN LIGHT OF WORKING CAPITAL DEFICIENCY

The likely alternatives for satisfying our capital needs in light of our company working capital deficiency is to court, as lamented,

angel investors, venture capitalists, preferred equity partners, NBA and NFL players, Hip Hop artists, high net worth individuals, etc.,

who can SEED our company initial capital. Many of these alternatives might not want to purchase shares or stock, but would like to still make an investment.  Additionally, Gilmore Homes Gilmore Loans, LLC may seek out other Crowdfunding Sites and Portals, which to display our Regulation A, Tier 2 Offering, which is allowed. Many of these alternative sources such as Crowdfunding Sites have hundreds of thousands of Investors as Members and on their portal websites. Our goal will be to position GH GL, LLC to attract additional capital for our working capital deficiency. There is also credit and charge cards, business line of credit, startup and seed capital, personal loans,

business loans, equity loans, etc., which can provide us the resources to launch and scale. Then, there are also government programs via grants, loans, technical assistance, etc., that are also available to help our Company overcome working capital needs and deficiencies.

As our Offering has discussed in the Prospectus, it does not take a lot of capital for small projects such as maybe 1 or 2 (one or two)

single family homes and building a 2,500 sf dollar store. $15,000 will be enough to get started in Building and Creating small scale projects that does not require millions of dollars. Any amount of leverage will allow our company to pursue working capital in order to fund our operations and real estate underpinnings. Gilmore Homes Gilmore Loans, LLC intends to pursue all revenues and resources that are available in the financial, banking, venture, government, and real estate landscapes to help us start, fund, grow and expand our company and its potential profits. In sum, in satisfying our company capital needs in light of working capital deficiency, our organizer and general partner the Hattiesburg University Foundation, a 501(c)(3) non profit charity, who social mission includes affordable housing,

community and economic development, will loan Gilmore Homes Gilmore Loans, LLC up to $10,000 of working capital to take care of the immediate capital needs of launching this Regulation A, Tier 2 Offering. Since Gilmore Homes Gilmore Loans, LLC has limited operations, no assets, no liabilities, no debts, no revenues and yet to be capitalized, the non profit has agreed to be an alternative to satisfying the company capital needs since its the charity is a partner and organizer (SEE IRS Document and Georgia Secretary of State Certificate of

Organization).

As noted herein, Hard Money Lenders is also an alternative. With up to $10,000 in equity available, our company, once qualified by the SEC, can begin courting this alternative source for building our first home. Many lenders, not all, only require 10%.

After the equity injection, GH GL, LLC will have the capital (down payment) needed to begin the process. However, the funds will most likely be used to launch the Regulation A, Tier 2 and paying the fees associated thereunto. Raising Equity via Investors are the main and first step in our Business Plan and Investment Objectives. Our Company has to sell stock (interests) in our real estate holding company. Although,

there is no guarantee financing or no guarantee that Gilmore Homes Gilmore Loans, LLC will raise enough capital to move forward with its intended business purposes, we do anticipate some form of equity contributions from both accredited and non accredited investors. All notwithstanding, Gilmore Homes Gilmore Loans, LLC will also take advantage of many federal, state, and local government programs to aid and assist with our lack of capital deficiency juxtaposed possible private and public partnerships, as far as funding. Such sources our

Company will apply to include, but not limited to, New Markets Tax Credits (NMTC), Tax Allocation District (TAD), Opportunity Zones / QOZ

Qualified Opportunity Zones, Transit Oriented Development (TOD), Fannie Mae, Freddie Mac, Pace / CPace Commercial Property Assessment,

SMART, GREEN, LEED, CleanTech, ENERGY STAR, FHA 221(d)(4), HUD 223(F) Pilot, Private Related Investments, Grants through our general partner and organizer the Hattiesburg University Foundation, to partake in fundraising and grants for affordable housing, community and economic development, Investment Banks, revenue bonds, venture capitalists, established Crowdfunding Sites and Portals, angel investors as noted, etc.

In conclusion, there are so many paths to likely alternatives for satisfying our capital needs in light of our company working capital deficiency as outlined herein.

Note: As discussed, no matter the Company ambitions, our small business may never raise enough capital to implement its operations.

         Moreover, there is currently no financing in place and there is no guarantee that our company will ever receiving financing.

      Gilmore Homes  Gilmore Loans, LLC will allow our African American community and other minority and general communities

(we do not discriminate nor will we ever) to own an equity stake in assets that we acquire, build, develop, establish, etc., including assets develop in their own respective communities around the US in select markets. We call this our Stakeholders Cultural, Historical and Financial Impactful Roots Investments. Many citizens in the United States have a vested interest, including circulating the Billions of dollars that flow outside of the community, unto the community, and this Offering and platform will allow such so that our community can reflect on our roots: past, present, and future.

      The Company Gilmore Homes  Gilmore Loans LLC, as a proptech and fintech, emerging growth company, overall strategy is to purchase raw land and occupied land, in case of non operating, old, abandon and dilapidated residential and commercial properties in urban areas around the United States, tear them down, and build single family homes, multifamily apartments, condominiums, retail stores and restaurants,

hotels, regional shopping centers and malls, neighborhood centers, other residential and commercial, hotels, low rise, midrise and high rise development facilities, establishing businesses such as Can You Spare A Dollar? $1.00 Store and building a chain of dollar stores around the nation, single family homes subdivisions, etc., for lease and for sale (to sell, only in homes and condominiums).

All of our business underpinnings are for profit and shareholder value to our stakeholders. We do not nor will not rehab, flip, fix or flop such properties and developments nor invest in any other company or projects. All of our developments will be startup and ground-up,

newly constructed buildings.

      Some of our projects will be traditional real estate transactions as noted above. Moreover, many of our projects will be community and social impactful projects. Additionally, our Stakeholders Cultural, Historical and Financial Impactful Roots Investments, will be towards and focus on generating wealth in minority communities while making a profit for Members of the Company. These impactful projects include establishing over 85 businesses as an emerging growth, holding company (See Company Subsidiaries and Growth Businesses).

      The Company will be owned by the Manager and have a Membership which may include, but is not limited to, individuals, families, churches,

organizations, foundations, corporations, ventures, angels, opportunity zone funds and managers, private equity companies and individuals,

individuals retirement accounts, banks and other financial institutions, endowments, and pension funds. The Company hopes to offer its

Members the opportunity to earn a preferred annualized return plus a percentage of the Company realized profits which shall be distributed to

Members in proportion to each Members respective Capital Contribution.

The Manager, Michael L. Gilmore Development Co., and Gilmore Homes  Gilmore Loans, LLC will exclusively manage the Company.

(Disclosure) Please note that our Company may never raise enough capital to move forward with its intended business operations.

                    Moreover, our Company currently has no financing in place and may never receive financing and or construction borrowing.

      Although we are currently searching for land, and land with old and abandon properties on it, juxtaposed looking at other funding sources, we expect to finish and submit this Form 1 A on May 24 or 31, 2019 (or by June 30, 2020 update) after working on it for five years from December 2015 to June 2020 with no solicitation, operating history, or assets. After extensive research and reviews, we decided to launch

A Regulation A, Tier 2 Offering to open up investment opportunities to both nonaccredited (limited) and accredited investors, instead of the

Michael L. Gilmore Development Co., our other exclusive 506 Regulation D Offering (which never raise capital or pursued capital since its formation of January 9, 2006, still in business, due to lack of interest and lack of non advertisement or solicitation). Regulation A has changed the game and equal the playing field opening up opportunities to the general public via investing in companies and projects like

Gilmore Homes Gilmore Loans.

      Gilmore Homes  Gilmore Loans, LLC will not be aggressive in our purchases, development, and business efforts until we are qualified by the SEC juxtaposed until we raise the capital from this Offering. We expect that we will be finished with the process of qualification by May 31, 2020 and commence our fundraising in June or July of 2020, or when the SEC rules. Thereafter, we will aggressively search for properties. We hope that by the fall of 2020 or winter 2021, we will have acquired our first property of land and commence building

(pending on amount raise), our first single family homes, multifamily apartments and/or working on Gilmore Tower, our most ambitious and largest project, which will cost $200,000,000, which we will leverage $20,000,000 (10%) to $40,000,000 (20%) and commence debt and loan of

$180,000,000 (10%) to $160,000,000. This impact development project and job creator will consist of 50 Stories encompassing 185 retail stores and restaurants (pending leases and LOI), 270 apartments (affordable, market rate, co living, co sharing, student and workforce housing), 100 all suite boutique hotel rooms with Rolls Royce services, an indoor ice skating rink, movie theater, 1,000 seat performing arts center, office spaces, and grocery and pharmacy. The project is expected to generate between $10,000,000 to $50,000,000 a year, based on ALL of the aforementioned implemented including ALL of our businesses and our private label VISA and MasterCard, which will be per annual membership based of $195.00 a year or ($16.23) a month, with No interests, No fees, No late fees, nor any other fees besides the Annual

Membership Fee for the cards, which we hope to enroll 255,000 consumers x $195.00 = $49,725,000 minus transactions fees, bank fees,

Visa and MasterCard fees, etc., which will Net, after expenses of $19,725,000, $30,000,000. Consumers will have from 1 month to 12 months to pay off. At the end of the FY, consumers must not have a balance, in order to renew fee for another year, which must be paid. This falls under our proptech and fintech (specifically) operations (future). The purpose is to allow consumers to spend, visit, shop, stay, live, and work at the facilities including our members to receive discounts at the facilities, which all are real estate related and relates to our business plan.

Note: The following development is for illustration only; there is no guarantee we will raise funds or the capital necessary to implement (the above) real estate project including financing, for there is no current borrowing in place and we may never receive financing.

      Acquisition of abandon properties, land, development, and businesses establishments will depend heavily and highly on our funding,

the availability of those funds, the availability of properties (land) that meet our investment criteria and the size of such underpinnings to be acquired. As we search for properties (particular land), we intend to expend capital in accordance with our Use of Proceeds.

      If we raise the minimum amount of $15,000, we will incur expenses related with the operation of the Company and the continuing expenses related to being a reporting company under the requirements of Tier 2, Regular A. To finish this Form 1 A, we believe we will need a minimum of $1,000 to $5,000 up to $15,000 (300 shares, per 10 a share at $50 per, totaling $500) generating $15,000. Depending on how much capital we raise, will depend on how much capital we will need for working capital and professional costs, services, and fees. Our Manager believes that if we only raise the minimum amount, very little will be needed for working capital. However, the more money is raised,

the more resources will be needed in order to run the Company effectively and thus more working capital will be needed. Our Manager is committed to raising and providing the $10,000 for the completion of this Form 1 A, and thereafter, unless we are able to raise a minimal amount through this Offering. This commitment is not in writing. When the Manager raise and provides such capital it will most likely be in the form of purchasing interests in the Company or providing equity. Such terms and conditions have not been totally agreed to yet.

Note: Since 2015 up to 2019, our cash on hand of Gilmore Homes  Gilmore Loans, LLC is ($10,405) including as of June 2020. Our cash balance is somewhat limited to fund our advance levels of operations for any period of time. Thus, we may utilize further contributions of asset manager and CEO Michael Gilmore, who can provide from $1,000 to no more than $10,000 in credit via his credit cards, cash advances, and personal income. Additionally, the Hattiesburg University Foundation, a small affiliated 501(c)(3) non profit, tax exempt charity [EIN: 75 3156344],

whose revenues are $50,000 per annum or less, can provide funds up to $10,000, after Board of Directors approval via its impactful social investments initiatives in education, affordable housing, and community development. The Hattiesburg University Foundation at its discretion has informally agreed to advance funds as allowed to pay for offering costs, filing fees, and professional fees including Michael Gilmore as lamented. However, the H.U. Foundation has no formal commitment, arrangement, or legal obligation to advance loan funds to the company,

which we must pay back. In order to implement our plan of operations as outlined above for the next twelve month period, we will do our best to keep costs low, adhere to costs, borrow, and raise wisely, etc., which the $10,000 or more will allow us to scale operations, issue Class A

Interests certificates, advertise, and operate secured website appertaining to this Regulation A+, Tier II, Form 1A filing and implementation.

      With Gilmore Homes  Gilmore Loans, LLC being an emerging growth company, although we have no company assets, income and no checking and savings business accounts nor business charge/credit cards yet, including our limited operating history from 2015 to 2019, we will need additional funding and financing, etc. Moreover, long term financing beyond the minimum and maximum amount of this Offering will be required to fully implement our business plan. The exact amount of funding will depend on funding required and raised for full implementation of our business plan. Our expansion will include more residential and commercial facilities and properties, hiring employees and managers, developing a loyal customers and stakeholders base and growing profitable revenues juxtaposed our growing emerging businesses. Although our balance sheet is low, we do believe we will raise much needed capital through our Offering but not guaranteed. Moreover, we will NEVER cease operations, but may suspend operations until we are able to raise capital during the 12 month period or afterwards.

NOTE: Termination Date of Offering: 12 months, June 19, 2021, and Date By Which Minimum Amount Must be Raised: 6 months,

            December 31, 2020.

 Much success will depend on Asset Manager and CEO Gilmore who will lead the Company and this Offering.

 Note: Our Company may not raise enough capital to move forward with its intended business operations.

          Moreover, Our Company may never receive financing.

 Climate

     Upon the latest re amendment to this Offering, the world and the United States have been affected by a deadly disease that has devastated and forever changed our health care, well being and financial health. The Coronavirus has killed, according to the latest statistics as of June 2020, over 119,500+ deaths and over 2,215,618+ cases and counting (Center for Disease Control; John Hopkins 2020).

 This current climate greatly affect Crowdfunding, Fundraising and Regulation A equity raises. More than 30,000,000 people have filed for unemployment, and the CARES Act by the U.S. Congress has injected over $2 Trillion to the USA economy helping small businesses.

 Gilmore Homes Gilmore Loans, LLC will be in an uphill battle as a going concern, startup proptech, fintech, and consumertech, emerging growth company trying to raise $50,000,000 in this current health and financial climate. However, as a company, we are up to the challenge.

 Creating jobs, businesses, and developments by Americans for Americans is of the upmost important to our Mission, Business Plan and

 Benchmarks, as echoed throughout this prospectus. Both accredited and non accredited investors should rest assured that our company

Gilmore Homes Gilmore Loans, LLC will adhere to all federal, state, and local regulations, the SEC, the IRS, and the CDC guidelines when we raise money and prayfully build our projects and portfolio companies as a startup. Moreover, Americans as consumers to our underpinnings,

will be beneficial and valuable to us further as a company as we work to ease the pain, suffering and toll in creating jobs, communities and opportunities.

 Credit

      The Company Gilmore Homes  Gilmore Loans, LLC may receive advance funds with responsibility to pay back with no commitments and approvals at this time to further launch up GH GL, LLC operations, website, offering, advertising, and solicitations, etc. This will be provided as credit, by Manager Michael Gilmore from $1,000 to $5,000 up to $10,000 in crucial stages by the advancement of credit card debt,

 cash advances, fund raising (not affiliated with this Offering until qualified) and personal income. Additionally, the Hattiesburg University

 Foundation, may fund up to $10,000 in equity, a loan with interest, via its education, affordable housing, and community development,

 social investment impact initiatives, as stated earlier. Therefore, the needed initial $10,000 in deferred offering costs can be raised, where applicable and feasible, to support this Regulation A, Tier 2, 1 A application, offering and implementation including 6 months and 12 months ongoing reporting requirements.

 Capital Raising

      As noted in this Circular Offering, our proptech, fintech and consumertech company Gilmore Homes Gilmore Loans, LLC  hopes to raise $50,000,000 in this Offering with a minimum of $15,000 in funds raised (if not raised, investors funds will promptly be returned).

 If we are successful in raising the minimum amount of this Offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months (12 months) which we currently estimate to be $10,000 (more or less) that will be financed by our manager and the foundation (per approval) in the event we raise less than $1,000,000. Although we intend on identifying residential and commercial land properties, developing a construction pipeline, and establishing our businesses with our proceeds, there is no guarantee that we will acquire or start such investments. The growth will depend highly on our capital funding, the availability of those funds,

 investment criteria, the availability of properties and land, etc. Upon the qualification of the Form 1 A, the Company plans to pursue its investment strategy of single family homes, land, multifamily, commercial, and particular GILMORE TOWER (as explained earlier in this Circular

 Offering).

      There can be no assurance of the Company ability to do so or that additional capital will be available to the Company. If so, the

 Company investment objective of acquiring such residential and commercial underpinnings as noted will be adversely affected and the

 Company may not be able to peruse any opportunity if it is unable to finance and leverage such opportunities. The Company currently has no agreements, arrangements or understandings with any person, company, organization, or foundation (except explained earlier in relations to our charity, but still no formal agreement or arrangement, just a potential source) to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such funding or capital plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company.

 Note: Please be advised that our Company may never raise enough money to fund its intended business operations. Moreover, there is currently no funding in place and there is no guarantee that our Company will be approved for borrowing, financing our construction to permanent loans for our real estate projects and businesses.

INVESTMENT POLICIES OF COMPANY

 NOTE: (Amended) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

       In all types of investments that Gilmore Homes  Gilmore Loans will undertake, our policies may be changed by our Manager without a vote by Members.

      We will seek out residential and commercial properties via developments such as single family homes, multifamily apartments,

 shopping centers, hotels, condominiums, retail stores and restaurants, raw land, or land with abandon properties on it, etc., throughout the United States, specifically in urban communities and other minority communities including Opportunity Zones. We believe 100% of our development portfolio will consist of real estate, at least 99% and 1% via our financial products and technology, as an emerging growth company, proptech and fintech.

      We intend to evaluate our investments and properties associated in the following manner:

 (1) Obtain property information on its condition, estimated costs for development, and feasibility of possible improvements;

 (2) Using historical city and state data, rental, and vacancy, if such information is available and useful;

 (3) Obtain similar available information on the neighborhoods and communities where our developments will build, obtain similar available information of comparable properties and developments in the area including comps, sales prices, demographics, analyzing rental rates, vacancy rates and operating expenses; review crime statistics for the area; review school information, review any other relevant market information; and

 (4) Using the above information, perform analysis with hypothetical scenarios to determine expected profit.

 (5) We do intend to invest a lot of our capital including leveraging debt to acquire land, build our retail stores and restaurants, develop our residential and commercial projects.

 Further, potential investors should be advised:

 a)   We may issue senior securities at some time in the future

 b)   We may borrow money collateralized by our new properties up to 80% to 90%.

 c)   We have no intentions of flipping properties or investing in other properties and businesses.

 d)   We have no intentions of investing in the securities of other issuers for the purpose of control.

 e)   We have no intentions to underwrite securities of other issuers.

 f)   We may engage in personal products through Gilmore Loans, LLC, and investments not real estate related per say but a part of our subsidiaries and growth as an emerging company.

 g)   We may offer our securities in exchange for land and properties.

 h)   We may acquire other securities of other funds so long as those funds are real estate related.

 i)    We intend to make annual or other reports to security holders including 1Ks, 1SAs, 1Us, &

        exit reports on Form 1Z as deemed necessary. Such reports will include the financial statements.

 Our policies for both investments and borrowing will be evaluated and updated for equity positions and returns.

 Note: As discussed, our Company may never raise enough money for its intended business operations. Moreover, our Company currently has no financing in place and there is no guarantee that our Company will receive financing nor borrowing, construction to permanent loans for our real estate projects and businesses. Both Accredited and Nonaccredited Investors should evaluate our startup upon analyzing their investment objectives.

POLICIES WITH RESPECT TO CERTAIN TRANSACTIONS

      Our company Gilmore Homes  Gilmore Loans, LLC policy with respect to our Manager Michael Gilmore concerning certain transactions is as follows:

      The company do not intend on issuing senior securities. We have no interest, currently, in underwriting securities of others or purchasing securities or assets other than real property assets and securities, where applicable. We will own all of our properties and will use our capital and new debt to finance our properties. Pending market conditions and consumers spending or leasing at our properties,

 we hope we never have foreclosure upon us. In the event of foreclosure, which we hope never to bare, we may encumber restructuring or having to sell a property, etc., to pay our creditors. Many of our properties will require bank financing or high leveraging financing, but we shall  not exceed 80%, which we will be required to put up 10% to 20% in equity and/or sponsor equity and cash. In all cases, financing will enable us in successfully building our properties and businesses for profitability and an excellent return on investments.

 As noted, Our Company currently does not have financing in place and there is no guarantee our company will receive financing.

  Conflicts of Interest

      There are currently no conflicts of interest between the Company, our Manager, the Company subsidiaries, and growth businesses,

 and affiliates. The manager does not have any other investments outside of this offering. The manager is currently in the process of designing, developing, and soon distributing our growth companies, growth projects, and growth concerns appertaining to this Offering.

 It is the intention of the Manager to focus any and all attention to this investment Offering herein upon qualification and thereafter.

 i)  Our manager does have the authority to invest the Company funds in other entities in which our Manager or an affiliate has an interest, only in those interests that align with our company policies, procedures, regulations, investment criteria and scope.

ii)  Our company may not participate in nor align itself with anyone, person, company or property that is detrimental to our ethics, philosophy,

      violation of law, Members, etc.

The Company will maintain the following policies to avoid certain conflict of interest:

i)   Our Manager and its affiliates do not own or have an interest in properties adjacent to those that we may acquire that may directly compete with such purchase property.

ii)  No affiliate of the Company places mortgages for the Company or otherwise acts as a finance broker or as insurance agent or broker receiving commissions for such services.

iii) No affiliate of the Company acts (a) as an underwriter for the offering, or (b) as a principal underwriter for the offering thereby creating conflicts in performance of the underwriters due diligence inquires under the Security Act.

iv)  Although our Manager also runs the day to day operations of the charity the Hattiesburg University Foundation as Executive Director,

      as CEO of Gilmore Homes Gilmore Loans, LLC, Manager Gilmore must evaluate all opportunities and make a non conflict of interests involving disbursement of funds when participating in an investment. From the Outset in 2015 (See IRS Exhibit), the Hattiesburg

      University Foundation is an owner, general partner. Moreover, in organizing its Certificate of Organization in the State of Georgia

      (SEE Exhibit A Articles and Exhibit B Bylaws) which clearly reveal that the foundation is an organizer. Therefore, no conflict of interests exist. The Foundation reserves the right to participate in the equity injection of Gilmore Homes Gilmore Loans, LLC through its social impact investments initiatives appertaining to education, affordable housing, community, and economic development.

BUSINESS DESCRIPTION

 BUSINESS HISTORY

      Gilmore Homes  Gilmore Loans, LLC is an emerging growth company which was founded on December 10, 2015 in Hattiesburg, Mississippi.

 In July of 2016, the company relocated to Atlanta, Georgia. On July 23, 2018, the company established itself as a domestic limited liability company in the State of Georgia. As an emerging real estate firm (proptech) and real estate related finance firm (fintech) incorporating real estate, technology and financial services, the company is planning to disrupt the landscape by designing, developing, and distributing real estate, and providing products, goods and services related to real estate, as a holding company.

      Since the company inception, GH GL, LLC has commenced only limited operations, primarily focused on its business plan, scope,

 implementation, and organizational matters in connection with this offering by allowing both non-accredited and accredited investors to invest equity into our company juxtaposed real estate projects and businesses. Currently, our emerging growth company has now its official website that currently does not sell securities as a Regulation A, 1 A Offering at www.michaelgilmorecompany.com. Thus, we intend on generating revenues in two ways: from our new real estate development assets and its long term hold investments, and our startup businesses related to real estate. We have no plans to change our business plan, business activities, to combine with another business, company or project nor are we aware of any events or circumstances that might cause our plans to change. Neither the Company or its Management have any plans or arrangements to enter into a business agreement, a change of control, a business combination or similar transaction or to change management or the company business goals, strategies, plans and philosophies as an emerging growth company.

 NOTE (AMENDED) Gilmore Homes Gilmore Loans, LLC Final URL presence will be online via, www.michaelgilmorecompany.com.

 This final website will include all of are required documents to the public as well as the Offering.

      As an emerging growth company, there are four benchmarks that make up Gilmore Homes  Gilmore Loans, LLC Business Model.

 They are: (1) Gilmore Homes, (2) Gilmore Loans, (3) Gilmore Businesses, and (4) Gilmore Tower. These business underpinnings will allow our proptech and fintech firm to grow tremendously, pending demographics, market conditions, consumers spending and buying, the U.S.

 economy, and raising large cash / equity injections.

 In regards to #1 Gilmore Homes, the company will design and develop single family homes (for sale and for rent), condominiums (for sale and for rent), shopping centers, hotels, etc.

 In regards to #2, Gilmore Loans will provide (future) VISA / MasterCard, personal, business, student, car, and home loans plus low-cost renters, life, car, home and business insurances, all real estate related. These products will come much, much later in the future.

 In regards to #3, Gilmore Businesses, the division will create retail stores and restaurants, etc.

 (Amended) (Disclosure)

DETAILED MILESTONES

Please see Page 45 in this Offering for detailed specifics. (Cross Reference Allowed)

THE ANTICIPATED TIME FRAME FOR BEGINNING AND COMPLETING EACH MILESTONE

Please see Page 45 in this Offering for detailed specifics. (Cross Reference Allowed)

THE CATEGORIES OF EXPENDITURES AND ANTICIPATED OPERATIONS

Please see Page 45 in this Offering for detailed specifics. (Cross Reference Allowed)

And, in regards to #4 Gilmore Tower, the division will create low rise, midrise and high rise, mixed use skyscrapers in Atlanta with plans to scale around the United States, featuring retail, restaurants, residential, hotel, office, entertainment, movie theaters, and performing arts venues.

PURPOSE AND MISSION

 PURPOSE

The purpose of this business plan juxtaposed regulation A, Tier 2 offering is two folds:

 FIRST, to define the direction of the business Gilmore Homes  Gilmore Loans, LLC, its operations, plans and offerings, through goal definition, so that the company, management, members, and stakeholders can execute the strategies necessary for successful goal attainment.

 SECOND, to describe Gilmore Homes  Gilmore Loans, LLC performance, management, and offering as an emerging growth proptech and

Fintech company incorporating the benchmarks of real estate, technology, and financial services following its strategic business plan, goals,

 investments, developments, market, and current position, so that the necessary financing, capital, and equity may be raised to pursue the stated goals.

Pursuing the stated goals by GH-GL, LLC will be achieved by following the below strategies:

(1)  Attract investors through our Regulation A, 1 A Tier 2 Offering, who will provide the necessary capital to fund our operations, projects, developments, and businesses.

(2)  Increase our offering when approved and qualified by the SEC for growth and profits through strategic advertisement, solicitation, TV, radio and newspapers, and social mediums such as Facebook, Instagram, LinkedIn, Twitter, YouTube, crowdfunding, etc., via Testing the Waters.

(3)  Solicit nonaccredited and accredited investors in addition to other individuals, companies,

       businesses, foundations, corporations, angel, ventures, etc., to open an equity offering account.

 MISSION

      The mission of Gilmore Homes  Gilmore Loans, LLC, as an emerging growth company, is to impact lives, citizenry, and community by empowering consumers through real estate, technology, and financial services exemplifying par excellent customer service and ethics offering upscale, high quality products, goods and services, as a proptech and fintech, holding firm.

BUSINESS OVERVIEW AND OBJECTIVES

 Note: (Amended) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

      As noted, Gilmore Homes  Gilmore Loans, LLC does not currently generate any revenues nor have any real properties, assets nor liabilities. Moreover, we do not lease or own any real property as a business. Although we now have a company website as indicated above

(see the internet address in offering), we have now developed an advance, security protective website for our company, operations and

 Regulation A, 1 A, Tier 2 offering. The new URL will also contain the Final Offering Circular as well as the SEC and EDGAR.

      As an emerging growth company, we are offering the Preferred Interests herein on a minimum/maximum basis. The Company will raise a minimum of $15,000 hopefully using proceeds from the Offering or prior to offering to purchase land and build our first 1 to 4 or 5 to 10 units,

 multifamily apartments or single family residences. The company is looking at ventures, angels, private equity, and hard money / asset based loans, prior to offering, until approved and qualified by the SEC. The goal is to get a few properties built and operating cash flow. However,

 with limited down payments and equity unavailable, it might be difficult. In regards to our business offering, we expect to use the offering to pay for land, improvements and building additional projects and developments, based on a successful capital raise.

      In Atlanta, Georgia and throughout the United States, there is an opportunity to create, build and operate a successful real estate investment corporation. The Manager Michael Gilmore has recognized this opportunity, created the company, and after a five year delay since the company was founded in 2015 and establishes as a LLC in the State of Georgia in 2018, has decided to go the route of finally creating a

 Regulation A, Tier 2 Offering. The Company intends to provide new real estate investment opportunities, property development and management,

 and emerging, startup businesses (real estate related) to investors interested in achieving financial success by taking advantage of the real estate market across the country, but specifically in urban and opportunity zone areas and communities around the United States. Because of opportunity zones, Gilmore Homes  Gilmore Loans LLC, with the help of our investors and Members, will turn real estate businesses into profitable opportunities in creating a high return on investments juxtaposed turning blighted communities into vibrant, upscale oasis.

      Part of our company objectives is to seek out urban neighborhoods throughout the U.S., which do not have control of the dollars,

 the real estate nor the businesses in the community. As a result, many non minorities are taking control and developing the areas, many of whom do not share the same interests. This leads to displacement and gentrification. Thus, Gilmore Homes  Gilmore Loans, LLC is one of the solutions.

 We will (1) Penetrate the real estate market by providing opportunities to both accredited and non-accredited investors interested in achieving financial success by taking advantage of real estate opportunities, and (2) Increasing profits or the potential for profits as allowed by market conditions. Various news mediums report that Atlanta, Georgia is a top 5 market in real estate, business, technology,

 and raising venture capital, according to Atlanta Inno, the Atlanta Business Chronicle, the Atlanta Journal and Constitution (AJC) etc.

 OUR COMPANY KEYS TO SUCCESS

 Controversial Real Estate Topic

      Gentrification is one of this 21st Century era, greatest socioeconomic and part racial issues. This issue is so great that it touches many minorities herein Atlanta, Georgia and around the United States. Here in Atlanta, Georgia, for example, Atlanta is now the nations

4th fastest gentrifying city (Atlanta Business Chronicle, 2020). Despite this gentrified divide, it is Gilmore Homes  Gilmore Loans, LLC goals to design and develop residential and commercial real estate in these areas, create jobs and businesses in these areas, and to show communities of color through research and case studies how it is in their benefit to collaborate and partner with White stakeholders in a public and private partnership. Many communities have been neglected for decades. The community should not get so angry that it forgets the benefits of how a neighborhood can improve through affordable and market rate multifamily housing, new retail stores and restaurants, etc. Public and private stakeholders are good for the American economy as well as transforming neighborhoods and lives.

 Access

      Gilmore Homes  Gilmore Loans, LLC will share our opportunity with investors around the United States to have new access and to invest in these types of projects that will give our investors and members high financial and socioeconomic returns. These philosophical underpinning appertaining to business will make investors with a social impact mission feel good about investing and their desire to help transform and revitalize an area, as long as it provides an excellent social and financial return on investment and benefit.

 Measurable and Quantifiable Success

      Our Company intends to identify and thus measure projects that benefit investors and communities around the nation.

 These quantifiable metrics will be based on projects built and created, businesses built and created, jobs provided and created, and revenues generated and profitable. Doing so through single family homes, multifamily, condominiums, retail stores and restaurants, shopping centers, mixed use developments, low and high rises, etc., will give us meaningful attributes that can help demonstrate our keys to success such as:

 * The ability to recognize and define the best course of action;

 * The consistent raising the bar for our developments and businesses productivity;

 * The overall diligent efforts to regularly lower overall costs, expenses, and liabilities;

 * The recruitment of experienced, talented, and qualified stakeholders and consultants;

 * The plan to effectively market the highest quality of services of our Company to shareholders

 * The ethics and services to work within our leasing scope for retailers, restaurants, and office tenants, residential and commercial brokers, loan officers, financial advisors, vendors, etc.,

   which our Company can secure financing, develop a worthwhile project, and fulfill our needs.

 Investment Strategy

 Note: Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

      Our company Gilmore Homes  Gilmore Loans, LLC is seeking to invest in a diversified array of new development projects and startup businesses within our portfolio of income producing real estate assets and real estate related assets throughout the United States,

 specifically in the Southeast and Southwest with plans to scale to the West, Northeast and Northwest. Initially, the Company intends to build a few single family homes and small apartments and work on GILMORE TOWER, our beginning large and extensive, expensive project that will provide the most benefits, reap the most profits, and have the greatest impact on our investors and members juxtaposed the communities we will serve.

 Termination Date of Offering: 12 months, June 19, 2021

 Date By Which Minimum Amount Must Be Reached: 6 months, from June 19, 2020 to December 31, 2020

 Note: (Amendment) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

 All of our projects will be new, ground up construction. Moreover, all of our projects and acquisitions must meet our investment objectives and company philosophy. These underpinnings will be achieved by successfully raising and marketing our Regulation A, 1 A, Tier 2 Offerings and the capital juxtaposed equity thereof.

      In doing so, we believe that through our real estate underpinnings, there is an opportunity to create attractive total returns by employing a strategy of designing, developing, and distributing high yield real estate investments, having quality construction and desirable locations which can attract quality tenants and financing, which these types of investments are generally located in central business districts or metropolitan cities. We intend to invest in a diverse geography in order to reduce the risk of reliance on a particular market,

location or tenant.

 Property Identification, Geographic Scope and Competition

      Within the landscape of revitalization throughout American particular urban areas, government agencies, housing authorities,

 private developers and companies, both profit and nonprofit businesses, foundations, associations, and organizations, are task with supporting affordable housing, economic development, community development and revitalization initiatives. Often these initiatives target specific communities with specific criteria that resurrects or revives distressed neighborhoods. Now, Opportunity Zones Funds are being created to undertake such. Therefore, the importance of Gilmore Homes  Gilmore Loans, LLC Regulation A, Tier 2 Offering is to become well financial capitalized through our nonaccredited and accredited investors, so that we can protect, preserve, and prosper neglected neighborhoods,

 communities and its citizenry through urban renewal and development via our real estate underpinnings, as we face competition. Competition is great; however, we must plan to impact communities in Atlanta and around the United States with the businesses, services, and developments that they will need.

Underwriting

      Once our Company identifies a subject property (raw land) or (occupied land) with an abandon residential or commercial property,

 we will underwrite (purchase) if it meets stringent criteria and guidelines. This real estate process is driven by property valuations,

 market feasibility assessments, time on market analysis, construction and development budgets, loan to value limits, projected schedules and timelines, and projected revenues, expenses, and liabilities (Proforma).

 Commencement of Project(s) and Leverage

      Once Gilmore Homes  Gilmore Loans, LLC finds a subject property which to develop, after conducting due diligence, negotiating price,

 finding the right financial partner, and attracting New Markets Tax Credits (NMTC), HUD, FHA, Fannie Mae, Freddie Mac, Opportunity Zone

 funds/QOZ, TOD/Transit Oriented, TAD/Tax Allocation, Housing Authority/LIHTC/Section 8 (in some cases), C-PACE, SMART, GREEN,

 ENERGY STAR, LEED, SOLAR and Clean Tech components, tax incentives and financial investments (such as the aforementioned)

in addition to successful underwriting, entitlements, permits, construction contracts and Cities Planning approvals, etc., our emerging growth and holding company will commence the real estate development projects. With our raised funds, we plan to leverage capital for growth.

 As noted, our Company currently has no financing in place and there is no guarantee that we will receive financing. Additionally, our Company may never raise enough money to move forward with its intended business operations.

For Sale and Rental Housing

      A big profit margin of Gilmore Homes  Gilmore Loans, LLC will be from our single family homes. The goal is to build around 5,000 homes around the United States. Once our in house architect and general contractor teams are in place including hired construction workers (on a contract basis), we will design, develop, and distribute affordable housing in Atlanta and around the United States.

 What will be so unique about Gilmore Homes is our price point and model. All of our homes will be under 900 square feet, the size of many apartments. We expect to build homes and offer in house financing, which consumers can also use their banks and other financial mortgage sources. When our company builds our homes, we anticipate the following profits over time: 100 homes @ $100,000 yielding gross of $10,000,000;

 500 homes yielding gross of $50,000,000; 1,000 homes yielding gross of $100,000,000 million and 5,000 homes yielding gross of $500,000,000 million. The Company also plans to offer only 5, 10 and 15 year mortgages at 3.0% interest, with 3.5% down. We anticipate a very high demand,

 which monthly notes will equal $550 a month, plus interest of $245 totaling $795 making a small, 3 bedroom, 2 bath, 2-story, 808 square feet small home with no garages, all electric, very affordable. In addition, we plan to build the many small homes as continued rental income going after affordable, making rate, co living, co sharing, student and workforce housing. Our rental homes will lease/rent for $999 per month.

 None of our housing stock will be over $1,000 as notes, leases, rentals, or purchases. All Gilmore starter homes will be priced at $99,900.

      In sum, we expect that many of our Gilmore Homes that we sell will have outside down payment assistance and/or gap funding from participating government housing agencies and authorities. We also will generate a waiting list for our new homes and provide reports to our members, investors, and stakeholders on a quarterly and/or yearly basis including required, ongoing reports with the Securities and

 Exchange Commission.

An Initial Underpinning Real Estate Project Appertaining to our Regulation A, Tier 2 Offering to Create and Build

 Note: (Amended) Please be advised that our Company may never raise enough capital to move forward with its intended business operations.

                             Moreover, financing is currently not in place and there is no guarantee that our Company will receive construction financing.

      As noted, this Offering involves the design, development, and distribution of residential real estate, new, ground up construction single family homes, for sale and for rent, building single family subdivisions, building multifamily apartments, as affordable, market rate,

 co living, co sharing, student and workforce housing, condominiums for sale and for rent, and commercial real estate, shopping centers, hotels,

 mixed use developments, low rises, mid rises, and high rises projects, retail stores and restaurants such as Can You Spare A Dollar? Chain of

 $1.00 Stores, and Gil $ Mart, which will also be chain stores around the U.S., etc.

      The Company will acquire properties (raw land or in cases of old, dilapidated and abandon residential and commercial buildings),

which will be torn down (tear downs) to make room for new, ground up development projects, as noted. The company will not fix or flip old properties, fix, flip or sell old properties, fix, flip or rehabilitate old properties, fix, flip or rent old properties, invest in or acquire other projects, properties, individuals, or companies. Our Offering is a CREATE and BUILD Real Estate company.

      Gilmore Homes  Gilmore Loans, LLC will follow its Business Plan at all times and never deviate from it. We are an emerging growth company juxtaposed proptech and fintech firm. The objectives, investments, strategies, and benchmarks of our company is to BUILD and CREATE residential and commercial real estate, startup businesses such as retail and restaurants, and offering financial services related to real estate such as our private label Visa and MasterCard.

      In addition to building and creating, our company is also focused on urban transformation and revitalization with its main focus on creating jobs, businesses and services and turning, blighted community into urban oasis of luxury such as our forthcoming mixed use developments like GILMORE TOWER (see within Offering Circular), which will consist of over 185 retail stores and restaurants, a 5 level shopping center with ice skating rink, movie theater, a 1,000 seat performing arts center, office spaces, a 100 room, all-suite, boutique hotel with Rolls Royce services, and grocery / pharmacy. These are just some of the examples our Members will participate in as Stakeholders,

 which investors will receive some of the net profits after expenses, disbursed according to Preferred Interests and Interests in our company Gilmore Homes Gilmore Loans, LLC. We will build all across the United States in select markets and states, where a large minority and urban population resides, most likely the largest cities in every state or some of the top cities in select states with a diverse demographic.

       Note: The preliminary discussion of GILMORE TOWER is for illustration purposes only. There is no guarantee that our Regulation A

 Offering will be successful. Moreover, there is no surety that the project will be financed nor will our company Gilmore Homes  Gilmore LLC will have a successful capital raise. The initial concept for the $200,000,000 GILMORE TOWER project is slated first for Atlanta, Georgia with plans to scale around the United States in downtown urban areas, which the developments will be mixed use encompassing retail,

 restaurants, residential, hotel, office, grocery, and entertainment. When our Regulation A Offering raises, for example, $10,000,000 to

 $20,000,000 (after SEC approval and qualification), we will commence the project levering our equity to accumulate debt to build such luxury edifice, that will include over 270 apartments and condominiums, 100 to 185 retail stores and restaurants, 100 hotel rooms, etc.,

 as noted earlier, which investors will participate in profits and revenues, if earned, distributed to our Members and their Interests.

      This real estate project such as Gilmore Tower, our other projects, and emerging growth businesses are based on, and solely on,

 a successful capital raise and Interests by prospective Members appertaining to our Regulation A, Tier 2 Offering, which a maximum of

 $50,000,000 can be raised in a calendar year. It is our Company goals to aggressively pursue the maximum raise, which will help our firm tremendously. Even if our Company can successfully raise from $1,000,000 to $10,000,000 or ($10,000,000 to $50,000,000), our business can still be successful in building high rises, etc., encompassing retail, residential, hotel and leisure, built however on a smaller scale.

      Thus, with any investment, Members are always advised to consult their financial advisors, attorneys, etc., to participate in this

Offering and/or any other offering as real estate involves a high degree of risks (please peruse our risk factors again). As the Company follows its Business Plan and Benchmarks, the goal, as an emerging growth company, is to allow both nonaccredited (limited) and accredited investors, to participate in such Offering, which many upscale, mixed use developments such as high rises and mid rises are not available to the general public.

 Disclosure: As noted throughout this Offering, our Company may never raise enough money to move forward with its intended business operations.

                    Moreover, financing is not currently in place, and there is no guarantee that our Company will ever receive financing and/or borrowing for our construction to permanent loans in order to commence our real estate projects, businesses, and developments.

      In sum, it is our Company goal to transform urban areas and suburban areas around the United States. The creation of the

JumpStart Our Business Startups Act in concert with this Regulation A Offering will allow our emerging growth company to create businesses,

jobs and opportunities around the nation. Moreover, our Company will be in a position, pending a successful capital raise, to impact citizenry and community with a mission driven social focus. Consequently, we will aid/assist in making America neighborhoods (Great Again)

through real estate, technology, consumer goods and financial services as a proptech, fintech, and consumer tech, emerging growth, small business holding company.

Why Gilmore Homes  Gilmore Loans, LLC? Why Choose Our Regulation A Offering? And, Why Invest In Our Businesses and Projects?

      There are real estate companies and there are real estate companies, and then, there is...well...The Real Estate Company, Gilmore Homes

 Gilmore Loans LLC, an emerging growth company. When you choose us and invest with us, you will know why we do what we do. We are a mission driven, social impact proptech and fintech company that likes results, performance, and profits. Thus, we aim to create value for our members, stakeholders and investors through our Regulation A, Tier 2 Offering.

      In any business venture, there are inherent risks. Moreover, those inherent risks carry both advantages and disadvantages.

 When manager Gilmore started the Company and prepared the Offering, he wanted to attract both nonaccredited and accredited investors,

 who can not only tolerate risks, but who can see the advantages that allow real estate emerging growth companies to overcome in spite of the disadvantages. Thus, there are several key competitive advantages inherent to the Manager approach that significantly mitigate any potential risk and facilitate a profitable venture. While the below list is not exhaustive nor all inclusive, exclusive, the following are but a few of the competitive, market risk mitigating advantages:

 (1). There is an increase demand for more affordable housing and market rate housing coupled by an already significant shortage of the product as real estate prices and properties continue to rise.

 (2). This demand for affordable and market rate housing is further compounded and artificially increased by the fact that there are numerous government rental and home ownership programs available to assist individuals and families in securing housing, which they otherwise could not afford.

 (3). With this demands come an array of capital available. For example, according to Forbes, Real Estate Technology (or proptech)

 is quickly becoming its own category in startup world. New VC firms have raised hundreds of millions of dollars to invest solely in real estate tech. Top traditional VCs made huge bets on proptech companies. Some of the world largest landlords have built venture capital arms to get in on the action. In 2010, the total investment in real estate technology was estimated to be $33 million.

 In 2017, over $5 Billion was raised (Forbes, Perry, 2018).

 (4). In many cases and through our Offering, we may can attract venture capital funding via real estate, advancing the route of accredited investing, allowing us to raise and sell our securities for the maximum amount allowed such as $50,000,000,

GH-GL, LLC goal, plan and strategy.

 (5). With local, state, and the federal government agencies directly involved in the revitalization efforts, funding, and investments,

 timelines are often expedited in terms of permitting, site inspections, etc.  Additionally, these companies also bring equity and capital to the table.

 (6). GAP and BRIDGE funding and other such as private equity, hard money, and angels are also available in the capital stack.

 With GAP funding, acting as a form of insurance against loss, it is available from many funding sources and local housing authorities for development and businesses startup, ensuring that any potential loss in the transaction is offset.

 (7). Significant community support and outreach is associated with the Manager revitalization activities, bringing in additional exposure,

 revenues and advertising, which will attract media attention.

 (8). Both government housing agencies and non profit NGOs have waiting lists of qualified buyers and qualified tenants for our

 Gilmore housing stock as purchasers and renters.

 (9). Our company will utilize many commercial and residential brokers for our mixed use developments, apartments, condos, etc.,

 also minimalizing risk and providing advantages.

 (10). With the right investments, team, management credentials and collective experiences, Gilmore Homes  Gilmore Loans, LLC will provide an opportunity for all Americans to participate such as accredited investors (with a high net worth and income) and for non accredited investors (for little as $500 dollars), which these everyday Americans, who want to earn extra income, become an owner and/or partner in something, and create wealth or the possibility of wealth in the process, can live out and reach the American Dream,

  a dream that is still possible.

 NOTE: As lamented throughout this Offering Circular, our Company may never raise enough money (capital) to move forward with its intended business operations. Moreover, financing is currently not in place nor is financing guaranteed, which we may never receive.

 Due Diligence and Financing

      After Gilmore Homes  Gilmore Loans, LLC searches for properties (land) and identifies the location zone for Residential or Commercial,

 we will secure the necessary financing with the help of our capital raise, sign a contract, and place an escrow deposit to be held with the designated escrow agent. The company will take the minimum time necessary to complete all due diligence to the properties we acquire and build upon including: site inspection, site improvements, reviewing future applicants and leases, qualifying applicants, obtaining LOI for retailers and restaurants for our new shopping centers, reviewing projected income and expenses and preparing documentation for the SEC,

our investors, members, and stakeholders.

 In doing so, our Company will position itself for favorable financing and begin the process of designing, developing, and distributing real estate, impacting urban areas, with quick exit strategy for debt and holding our assets for the long term, as a holding company.

TAX TREATMENT OF COMPANY AND ITS GROWTH SUBSIDIARIES

       The following is a summary of certain relevant federal income tax considerations resulting from an investment in the Company,

 but does not purport to cover all of the potential tax considerations applicable to any specific purchaser. Prospective investors are urged to consult with and rely upon their own tax advisors for advice on these and other tax matters with specific reference to their own tax situation and potential changes in applicable law.

 Taxation of Undistributed Fund Income (Individual Investor)

      Under the laws pertaining to federal income taxation of Partnerships, no federal income tax is paid by the Company as an entity.

 Each individual Member reports on his or her federal income tax return, for his/her distribute share of Fund income, gains, losses,

 deductions and credits, whether or not any actual distribution is made to such Member during a taxable year. Each individual Member may deduct his/her distribute share of Fund losses, if any, to the extent of the tax basis of his Interests at the end of the Company year in which the losses occurred. The characterization of an item of profit or loss will usually be the same for the Member as it was for the Company.

 Since individual Members will be required to include Fund income in their personal income without regard to whether there are distributions of Fund income, such investors may become liable for federal and state income taxes on Fund income even though they have received no cash distributions from the Company with which to pay such taxes.

 Tax Returns

      Annually, the Company will provide the Members sufficient information from the Company informational tax return for such persons to prepare their individual federal, state, and local tax returns. The Company informational tax returns will be prepared by certified public accountants selected by Manager Gilmore.

 Unrelated Business Taxable Income

      Interests may be offered and sold to certain tax exempt entities (such as qualified pension or profit sharing plans) that otherwise meet the investor suitability standards described elsewhere in this Offering Circular (See Investor Suitability Standards).

 Such tax exempt entities generally do not pay federal income taxes on their income unless they are engaged in business which generates unrelated business taxable income, as the term is defined by Section 512(a)(1) of the Code.

     Under the Code, tax exempt purchasers of Interests may be deemed to be engaged in an unrelated trade or business by reason of rental or capital gains income earned by the Company Although rental and capital gains income (which will constitute the primary sources of

Fund income) ordinarily do not constitute unrelated business taxable income, this exclusion does not apply to the extent of interest income, which is derived from debt financed property.

      To increase Fund profits or increase Fund liquidity, the Manager may borrow funds in order to develop, build and acquire properties.

 This leveraging of the Company new property portfolio will constitute an investment in debt financed property, which will be unrelated business income taxable to ERISA Plans. Unrelated business income is taxable only to the extent such income from all sources exceeds

 $1,000 per year. The resulting tax, known as UBIT or Unrelated Business Income Tax is imposed based on the income tax brackets that apply to trusts. Such brackets are high, and can quickly approach 0% (before taking state and local income taxes into account) on fairly small amounts of income (i.e. net income over $12,400). The remainder of a tax exempt investors income will continue to be exempt from federal income taxes to the extent it complies with other applicable provisions of law, and the mere receipt of unrelated business income will not otherwise affect the qualification of an IRA or ERISA plan under the Code. The Manager does anticipate that the Company will earn income, based on its acquisition of leveraged rental properties (where applicable) that might be treated as UBIT and therefore subject to

 UBIT.

      The trustee of any trust that purchases Interests in the Company should consult with his tax advisors regarding the requirements for exemption from federal income taxation and the consequences of failing to meet such requirements, in addition to carefully considering his fiduciary responsibilities with respect to such matters as investment diversification and the prudence of particular investments.

COMPANY SUBSIDIARIES AND EMERGING GROWTH BUSINESSES

 NOTE: (Amended) Please be advised that Gilmore Homes  Gilmore Loans, LLC may never raise enough capital to move forward with its intended business operations. Moreover, financing is not currently in place nor is their any guarantee that our company will ever receive financing or borrowing, construction to permanent loans to implement our real estate projects, developments, and businesses.

      Termination Date of Offering: 12 months, June 19, 2021

      Date By Which the Minimum Amount Must Be Reached: 6 months, from June 19, 2020 to December 31, 2020

 (Disclosure): Please be advised that none of the 85 (plus) listed companies are operating and that Gilmore Homes Gilmore Loans, LLC likely will not be able to proceed with any projects listed if only the minimum amount is raised.

         Gilmore Homes  Gilmore Loans, LLC, a proptech, fintech and consumertech, emerging growth, holding company will own the following businesses, which are our divisions and subsidiaries, a part of our Regulation A, Tier 2 Offerings, unless noted otherwise.

         All or our Members under our Regulation A, Tier 2 Offering who buy Interests (Shares) in the Company via its Offering will own and participate in the below subsidiaries and emerging growth businesses, which are divisions of our company GH GL, LLC, the Michael L.

Gilmore Co., and the Michael L. Gilmore Development Co., and profits, revenues and interests will be distributed according to the purchases and percentages of interests bought in the company and offering. Note: Launching this Offering does not guarantee financing nor the crucial

Equity Capital.

         The following company subsidiaries and emerging growth businesses do not indicate when and where they will be built or in order of development preference or location to be built. In case of a successful $20,000,000 to $50,000,000 Capital Raise via our Regulation A,

Tier 2 Offering, 95% of these subsidiaries will occupy GILMORE TOWER in Atlanta, Georgia, which the capital raised will be used to leverage debt of $200,000,000 (less or more) to build the 50 Story, mixed use development high rise. Thus, a successful, capital equity raise will indicate what and when to build and give us the resources to build and develop.

The Below listed, companies and headings identify the type of business and the names, and a succinct descriptor provides the kind of business.

PROJECTS TO BE BUILT: MALL OF ATLANTA @ GILMORE TOWER

and Other Projects in Atlanta, Georgia and throughout the United States

Our 85 (plus) Company Owned Stores & Restaurants / Divisions & Subsidiaries

The Umbrella Companies of Parent GILMORE HOMES  GILMORE LOANS, LLC

Atlanta, Georgia

(Disclosure, Amended) Please be advised that none of the 85 (plus) listed companies are operating and that our Company likely will not be able to proceed with any of the projects listed if only the minimum amount is raised.

 NOTE: This may be our 1st or major project built, pending on a successful capital raise, besides homes and apartments. Most are real estate commercial businesses and projects, residential companies and projects, and real estate related underpinnings.

 (Amended) (Disclosure) Please be advised that our Company Gilmore Homes Gilmore Loans, LLC may never raise enough capital to move forward with our intended business operations. Please also be advised that Distributions are not assured and Investors should be aware of the risks involved. Moreover, financing is currently not in place and our Company may never receive financing nor is financing guaranteed for borrowing, construction to permanent loans to implement the below developments and businesses.

 Note: As echoed again, none of the 85 (plus) listed companies BELOW are operating, and that our company Gilmore Homes Gilmore Loans,

           LLC likely will not be able to proceed with any projects listed if only the minimum amount is raised.

Anchor Department Stores                                                                     (Denotes, possible square feet of building space)

GILMO GILMONI Department Store 10,000 sf

GENTLEMEN, PREPS & YUPPIES Department Store 10,000 sf

GILMOUR MICAL Department Store 10,000 sf

LORD, JULY & CHRISTMAS Department Store    10,000 sf

                                                         Total: 40,000 sf

Arcadia and Amusements

MALL OF ATLANTA @ GILMORE TOWER  Indoor Amusement Park   6,000 sf

MALL OF ATLANTA @ GILMORE TOWER  Arcadia                          2,000 sf

MALL OF ATLANTA @ GILMORE TOWER  Ice Skating Rink  6,000 sf

BOWLING BYSTANDERS Bowling Alley                                           3,000 sf

                                                                                                                Total: 17,000 sf

Automobile Rental

RENT A GIZMO LUXURY Nationwide Car Rental       1,500 sf

                                                                                                      Total: 1,500 sf

Automobile Manufacturing

GILMO GILMONI Automobiles Gas/Electric Vehicles and SUVs

Apparel  Men

GIL & FERG BROTHERS Clothiers  1,500 sf

CLAUDE JACKSON Big & Tall                         1,500 sf

BERT, JAMES, TIMOTHY & MICHAEL Men Store     1,500 sf

                                                                      Total:  4,500 sf

Apparel  Women

THE PAMPERED WOMAN 1,500 sf

THE PAMPERED WOMAN PLUS            1,500 sf

MISSISSIPPI BELLE Lingerie                  1,500 sf

RUBY & RUTH Women Store                1,500 sf

                                               Total:  6,000 sf

Apparel  Men & Women

URBAN SWAG COUTURE                                                                                1,500 sf

UTIMO, UTIMONI Jeans & T-Shirts                                                                       1,500 sf

MOODY, MOYE & MAYFIELD Clothiers                                                                         1,500 sf

THE SPORTS ELITeST Athletic Wear                                                                        1,500 sf

THE AMERICAN ATHLETE  / THE PHENOMENAL ATHLETE                                                    1,500 sf

SPORT SILK / SPORT CASHMERE                                                                                               1,500 sf

                                                                                                                Total: 9,000 sf

Apparel  Children & Teens

TEEN GEEKS 1,500 sf

SILVER SPOONS & TRUST FUNDS Children Apparel                                                                    1,500 sf

ASHLEY NICOLE Clothiers                                                                                                                              1,500 sf

SPOIL BRATS                                                                                                                                                     1,500 sf

                                                                                                             Total: 6,000 sf

Accessories

THE BAG LADY Accessories                                                                                      1,500 sf

PAMPERED GIRL                                                                                                   1,500 sf

                                                                                                               Total: 3,000 sf

Appliances, Electronics, Food / Groceries, Decor & Furniture, General (Our Branded, Big Box Retailer)

GIL*MART                                                                                                         10,000 sf

                                                                                                             Total:  10,000 sf

Audio, Video, Music, Records & Games

DISC JOCKEY Compact Discs Store                                                                                  1,500 sf

GILMORE RECORDS & RECORDING STUDIO                                                                                                  1,500 sf

LETS TRADE GAMES / HE GOT GAME Shop                                                                                  1,500 sf

GAMES & SNEAKS                                                                                                              1,500 sf

IGITS, ISICS & IGITALS HiTech Store                                                                                     1,500 sf

MUSICWAVE                                                                                                                                                             1,500 sf

RECORDWAVE                                                                                                                                                               1,500 sf

VIDEOWAVE                                                                                                                                                            1,500 sf

BOOKWAVE                                                                                                                                                                       1,500 sf

                                                                                                                                                                          Total: 13,500 sf

Banks & Financial Services (Banks and Credit Unions Not Part of Regulation A, unless allowed by the SEC; Banks under separate governance)

BANK OF ATLANTA / BANK OF ATLANTA CREDIT UNION 2,500 sf

MICASU, GILMORE & WUNG World Bank, an Investment, Depository & Full Service Bank 2,500 sf

MALL OF ATLANTA  OUTLETS / GILMORE TOWER Visa / MasterCard services and GILMO GILMONI, MICAL GILMOUR, LORD, JULY& CHRISTMAS, GENTLEMEN, PREPS & YUPPIES Department Stores  Visa/MasterCard, Store Charge Cards (Private Label)

(Mall Office Space in Tower) 2,500 sf

                                                  Total: 7,500 sf

Bakery, Candies and Cookies

THE SWEET TOOTH / MY SWEET CRAVE Candy Store 1,500 sf

CHOCOLATE CRAVINGS Chocolatiers                    1,500 sf

                                                                         Total: 3,000 sf

Beauty & Barber Services

SWAG BOYS Barber Shop                                                         1,500 sf

ATLANTA A&T UNIVERSITY College of Cosmetology      3,500 sf

WIKAR, GIKAR & MIKAR Salon                                1,500 sf

                                                                                                 Total: 6,500 sf

Beauty Supply Store

BEAUTYWAVE1,500 sf

                                                               Total:  1,500 sf

Bride, Groom, Prom & Formalwear

BERT & RUBY Bridal Shop 1,500 sf

BARRACK & MICHELLE Formalwear                    1,500 sf

                                                                                    Total: 3,000 sf

Books

BOOK BRAINS & BOOK SMART 1,500 sf

                                                                Total: 1,500 sf

Brims, Caps & Hats

SWAG HEADS1,500 sf

ATLANTA & HARLEM RENAISSANCE DEBONAIRS 1,500 sf

                                                                            Total: 3,000 sf

Cinema & Movie Theater

G CINEMA 5,000 sf

MLG Theaters           5,000 sf

                       Total: 10,000 sf

Cellphones

CELLULARWAVE1,500 sf

GILMORE WIRELESS                   1,500 sf

                                       Total: 3,000 sf

Cleaners

GILMORE TOWER / MICAL GILMOUR HOTEL / MALL OF ATLANTA CLEANERS             1,500 sf

                                                                                                                                                                                            Total:  1,500 sf

Computers

GILMORE MILLENNIUM 21 Brand Computers                1,500 sf

COMPUTERWAVE Computer Store                          1,500 sf

                                                                             Total: 3,000 sf

Copy, Photo, Print & Camera

COPYWAVE Copier1,500 sf

PHOTOWAVE Photo Store             1,500 sf

PRINTWAVE Print Shop               1,500 sf

THE SMILE SHOP Camera Store                   1,500 sf

                                                        Total: 6,000 sf

Cosmetics & Fragrances

SPOILED GIRLS & SWAG BOYS Beauty and Fragrances      1,500 sf

GLAM squad, GLITS squad & GENTS squad Cosmetics       1,500 sf

ZEOLA & KEONDRIA BROWN Cosmetics                                1,500 sf

                                                                                   Total: 4,500 sf

Convenience Stores and Gas Stations

GIL-MART EXPRESS                                                      2,500 sf

                                                                                Total: 2,500 sf

Diamonds & Jewelry

GILMORE, JACKSON, JONES, DUMAS, HALE & MILLER Jewelers           1,500 sf

                                                                                                            Total: 1,500 sf

Dollar Store

CAN YOU SPARE A DOLLAR? $1.00 Stores                   2,500 sf

& SPARE DOLLAR CAFE (Restaurants within every Dollar Store, featuring $1.00 hot food items, fruits, and vegetables)

(Chain of One Dollar Stores to Launch in Atlanta and throughout the United States)      Total: 2,500 sf up to 5,000 sf

Entertainment & Tickets

MALL OF ATLANTA PERFORMING ARTS CENTER                   1,000 Seats

TICKETBOY Ticket Company and Office

MALL OF ATLANTA / GILMORE TOWER  / MICAL GILMOUR HOTEL  VALET

Entertainment, Valet & Highrise, Midrise Mall Parking

$5.00 Everyday Parking Garages (Hotel, Shopping Center, Apartments, Condos, Office, Public)

$5.00 Day of Concerts and Events & after 5:00 pm

$20.00 Valet

Food & Beverage, Restaurants

SIPPI Ice Cream, Yogurt & Smoothies 1,500 sf

TASTE OF ATLANTA Restaurant / TASTE OF ATL SOUL MUSIC Restaurant       2,500 sf

LEE WUNG BRUCE Chinese Fastfood                                        1,500 sf

BLUE CHEESE & HOT WINGS Fastfood                               1,500 sf

AMERICAN ITALIAN PIZZERIA & BUFFET                2,000 sf

ATLANTA SOUTHERN FRIED CHICKEN Fastfood        1,500 sf

SANDWICHES MATTER                                                1,500 sf

SNACKS EXPRESS Convenience Store           1,500 sf

BURGER ATTACK Fastfood                                                1,500 sf

CUP OF TEA Fine Dining Restaurant (Atop MG Hotel)               2,500 sf

THE COURTYARD STEAK & SEAFOOD (MG Hotel)                          2,500 sf

THE BREAKFAST NOOK Restaurant, 24 hrs (MG Hotel)                2,500 sf

MY BUDDY, MY BARBEQUE, MY BEER & MY SPORTS Restaurant         2,500 sf

BUFFET EXPRESS To Go or Dine In, Buffet Restaurants                           2,500 sf

SEAFOOD EXPRESS Restaurant                                                      1,500 sf

SPARE DOLLAR CAFE, within CAN YOU SPARE A DOLLAR? $1.00 Stores                      2,500 sf

THE LADY, HER BALLER & HER THUG Hip Hop Restaurant (with Live Music and Artists' Showcase)  2,500 sf

                                                                                                        Total: 34,000 sf

Gifts, Luggage, Leather & Specialty Items

GIZMOS, GILMOS & GADGETS Gift Store                                         1,500 sf

MICHAEL GILMORE / MG Bags, Purses, Wallets, Leather & Luggage      1,500 sf

                                                                                              Total 3,000 sf

Health & Beauty

THE SPA @ MG HOTEL & RESIDENCES / GILMORE TOWER

THE FITNESS CENTER @ MG HOTEL & RESIDENCES / GILMORE TOWER

THE INDOOR & OUTDOOR SWIMMING POOL @ MG HOTEL & RESIDENCES / GILMORE TOWER

THE BAR @ MG HOTEL & RESIDENCES / GILMORE TOWER

THE BASKETBALL COURT @ MG HOTEL & RESIDENCES / GILMORE TOWER

Hotel & Leisure / Residential Tower

THE MICAL GILMOUR HOTEL & RESIDENCES @ GILMORE TOWER / MICAL GILMOUR HOTEL & RESIDENTIAL TOWER

ROLLS ROYCE Services, Valet, Indoor & Outdoor Pool, Spa, Fitness Center, Business Center, Butler / Room Service, Restaurants, etc.

Shoes  Men

FOOTWAVE  1,500 sf

GILMO                        1,500 sf

                                                          Total: 3,000 sf

Shoes  Women

LADY FOOTWAVE 1,500 sf

THE GOLDEN SLIPPER                          1,500 sf

    Total: 3,000 sf

Shoes  Men & Women

MIKEMO GILKEMO Shoes 1,500 sf

      Total: 1,500 sf

Shoes  Kids & Children

KIDS FOOTWAVE                             1,500 sf

    Total: 1,500 sf

Toys

BANKHEAD & BUCKHEAD Toys  1,500 sf

                                     Total: 1,500 sf

Partial, REAL ESTATE DEVELOPMENTS & REAL ESTATE RELATED PROJECTS

GILMORE HOMES                                      (Single Family Homes)   Up to 1,000 sf

GILMORE SUBDIVISIONS              (Subdivisions, Homes For Sale and For Rent)

                                                                   (Prices $99,900 Homes and $999 leases)        Up to 1,000 sf

GILMORE APARTMENT HOMES                (Multifamily Apartments) Up to 1,000 sf

                                (Affordable, Market Rate, Shared, Co Living, Student and Workforce Housing Stocks throughout the U.S.)

Apartment Communities Names: THE GILMORE UPON ATLANTA, THE GILMORE UPON CALIFORNIA, THE GILMORE UPON

                                                      FLORIDA, THE GILMORE UPON MISSISSIPPI, THE GILMORE UPON TEXAS, for Examples

GILMORE SHOPPING CENTERS (New, Shopping Centers featuring our stores and restaurants including residential with our Big Box Retailer:

                                                               GIL*MART as well as our neighborhood centers, town centers, strip centers and mixes use subdivisions).

GILMORE TOWER                                      (Residential & Commercial)

GILMORE TOWER REAL ESTATE DEVELOPMENT                                                   (Mixed use low rises, mid rises, and high rises)

LAND ACQUISITIONS                             Purchases of raw lands in Atlanta & around the U.S.

GILMORE LOANS, LLC                                      (Our Visa & MasterCard, Private Label Brands)

                                                         (Credit and charge cards will be our first real estate financial services product)

                                          The cards will serve our Members as well as the Public, for staying at hotel, shopping at mall, etc.

                                          Later, personal, business, car, student, mortgage/construction/home loans

GILMORE PUBLISHING    Future launch of Hip Hop Hunks Magazine / The Hunks of Hip Hop Magazine, the African American Man

                                     Magazine, & the African American Business Magazine (Print and or Digital including Social Media startups)

GILMORE BROADCASTING    Future launch of TV HIP HOP Television, TV HIP HOP Social Media Networks, TV HIP HOP News,

                                                         Radio Stations & the TV HIP HOP Awards Show (Atlanta based)

(The below higher education institutions are not apart of Regulation A, unless allowed by the SEC; Schools are under separate governance).

HIGHER EDUCATION INSTITUTIONS  Future launch of Atlanta Academic and Technology University (Atlanta A&T University) in Atlanta,

                                                          Georgia and possible the re application of Hattiesburg University in Hattiesburg, Mississippi, and its

                                                           professional schools such as Law, once qualified, accredited, and approved by SACS, the ABA, etc.,

                                                          our future school projects, which will offer select Associates through Doctorate Degrees, from undergraduate to graduate, professional.

(In affiliation with the Hattiesburg University Foundation, a 501(c)(3) non profit, as partial owner and organizer.)

The new forthcoming Atlanta A&T University will occupy and lease space in proposed Gilmore Tower, when school is organized and begin its initial steps (in the future) with the Southern Association of Colleges and Schools (SACS).

NON PROFIT AFFILIATION  The Hattiesburg University Foundation, a 501(c)(3) tax exempt non profit, the charity division of Gilmore

                                           Homes Gilmore Loans, LLC. The H.U. Foundation is an organizer of GH GL, LLC as specified in its Georgia

                                            Certificate of Organization and the Internal Revenue Service, as a general partner as specified in bylaws of its EIN.

GILMORE ELECTRONICS   A line of designed and developed GILMORE branded electronic products such as televisions, cd/dvd players,

                                                     stereo systems, cellular phones, big screen, and high definition televisions, remove control cars and toys, etc.

GILMORE MILLENNIUM 21

COMPUTERS                 A line of designed, developed, and branded new laptop and desktop computers under the GM 21 Brand.

GILMORE LAUNDROMATS   (Chain of laundry mats and onsite wash rooms including secured, paid showers, open to the homeless and general public).

GILMORE FITNESS CENTERS   (Chain of 24 hours gym and fitness memberships)

MALL DEVELOPMENTS     Future Independent Malls such as MOAG: MALL OF ATLANTA, GEORGIA, and MOM: MALL OF

                                                    MISSISSIPPI

Note: Mall of Atlanta, Georgia will be a part of Gilmore Tower dba, a 6 Level Indoor Shopping Center in the Highrise.

Note: As disclosed throughout this Offering Circular, Gilmore Homes Gilmore Loans, LLC may never raise enough capital to move forward with

         Its intended business operations. Moreover, since our Company will involve debt (borrowing, construction to permanent loans) for our projects and businesses, Gilmore Homes Gilmore Loans, LLC currently has no financing in place. And, there is no guarantee that we will ever receive financing. Investors, both accredited and nonaccredited, as you contemplate buying shares in the company and becoming partial owners, you should evaluate and analyze carefully before investing any amount ranging from the $500 minimum up to $50,000,000 maximum.

SUMMARY OF OPERATING AGREEMENT

      The Operating Agreement, in the form attached hereto as Exhibit C is the governing instrument establishing the terms and conditions pursuant to which the Company will conduct business and the rights and obligations between and among the Members and the Manager, as well as other important terms and provisions relating to investment in the Company: GH GL, LLC. A prospective Member is expected to read and fully understand the Operating Agreement in its entirety prior to making a decision to purchase Interests. The following is a brief and synopsis summary of the terms of the Operating Agreement and is qualified in its entirety by reference to the Operating Agreement.

AMENDED: OCTOBER 31, 2019 and NOVEMBER 19, 2019  Please be advised that BOTH accredited and non accredited investors in Gilmore Homes Gilmore Loans, LLC should read ALL of the Information in the Operating Agreement including Section 13 for legal disputes that may arise from federal claims to this offering.

(AMENDED / DISCLOSURE)

FEDERAL SECURITIES LAW CLAIMS

Note: To Both Our Company Accredited and Nonaccredited Investors, please read the Operating Agreement in concert with this Offering Statement.

          Please see SECTION 13 in the Exhibit C: Operating Agreement). Claims arising from causes of actions fall under Section 10(b) of the

          Securities Act 1934 and the Securities At of 1933 under Sections 11 and 12 of the act including the FAA.

WAIVE COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND ITS RULES, REGULATIONS PROMULGATED THEREUNDER

Investors (both accredited and nonaccredited) CANNOT waive compliance with the federal securities laws and the rules and regulations

Promulgated thereunder.

Please see the federal securities laws under both the Securities Act of 1933 (Securities Act) and the Securities Exchange Act of 1934 (Exchange

Act).

(Amended October 31, 2019 and November 19, 2019) LEGAL CLAIMS AND LEGAL DESCRIPTORS

In Section 13 of Gilmore Homes Gilmore Loans, LLC Operating Agreement, any legal descriptors, under Alternative Dispute Resolution

Procedures, is outlined and defined in full detailed in the Operating Agreement (Exhibit C) and briefly summarized herein this Offering

Statement (Parts II and III).

FEDERAL AUTHORITY

The FAA, codified in Title 9 of the United States Code, specifies the requisite components of an arbitration and the procedural process by which courts will direct parties to arbitration. Section 2 of the FAA concerns matters of validity, irrevocability, and enforcement of agreements to arbitrate. It provides a written provision in any contract evidencing a transaction involving commerce to arbitrate a controversy shall be valid,

irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.

The Federal Arbitration Act requires the enforcement of arbitration agreements. The U.S. Supreme Court has affirmed a strong federal interest in promoting the arbitration of claims under Federal Laws.

RISKS AND OTHER IMPACTS ON SHAREHOLDERS AND CLAIMS ARISING FROM ANY ARBITRATION AND LEGAL CLAIMS IMPACTING GILMORE HOMES GILMORE LOANS, LLC

There are many risks of any arbitration, legal claims, and/or its impact on shareholders. Below are some that Gilmore Homes Gilmore Loans deems important.

(1) Limited rights to sue in court; an arbitrator shall make a ruling and judgment,

(2) Failing to understand our shareholders operating agreement, the meaning, what is expected and why it is important to you as an investor,

(3) Failing to understand as a new shareholder the legal implications of being bound by GH GL, LLC terms, the operating agreement, etc.,

(4) Restrictions on shareholders powers and our company powers,

(5) Restraint of trade and commerce and your rights to dictate our investment scope and enacting of the business plan,

(6) Limited control in Management decisions, the operations of the company, and shareholders obligations,

(7) Limited control in the financial decisions as it relates to borrowing money and debt to build and establish our businesses, projects, etc.,

(8) Limited control in our Capital raise and your right to arbitrate the terms and capital expenditures associated therein,

(9) Limited rights and control to vote on matters relating to the operations of the company, the funds received and disbursed, etc.,

(10) Limited rights issuing or transfer shares as outlined by the operating agreement and the arbitration thereof,

(11) Risk in dictating the process of our Dispute Resolution and the terms which both parties shall be bounded, including federal law claims,

(12) Shareholders will bear the cost in bringing litigation and thus may receive pennies on the dollar of what they allege was lost by

        Gilmore Homes Gilmore Loans, LLC wrongdoing and the shareholders evidential proof thereof, and

(13) Failing to understand the Consistency with our Constitution (Operating Agreement) governing the company affairs and operations, the company rights, the manager and management, and your rights and responsibilities as a shareholder, as a member.

The Federal Arbitration Act (FAA) requires the enforcement of arbitration agreements. The U.S. Supreme Court has affirmed a strong federal interest in promoting the arbitration of claims under Federal laws.

The FAA, codified in Title 9 of the United States Code, specifies the requisite components of arbitration and the procedural process by which courts will direct parties to arbitration. Section 2 of the FAA concerns matters of validity, irrevocability, and enforcement of agreements to arbitrate. It provides that a written provision in any contract evidencing a transaction involving commerce to arbitrate a controversy shall be valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.

Federal Claims that may arise from our Operating Agreement falls under both the Securities Act 1933 under Sections 11 and 12 of the act,

And Section 10(b) of the Securities Exchange Act 1934 also.

(October 31, 2019 REVISION)

(November 19, 2019 REVISION) Gilmore Homes Gilmore Loans, LLC and its Investors reserve the right to act in a Good Faith Effort in order to minimize any claims that may arise from a legal dispute including arbitration of federal claims. ALL STAKEHOLDERS shall read the Operating

Agreement in concert with this Offering Statement. As an emerging growth startup, it is our goal as a company to remedy and settle claims that may arise from any legal dispute based on the Federal Securities Act of 1993 and the Securities Exchange Act of 1934.

INFORMATION REGARDING PURCHASERS IN SECONDARY TRANSACTIONS AND HOW IT RELATES TO GILMORE HOMES

GILMORE LOANS, LLC INTERESTS AND EQUITIES ISSUING

As noted in our Company Gilmore Homes Gilmore Loans, LLC Operating Agreement, Section 11.3, No member may voluntarily, involuntarily, or by operation of law assign, transfer, pledge, hypothecate, or otherwise dispose of (collectively transfer) all or part of its Interests (stock and equity)

in the Company, except as is specifically permitted by this Agreement or authorized by the Manager. Any Voluntary Transfer made in violation of this Article shall be void and of no legal effect. Further, in no event shall any Voluntary Transfer be made within one (1) year of the initial sale of the Interests proposed for transfer unless the Transferor provides a letter from an attorney, acceptable to the Manager, stating that in the opinion of such attorney, the proposed transfer is exempt from registration under the Securities Act and under all applicable state securities laws or is other wise complaint with rule 144 under the Securities Act of 1933. The Manager is legally obligate to refuse to honor any transfer made in violation of this provision. (See Exhibit C, Operating Agreement).

For clarification and definition, A secondary market is a marketplace where already issued securities, both shares and debt, can be brought and sold by the investors. So, it is a market where investors buy securities from other investors, and not from the issuing company. Our position is clear.

Gilmore Homes Gilmore Loans, LLC is a direct issuer and our escrow and transfer agent will handle our 1,000,000 shares of stock, interests to the general public.

Investors should note, primarily nonaccredited investors, when a company issues its securities for the time, it does in in the primary market.

After the IPO (Initial Public Offering), those securities get available for trade in the secondary market. Stock markets such as the New York

Stock Exchange and the NASDAQ are examples of the secondary markets. Secondary markets also face heavy regulations from the government as they are a vital source of capital formation and liquidity for the companies and the investors. High regulations ensure the safety of the investors money.

As a company, at all times, we will be transparent in every segment of our business. Investors in Gilmore Homes Gilmore Loans, LLC are required to hold their investment (stock) for 1 year (12 months). Moreover, they are prohibited from selling shares, interests, stocks, etc.,

to other investors, the secondary market. All sale of stock will come from the Issuing Company Gilmore Homes Gilmore Loans.

Our mandatory arbitration provision, compliance with federal securities laws, and SEC rules and regulations, specifically clarifies that this provision applies to purchasers in secondary markets. In sum, the Securities Act was passed to prevent fraud and the lack of information in the initial offer or sale of securities.

The Act was also enacted to provide investors with express rights of action as delineated in subsection 12(2). The Exchange Act was passed with these same purposes in mind; however, the Exchange Act regulates the trading of securities in the secondary market, the exchanges and over the counter markets. Additionally, it serves to prevent fraud and manipulation in these markets. Unlike the Securities Act, the Exchange Act has no similar express private cause of action similar to subsection 12(2). Rather, it contains subsection 10(b), a general antifraud provision,

which is judicially implied private cause of action. Both federal securities laws also provide specifically for the manner in which disputes are to be decided. They each require a judicial forum. The Securities Act empowers federal and state courts with concurrent jurisdiction. The

Exchange Act, on the other hand, empowers the federal courts with exclusive jurisdiction.

Profits and Losses (Amended)

      Losses for any fiscal year shall be allocated among the Members in proportion to their positive Capital Account balances, until the balance of each Capital Account equals zero. Thereafter, all loses shall be allocated in accordance to each Members respective Percentage

Interest in the Company. Profits will first be allocated pro rata to the Members in accordance with the amount of Losses previously allocated if such previous Losses were not offset by Profits. Thereafter, Profits shall be allocated in accordance with actual distributions of

Preferred Returns, and then Profits shall be allocated to the Members (in proportion to their respective Percentage Interests) and to the Manager.

Operating Cash Distributions  (Amended)

      Except as provided elsewhere in the Operating Agreement, Operating Cash Flow of the Company shall be distributed to the Members monthly, so long as the Manager determines it is available for distribution, in the following order:

First, to the Members, pro rata in accordance with their percentage interests in the Company as defined in the Operating Agreement

Percentage Interests), until all Members have received a cumulative, non-compounded preferred return per annum on their Capital

Contributions.

Second, percent to the Members in proportion to their respective Percentage Interests, and a percent to the Manager and

CEO.

Note: Distributions are not assured.

(Amended)

DEFINITIONS

Meanings of Operating Cash Flow and Non Compounded Preferred Return

Operating Cash Flow as defined by Gilmore Homes Gilmore Loans, LLC means the amount of cash generated by our regular operating activities by our small business in a specific time period. Our Operating Cash Flow (OCF) begins with our net income. It is a measure of our company liquidity and its ability to meet short term obligations as well as fund operations of the business.

The Operating Cash Flow of Gilmore Homes Gilmore Loans, LLC is important because our cash flow indicates the immediate health of our company. Moreover, our cash flow is an important factor that helps determine our ability to pay its current expenses as well distributions to our shareholders (members).

Non Compounded Preferred Return as defined by Gilmore Homes Gilmore Loans, LLC. First, our company defines preferred return  as a mechanism for measuring a negotiated level of cash flow payment due to our equity partners (our members and stakeholders) in a real estate transaction. Our preferred return originates as way for our Company to: (a) reward the equity, cash investor for its transaction,

and (b) to signal to the investor (members) that the transactions performance will hopefully achieve and exceed the level of the preferred return. Thus our returns to the Investor (members) will be percentage based.

By Non Compounded (compounded meaning the preferred return periodic growth amount, the interest accrual) is calculated off of the invested capital account balance plus all previously earned but unpaid accrual amounts) and Non Cumulative (cumulative meaning all dollars earned in a period that are not paid out at the end of that period are carried forward to the subsequent period). Thus Non Compounded means that the Preferred Return will be calculated off of the Invested Capital Account Balance as of the beginning of each period, further meaning the cumulative annually calculated return with annual payment, with the return measured off of the performance of the the Investors capital.

Note: Please be advised that Distributions are not assured.

Management Determination of How Funds Are Available for Distribution

Gilmore Homes Gilmore Loans, LLC Cash Available for Distribution is when we have cash on hand that is available to be distributed as shareholder dividends. The value of such will be calculated by using the funds from Operations (FFO) and subtracting recurring capital expenditures. These funds will be available for distribution (FAD) when the cash flow is determined and adjusted. Our Company will use the formula: CAD equals FFO minus RCE,

Where: CAD equals Cash Available for Distribution

             FFO equals Funds From Operations

             RCE equals Recurring Capital Expenditures

Thus in calculating Cash Available for Distribution minus CAD,

Calculating cash available for distribution is done by subtracting recurring capital expenditures from funds, from operations.

Cash Available for Distribution will be a key metric to assess Gilmore Homes Gilmore Loans, LLC business strength.

Voting Rights of the Members

      The members will have no right to participate in the management of the Company and will have limited voting rights. Members shall have the right to vote only on the following matters:

      Admission of Additional Members: Upon the Company obtaining Capital Contributions of $50,000,000, the Manager shall not admit any person as a Member, other than as a substituted Member, without the consent of the Manager and the Members holding all of the interests.

      Removal for Cause: The Members, by an affirmative vote of more than 75% of the Class Interests entitled to vote, shall have the right to remove the Manager at any time solely for cause. For purposes of the Operating Agreement, removal of the Manager for cause shall mean removal due to the:

(i) conviction or civil judgment for gross negligence or fraud of the Manager,

(ii) conviction or civil judgment for willful misconduct or willful breach of this Operating Agreement by the Manager,

(iii) bankruptcy or insolvency of the Manager,

(iv) misappropriate of funds, failing to disclose the true and accuracy of profits and losses, and/or

 (v) a conviction of a financial or corporate felony by Michael L. Gilmore or Michael Gilmore, (the same person, different name abbreviations).

If the Manager or an Affiliate owns any Class A Interests, the Manager or the Affiliate, as the case may be, shall not participate in any vote to remove the Manager.

      Vacancy of Manager: Any vacancy caused by the removal of the Manager shall be filled by the affirmative vote of the Members holding a majority of the Class A Interests at a special meeting called for that purpose.

      Dissolution of the Company: The Members holding 75% of the Class A Interests can vote to dissolve the Company. However, the Company can be dissolved as a result of other actions that do not require the vote of the Members, as set forth in the Operating Agreement.

Note (Disclosure) (Amended): Please note Gilmore Homes Gilmore Loans, LLC Distributions are not assured.

      Change to Member Distribution Structure: Any proposed change to the Member distribution structure will require approval by Members holding 100% of the Company. A non response by a Member shall be deemed a vote that is consistent with the Managers recommendation with respect to any proposal.

      Amendment of Operating Agreement: The Operating Agreement may be amended or modified from time to time only by a written instrument adopted by the Manager and executed and agreed to by the Members holding a majority of the Class A Interests; provided, however,

That: (i) an amendment or modification reducing a Members allocation or share of distributions (other than to reflect changes otherwise provided by the Operating Agreement) is effective only with that Members consent; (ii) an amendment or modification reducing the required allocations or share of distributions or other measure for any consent or vote in the Operating Agreement is effective only with the consent or vote specified in the Operating Agreement prior to such amendment or modification; and (iii) an amendment that would modify the limited liability of a Member is effective only with that Members consent. The Operating Agreement may be amended by the Managers without the consent of the Members; (i) to correct any errors or omissions, to cure any ambiguity or to cure any provision that may be inconsistent with any other provision hereof or with any subscription document; or (ii) to delete, add or modify any provision required to be so deleted,

added or modified by the staff of the Securities Exchange Commission or similar official, when the deletion, addition or modification is for the benefit or protection of any of the Manager and/or Members.

      The Class A Interests are not limited or qualified by the rights of the holders by Management Interests on those matters in which the Class A Members have a right to vote.

Death, Disability, Incompetency or Bankruptcy of a Member

      In the event of death, disability, incapacity, or adjudicated incompetency of a Member or if a Member becomes bankrupt, the Member shall become disassociated. Immediately on mailing a notice of Disassociation sent by the Manager to a Members last known address, unless the reason for Disassociation can be and is cured within sixty (60) days, a Member will cease to be a Member of the Company and shall henceforth be known as a Disassociated member. Any successor in Interest who succeeds to a Members Interest by operation of law shall henceforth be known as an Involuntary Transferee.

      Subsequently, the Disassociated Members right to vote or participate in management decisions will be automatically terminated.

A Disassociated Member (or its legal successor) will continue to receive only the Disassociated Members Economic Interest in the Company,

unless the Dissociated Member and/or Involuntary Transferee elects to sell its Interest to the Manager or Members.

(Purchasing Member) or to a third party buyer (Voluntary Transferee) according to procedures in the Operating Agreement; and/or a Voluntary or Involuntary Transferee seeks admission and is approved by the Manager as a Substitute Member.

Limits on Managers Liability; Indemnification

      The Manager will be fully protected and indemnified by the Company against all liabilities and losses suffered by the Manager

(including attorney fees, costs of investigation, fines, judgments, and amounts paid in settlement, actually and reasonably incurred by the Manager in connection with such action, suit or proceeding) by virtue of its status as Manager with respect to any acts or omissions,

except that expenses incurred by the Manager with respect to claims for fraud, breach of fiduciary duty, gross negligence, bad faith or a material violation of the Operating Agreement shall not be advanced to the Manager unless it is adjudicated in its favor. The provisions of this indemnification will also extend to all managers, Members, affiliates, employees, attorneys, consultants, and agents of the Manager for any action taken by it on behalf of the Manager pursuant to the Operating Agreement.

Other Activities of Manager: Affiliates

      The manager need not devote its full time to the Company business, but shall devote such time as the Manager in its discretion,

deems necessary to manage the Company affairs in an efficient manager. Subject to the other express provisions of the Operating Agreement,

the Manager, at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ventures in competition with the Company, with no obligation to offer to the Company or any Member the right to participate therein, although such underpinnings will be limited and rare. We will concentrate more on our developments, businesses, projects, and real estate related transactions outlined in this agreement, circular and operations. The Company may transact business with any Manager, Member, officer, agent, or affiliate thereof provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

Transfer of Interests

      A member may assign his or her (its) Interests only and only if certain conditions set forth in the Operating Agreement are satisfied.

Except as otherwise consented by the Manager, the assignee must meet all suitability standards and other requirements applicable to other original subscribers and must consent in writing to be bound by all terms of the Operating Agreement.

In addition, the Company must receive written evidence of the assignment in a form approved by the Manager and the Manager must have consented in writing to the assignment. The Manager may withhold this consent in its sole and absolute discretion. Prior to the

Managers consenting to any assignment, the Member must pay all reasonable expenses, including accounting and attorney fees, incurred by the Company in connection with the assignment.

Withdrawal and Redemption Policy

      No Member may withdraw within the first 12 months of a Members admission to the Company. Thereafter, the Company will use its best efforts to honor requests for a return of capital subject to, among other things, the Company (then) available cash flow, financial condition,

and approval by the Manager. The maximum aggregate amount of capital that the Company will return to the Members each calendar year is limited to 5.0% of the value of the assets of the Company as of December 31 of the prior year. Notwithstanding the foregoing, the Manager may, in its sole discretion, waive such withdrawal requirements if a Member is experiencing undue hardship.

      Members may submit a written request for withdrawal as a Member of the Company and may receive a 100% return of capital provided that the following conditions have been met: (a) the Member has been a member of the Company for a period of at least (12) months; and (b) the

Member provides the Company with a written request for a return of capital at least ninety (90) days prior to such withdrawal

(Withdrawal Request).

      The Company will not establish a reserve from which to fund withdrawals of Members capital accounts and such withdrawals are subject to the availability of cash in any calendar quarter to make withdrawal distributions (Cash Available for Withdrawals) only after:

(i) all current Company expenses have been paid (including compensation to the Manager, Manager and its affiliates as described in this

Offering Circular); (ii) adequate reserves have been established for anticipated Company operating costs and other expenses and advances to protect and preserve the Company investment in Properties; and (iii) adequate provision has been made for the payment of all monthly cash distributions owing to Members.

      If at any time the Company does not have sufficient Cash Available for Withdrawals to distribute the quarterly amounts due to all

Members that have outstanding withdrawal requests, the Company is not required to liquidate any Properties for the purpose of liquidating the capital account of withdrawing Members. In such circumstances, the Company is merely required to distribute that portion of the Cash

Available for Withdrawals remaining in such quarter to all withdrawing Members pro rata based upon the relative amounts being withdrawn as set forth in the Withdrawal Request.

      Notwithstanding the foregoing, the Manager reserves the right to utilize all Cash Available for Withdrawals to liquidate the capital accounts of deceased Members or ERISA plan investors in whole or in part, before satisfying withdrawal requests from any other

Members. The Manager also reserves the right, at any time, to liquidate the capital accounts of ERISA plan investors to the extent the

Manager determines, in its sole discretion, that any such liquidation is necessary in order to remain exempt from the Department of

Labor plan asset regulations.

Exit Strategies

      The Manager does not have an exit strategy currently, as it intends to operate the Company in perpetuity. Members should view investing in the Company and its projects as a long term investment with the ability to withdraw only within the policies outlined herein.

Dissolution of the Company, Liquidation and Distribution of Assets

      The Company shall be dissolved upon the first to occur of the following events: (i) the happening of any other event that makes it unlawful, impossible, or impractical to carry on the business of the Company, (ii) the vote of the Members holding an aggregate Percentage

Interest of more than 75%, or (iii) the Manager ceases to be a Manager of the Company and a Majority of Interest of the Members elect not to continue the business of the Company.

Power of Attorney

      By becoming a party to the Operating Agreement, each Member will appoint the Manager as his or her attorney in fact and empower and authorize the Manager to make, execute, acknowledge, publish, and file on behalf of the Member in all necessary or appropriate places,

such documents as may be necessary or appropriate to carry out the intent and purposes of the Operating Agreement.

Accounting Records and Reports

      The Company shall engage an independent certified public accountant or accounting firm, at the discretion of the Manager, to act as the accountant for the Company and to audit the Company books and accounts as of the end of each fiscal year. As soon as practicable after the end of such fiscal year, but in no event later than 120 days after the end of such fiscal year, the Manager shall provide to each

Member and to each former Member who withdrew during such fiscal year, (i) audited financial statements of the Company as of the end, and for each fiscal year, including balance sheet and statement of income, together with the report thereon of the Company independent certified public accountant or accounting firm, (ii) a state of Properties and Developments of the Company, including…

the cost of such Properties, (iii) a Schedule K1 for such Member with respect to such fiscal year, prepared in accordance with the Code,

together with corresponding forms for state income tax purposes, setting forth such Members distributive share of Company items of Profit or Loss for such fiscal year and the amount of such Members Capital Account at the end of such fiscal year, and (iv) such other financial information and documents respecting the Company and its business as the Manager deems appropriate, or as a Member may reasonably require and request in writing, to enable such Member to prepare its federal and state income tax returns.

      As soon as practicable and after the end of each of the first three quarters of each fiscal year, but in no event later than 45 days following the end of each such quarter, the Manager shall prepare and email, mail or make available on its secure forthcoming website, to each Member (i) the Company unaudited and audited financial statements as of the end of such fiscal quarter and for the portion of the fiscal year then ended, (ii) a statement of the Properties and developments of the Company, including the cost of all Properties, and (iii) a report reviewing the Company activities and business strategies for such quarter and an update of such Members capital account. The Manager shall cause the Company quarterly reports to be prepared in accordance with GAAP.

      On a bi annual basis, to be determined at the discretion of the Manager, the Manager shall provide the Members with a valuation of all Properties held by the Company (the GP Valuation). This annual GP Valuation will be provided by either an independent, third party valuation firm, to be hired at the sole discretion of the Manager, or another methodology as deemed appropriate by the Manager.

LEGAL PROCEEDINGS

      The company Gilmore Homes  Gilmore Loans, LLC may from time to time be involved in routine legal matters incidental to our business;

however, at this point in time, we are currently not involved in any litigation nor are we aware of any threatened or impending litigation.

OFFERING PRICE FACTORS

      Our offering price is arbitrary with no relation to the value of the company. This offering is a self underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this offering.

      If the maximum amount of Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the

Class A Interests outstanding.

      If the minimum amount of the Class A Interests are sold under this Offering, the purchasers under this Offering will own 100% of the

Class A Interests outstanding.

      The Manager believes that for the maximum amount of Class A Interests, the price per Interests value will be $50.00 per Interests,

for a total of $50,000,000 (fifty million).

      The Manager believes that for the minimum amount of Class A Interests, the price per Interests value will be $50.00 per Interests,

for a total of $15,000 (Fifteen Thousand).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS & MANAGEMENT

The following table sets forth information as of the date of this Offering.

                                                                                                                     Percent                     Percent

                                                                                                                     Before                      After

Title of Class                 Name of Beneficial                                               Offering                   Offering

                                       Owner

Class B Interests      Gilmore Homes Gilmore Loans, LLC                             0%                         100%

Class A Interests      Gilmore Homes Gilmore Loans, LLC                           0%                          0%

                                                                                 TOTAL                         100%                       100%

      Michael Gilmore, our Chief Executive Officer and Chief Financial Officer will have dispositive control over the Class B Interests that will be owned by our Manager, Gilmore Homes  Gilmore Loans, LLC. No entity or Member currently owns any Class A Interests in the Company.

Class A Interests are being sold through this Offering. Upon sale, the Class A Interests will maintain a 50% interest in the Company overall and Class B Interests will maintain a 50% interest in the Company overall, after Offering.

      Beneficial Ownership means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for the purposes of this table, a person is deemed, as of any date, to have beneficial ownership of any security that such person has the right to acquire within 60 days from the date of this Offering.

ADDENDUM / DISCLOSURE                 ADDITIONAL SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

                                                                    MANAGEMENT

Title of Class              Name of Beneficial                                           Percent                        Percent

                                   Owner                                                                Before                         After

                                                                                                              Offering                      Offering

Cash / Loan                Hattiesburg University Foundation                   $0.00                           $10,000 for a possible loan for working capital

                                   Interest in Affordable Housing                                                               for Gilmore Homes Gilmore Loans LLC

                                                                                                                                                  affordable housing and education initiative

                                                                                                                                                  benefiting the public

Note: The Hattiesburg University Foundation is the non profit charity arm, the charity division of Gilmore Homes Gilmore Loans, LLC.

     THE HATTIESBURG UNIVERSITY FOUNDATION IMPACT ON ITS FOUNDER, THE FOUNDER BUSINESSES, AND ITS 501(c)(3)

     STATUS AND RELATIONSHIP TO CEO

Michael Gilmore, the Chief Executive Officer and Chief Financial Officer of Gilmore Homes Gilmore Loans, LLC is also the Executive Director and Founder of the Hattiesburg University Foundation, a small 501(c)(3) charity that was founded on July 7, 2003 and exempt status granted on

April 23, 2007.

The mission of the Hattiesburg University Foundation is to Serve humanity through human philanthropy via impacting the benchmarks of education,

affordable housing, community and economic development implementing human kindness.

As a tax exempt organization, the foundation sets out to research, write, and apply for grants to align with its mission of education, housing and community development. Applying for federal grants, such as to the U.S. Housing and Urban Development (HUD) and the U.S. Department of

Education (DOE) etc., is a crucial element in getting projects off the ground, particular projects with a social mission. Grants as well as Project

Related Investments and/or Program Related Investments (PRI), which gives billions annually to both non profit and profit companies (pending criteria) allow charities as well as social enterprises to impact communities that have been overlooked for many decades, with crucial funding allocated towards Opportunity Zones, New Market Tax Credits, etc.

The Hattiesburg University Foundation, is a small charity, that have receipts of $50,000 or less per annum. From the outset, the charity has remained small but impactful. The Hattiesburg University Foundation is organized for TAX EXEMPT PURPOSES ONLY. Moreover, the Hattiesburg

University Foundation serves a PUBLIC INTEREST and not a private one. NO part of the 501(c)(3) charity benefits or profits inure founder and director Michael Gilmore, including its net earnings, income, assets, etc. The Hattiesburg University Foundation does not benefit from any of the businesses, etc., created, designed, and developed by Founder and CEO Michael Gilmore. Since its founding in 2003 up to the current year of 2019,

celebrating 16 years, the charity is organized and operated for tax exempt purposes and serves a public interest. This public interest is the allocation of affordable housing and education initiatives. As such, the Hattiesburg University Foundation is lending Gilmore Homes Gilmore Loans, LLC a loan (program related investment, PRI) to further its tax exempt purposes by investing in affordable housing and education as lamented. For example, Gilmore Homes Gilmore Loans, LLC, when it builds the Gilmore Homes Apartment Communities, etc., will offer English skills, adult basic education, and adult literacy to its residents as well as the general public. These educational components will be offered in many of GH GL,

LLC mixed use developments and affordable housing stock. The loan that will be given, that impacts the charity public benefit and mission, is to allow for the establishment of affordable housing through single family homes and multifamily apartments. The charity DOES NOT benefit from the businesses established by the Founder.

Specifically, the Hattiesburg University Foundation will not purchase shares in the Company although it can legally do so and does not risk losing its

Tax exemption status, which the net earnings does not benefit or inure to benefit any private shareholders or individuals, as outlined by the Internal

Revenue Service.

The Hattiesburg University Foundation decided to become an organizer in Gilmore Homes Gilmore Loans, LLC for tax exempt purposes that benefit the public interests.

Its investments in any entity is organized specifically for charitable and educational purposes. Around the United States, there are many 501(c)(3)

charities that partake, align, partner, and participate in private public partnerships including foundations and corporations that work together to build affordable housing, social enterprises, etc. The H.U. Foundation, in keeping with its mission and tax exempt purposes, has aligned with Gilmore

Homes Gilmore Loans, LLC as an organizer to further its outreach and impact through education and affordable housing. The Program Related

Investment (PRI) from the Hattiesburg University Foundation will provide a low-interest, $10,000 loan to Gilmore Homes Gilmore Loans, LLC to tackle and participate in affordable housing and education as stated.

The loan must be paid back. One of the tax exempt benefits is applying for government grants, as stated, from HUD, etc. Grant funding allow projects to go forward.

The H.U. Foundation was also organized to help bring grant funding to projects so that it tax exempt purposes can have a profound impact on the public good and serves the public interest through affordable housing and creating businesses, social enterprises for job creation, job skills and training, etc.

Billion Dollar entities like Enterprise Community Partners, the Ford Foundation, Mercy Housing, the Rockefeller Foundation, Local Initiatives

Support Corporation (LISC), and other Community Development Corporations, foundations, small not profits, businesses, developers, etc., benefit from public private partnerships. In 1986, Congress created the Low Income Housing Tax Credit, which has been the primary source of financing for more than 90 percent of U.S. affordable housing built (Forbes, Wall Street Journal 2019). Moreover, Section 236 of the 1968 Housing Act,

stipulated that both for profit and nonprofit developers could obtain mortgages covering 90 percent of the development cost (100 percent if the developer was a nonprofit), as long as they agreed to charge rents that were reasonable for low and moderate income residents. Thus, developers such as Gilmore Homes Gilmore Loans, LLC in association with the Hattiesburg University Foundation, its organizer and owner (in affordable housing and education initiatives) juxtaposed investors receive substantial tax benefits. Additionally, Section 8, a different government program,

provides housing vouchers to millions of families. These vouchers enable households to help pay for market rate rent or affordable rent. Therefore, it was in the best interest of our small charity the Hattiesburg University Foundation to become an organizer in Gilmore Homes Gilmore Loans, LLC to aid and assist in designing and developing affordable housing, which the majority of our housing stock will accept government vouchers (Section

8) and other government subsidized programs to benefit the public interest through our charity tax exempt status and purposes in order to impact citizens and communities in serving others through human philanthropy, our mantra. Thus, the Hattiesburg University Foundation is the non profit arm, division of Gilmore Homes Gilmore Loans, LLC, its charity.

In sum, the aforementioned explains how CEO Gilmore, the Founder of Gilmore Homes Gilmore Loans, LLC impact himself, his businesses and the Hattiesburg University Foundation, resulting from the the Hattiesburg University Foundations 501(c)(3) status and its relationship to the founder with the charity impact of being organized and operated for tax exempt purposes. Moreover, this tax exempt purpose serves a public interest and not a private one.

Furthermore, investments from the foundation to Gilmore Business(s) benefit the public and does NOT benefit or inure to benefit Gilmore in any way, shape or form.

In this private public arrangement as organizer and owner, the Hattiesburg University Foundation will provide affordable housing grants (if and when received), a small loan (program related investment), expertise, experience, leadership, human and financial capital to Gilmore Homes

Gilmore Loans, LLC to assist in ensuring that low and moderate / middle income Americans benefit from the public interest of affordable housing,

jobs and employment, employment training, education, and literacy, etc. That is the IMPACT on Manager Gilmore: Serving humanity, service others, turning blighted areas into vibrant oasis of commerce, the creation of affordable housing for low income and middle income Americans, the creation of jobs, job training (undertaken also by the Hattiesburg University Foundation, an education component), and social enterprises (businesses creation, projects, and developments) with a social mission juxtaposes social purpose, that ensures employment and housing in low income neighborhoods, in opportunity zones, new market tax credits areas, etc., all of which serves a charitable and educational purpose albeit our tax exemption non profit status of serving others and benefiting the public and the public interests.

DIRECTOR, EXECUTIVE OFFICER, PROMOTERS AND CONTROL PERSONS

The Principal of the Manager of the Company is as follows:

Name                                      Age                          Title(s)

Michael L. Gilmore                53                             Chief Executive Officer, Chief Financial Officer,

                                                                                 Chief Operations Officer & Chief Technology Officer

Duties, Responsibilities and Experience

      The following individual is the decision maker of Gilmore Homes  Gilmore Loans, LLC which is the Manager of the Company.

All business and affairs of the Company shall be managed by the Manager. The Manager shall direct, manage and control the Company to the best of his ability and shall have full and complete authority, power, and discretion to make any and all decisions and to do any and all things in development, technology, real estate, and financial services as a proptech and fintech, emerging growth company that the Manager shall deem fit to be reasonably required to accomplish the business and objectives of the Company. The rights and duties of the Manager is described in the Operating Agreement.

      The principal brief dossier bio of the Manager is as follows:

      Chief Executive Officer Michael L. Gilmore roots began in Hattiesburg, Mississippi, which he graduated Hattiesburg High

School (Blair Center) earning a high school diploma. The great philosopher Aristotle once said, All men by nature desire knowledge.

Being driven for further knowledge, Gilmore went on to attend Texas Southern University in Houston, Texas majoring in Business Administration.

Further higher education experiences included matriculating at Morris Brown College in Atlanta, Georgia, Jackson State

University in Jackson, Mississippi, Liberty University in Virginia (EdD Online), Grand Canyon University (PhD Online) in Arizona and Clark

Atlanta University (Ph.D, Humanities). Mr. Gilmore later went on to receive a Bachelor of Arts (B.A.) in English, from prestigious Morehouse

College in Atlanta, Georgia, a Master of Education (M.Ed) in English, and a Specialist of Education (Ed.S.) in Higher Education Administration

from William Carey University in Hattiesburg, Mississippi. Education notwithstanding, further passions include singing, playing the drums and keyboard, oratory (oral presentations and speeches), poetry, writing, research, teaching, and entrepreneurship, that play an important role within his repertoire, and professionally as an owner and developer of single family homes, multi family apartments, shopping centers, hotels,

high rises, and other businesses, etc.

      From his humble roots of working various jobs in retail, banking, sales, fast food, teaching, hotel, and restaurant industries, such as

Macys (Sean John Selling Specialist), the Ritz Carlton, Federal Express (FedEx), the JW Marriott, Hattiesburg Public Schools, Laurel Public

Schools, Chick fil A, Family Dollar, running a 501 (c)(3) non profit to founding Gilmore Homes  Gilmore Loans LLC, which he is the Chief

Executive Officer, Chief Financial Officer, Chief Operating Officer, and Chief Technology Officer, Mr. Gilmore will lead the Company to new heights with our equity stakeholders. Humble roots notwithstanding, in 2003, Mr. Gilmore founded the Hattiesburg University Foundation, a

501(c)(3) non profit, tax exempt charity whose mission is to Serve humanity through human philanthropy via impacting the benchmarks of education, affordable housing, community, and economic development, implementing human kindness. Mr. Gilmore currently serves as its

Executive Director since inception with the Board of Directors voting with much confidence his leadership, which he served from 2003 to 2019 currently. Notwithstanding, CEO Gilmore experiences over the past 5 years from management to sales, to bookkeeping, to accounts receivable and payables, cash handling, customer service, entrepreneurship, marketing, research, writing, professional publications, higher education, etc.,

has deemed him qualified to birth this Offering juxtaposed the experiences, skills, leadership, management, and professionalism needed to take the company from an emerging growth startup to a multi million dollar real estate enterprise holding company, as a proptech, fintech and consumertech company.

Mr. Gilmore also pinned two academic textbooks, An Introduction to the Literary Genres, and An Introduction to the African American Genres

Carved in Vernacular Store, published by Primis McGraw Hill. Gilmore has been featured over four times on television station WDAM TV

(A NBC and ABC Affiliate) show "Viewpoint" in Hattiesburg, Mississippi as a guest, on air commentator, as well as on WORV and WJMG FM and AM radio stations, voted a Top 10 Best Speaker at Morehouse College including being a part of the Morehouse College Glee Club, to caring for his late grandmother Ruby L. Gilmore, who was also his first initial investor and birthed in him the importance of owning real estate and building homes.

Gilmore built a remarkable 3-story house in an impoverished neighborhood to serve as a beacon of hope, his foray into impactful real estate.

Although the investment home was never finished due to Hurricane Katrina and the Recession, Gilmore passion, determination, dreams, goals and

Love for real estate never wavered. In sum, Gilmore life and works have prepared him for this position in establishing and building such upscale edifices, companies, stores and restaurants, residential and commercial underpinnings, having a variety of experiences that deem him qualified. Mr. Gilmore and the Hattiesburg University Foundation also owns several real estate properties in Mississippi, which GH GL, LLC will build upon that continued legacy of ownership.

Mr. Gilmore is also the author and researcher behind The 21st Century Talented Tenth: Students Attitudes Toward the Effectiveness of

Academic Programs Versus Career and Technical Education at Historically Black Colleges and Universities Long After the Booker T. Washington

and W.E.B. Du Bois Debates. Notwithstanding, Mr. Gilmore is also a public member of the International Council of Shopping Centers and holds memberships in other prestigious organizations and clubs throughout the United States.

      Recognizing that entrepreneurism is an important benchmark in ones life, Mr. Gilmore went on to found over 85 other companies on paper (See Subsidiaries and Growth Businesses within this Prospectus). One such company, as noted, is Gilmore Homes Gilmore Loans, LLC.

In making homeownership affordable, GH GL, LLC plans to build over 5,000 homes throughout the United States, that will position the company to a $500,000,000 (half a billion dollar) plateau. Gilmore desire to make a difference in people lives propel him to create and build social impact projects, developments and business that will not only create jobs, but impact citizenry and community. In sum, these companies will be brought to fruition through this Offering (equity not guaranteed) in creating businesses, opportunities, and jobs for the communities,

where the developments will take place, propelling our company as an emerging growth business, small business holding company,

and proptech, fintech, and consumer tech firm in real estate, technology, consumer goods and products, and financial services.

Investors both Accredited and Non Accredited can also peruse our presence online via, www.michaelgilmorecompany.com, for our portfolio companies and herein.

 (Amended)

IMPORTANT NOTE:  Both Accredited and Nonaccredited Investors should be advised, as clearly stated throughout this Offering Circular,

                                       that our company Gilmore Homes Gilmore Loans, LLC will pay its Manager (Michael Gilmore, the CEO) a 10% fee regardless of how the Factors are considered. (This 10% fee is in lieu of an annualized salary).

EXECUTIVE COMPENSATION

The following table set forth the cash compensation of the Manager:

Name and Position            Year         Salary     Bonus     Option Awards        All Other Compensation

Michael L. Gilmore,          2015           $0         $0            $0                           100% of Class B Interests

Manager                        to 2020            $0         $0            $0                           100% of Class B Interests, after Offering

Gilmore Homes Gilmore Loans shall reimburse the Manager for the salaries and benefits to be paid to its named executive officers.

Management (Michael Gilmore as the Asset Manager, from the outset) will receive a 10% fee in lieu of a yearly salary, per our policy.

The 10% fee will be deducted from the capital raises and investments. The rationale and basis for the fee entail paying Manager and CEO Michael Gilmore for running the day to day operations of the company and its fund. This fee includes the manager living expenditures and compensation thereof for managing the company, following the business plan, and implementing the projects therein, establishing the

Company businesses, overseeing the developments, hiring third party providers such as architect and general contractor and overseeing such,

etc. This will be the managers full time job and he should be compensated as such. A 10% fee is modest compared to other CEOs compensations.

      For organizing, managing, and developing the Company, business plan development, putting together this Offering, initial capitalization,

and other related services, the Manager of our Company Gilmore Homes  Gilmore Loans, LLC will be awarded 100% of the Class B

Interests in our Company. Moreover, the Manager shall receive reimbursement for expenses occurred on behalf of the Company. Furthermore,

the Manager will receive a percentage of distributions available after the Members have received their Preferred Return, annualized and quarterly. For future compensation, the principals of our Manager have agreed to provide services to us without cash compensation until such time that we have sufficient earnings from Gilmore Homes Gilmore Loans, LLC revenues. Manager Gilmore will receive Class B Interests, after

Offering, in exchange for services related to this Offering and the Management of the Company. Since Hattiesburg University Foundation, which is also an Organizer under its Georgia LLC, the charity shall be reimburse all funds in its entirety up to $10,000, which the equity loan will cover the working capital needed to upstart this Regulation A, and paying of monthly fees (ongoing) for website, advertising, soliciting investors, and paying Escrow, Subscription and Transfer fees, per transaction and per monthly, once Agent(s) are identified and hired.

      The Manager shall also receive distributions available after the Members have received their Preferred Return, annualized and paid quarterly. The Manager will not receive a yearly salary. The Manager shall be paid a 10% fee in lieu of salary, from the

Capital Raises which can run from $1,000 (10% of the $15,000 raise minimum) up to $5,000,000 (10% of the $50,000,000 raise maximum),

if and only if, when the Manager / Asset Manager start producing and creating developments, projects, and businesses. The Manager compensation is performance based. If nothing is created out of the $15,000 raised, then the Manager will not receive the $1,500 and likewise the

$5,000,000 out of $50,000,000. Moreover, the Manager is responsible for hiring and paying employees, third party vendors, etc., where applicable and feasible out of his 10% asset fee / executive compensation. 90% of the capital raised shall go to designing, developing and distributing development projects, purchasing land, building commercial and residential real estate, creating businesses, and distribution of cash and capital to its Members as outlined and lamented throughout this Circular Offering.

FACTORS the Company Gilmore Homes Gilmore Loans, LLC Will Consider When Deciding to Pay the 10% Fee (Not All Inclusive)

NOTE: As mentioned throughout the Circular, the Company will pay its Manager a 10% fee (in lieu of salary) regardless of how the factors are considered.

In deciding Asset Manager and CEO Michael Gilmore 10% Fee, the factors we consider when the Company evaluates pay, are as follows.

* Profitability of the Company

* Compensation Philosophy of the Company as described throughout the Offering Circular

* Performance

* Beginning Operations, Implementations, Advertising and Marketing (How many Investors sign up for the Securities and Stock).

* Development Performance in regards to building the first single family homes, dollar stores, multifamily apartments, etc.

* Supply and Demand

* Market Conditions

* Performance and Success of Company Shares

* When Business Plan and the Investment Objectives therein are implemented

* Economic Conditions

* Total Cash Compensation from the short term incentives and bonuses of the stock sale and cash in order to run day to day operations.

* Peer Reviews and Analysis from other Chief Executive Officers compensations, salaries, bonuses, and incentives

* When Revenues, Income and Expenses start to generate

* Whether Gilmore Tower can get built and the grit, grind, and management of CEO Michael Gilmore to get the project done and financed.

* Productivity

* Cost of Living

* Cost of Developing, Managing and Operating over 85 businesses and development projects in this Offering with Plans to Scale

* Ability to pay, ability of selling company securities (stock), successful direct crowdfunding, and possibly crowdfunding on other sites.

* Government Regulations

* Prevailing Market Pay Rates

* Cost of Training, cost of travel, cost of implementation, cost of negotiating, cost of hiring executive managers

* Cost of Operations and Profits

These are just some of the factors Gilmore Homes Gilmore Loans, LLC will consider in deciding to pay the 10% fee to its Management.

Employment Agreements

      There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

      The principal of our Manager has agreed to provide services to us without cash compensation until such time that we have sufficient earnings from our revenue. The Manager will receive Class B Interests in exchange for services related to this Offering and the management of the Company. Future Compensation of the manager shall not surpassed 10% of the capital raised, revenues generated,

etc. 10% is way more than enough to ensure livelihood. Additionally, as noted, Gilmore Homes Gilmore Loans, LLC will reimburse the

Manager for the salaries and benefits to be paid to its executive officers. The 10% fee, as noted in the Offering, break down as follows.

When the Company sells 300 shares of stock, grossing $15,000, Manager Gilmore shall be paid $1,500 (10%) as compensation for running the day to day operations and putting the projects and businesses in motion to be developed. 90% will go to operations and developments.

When the Company sells 250,000 shares (25%), grossing $12,500,000, Manager Gilmore shall be paid $1,250,000 (10%) and 90% will go to operations and developments. When the Company sells 500,000 shares (50%), grossing $25,000,000, Manager Gilmore shall be paid

$2,500,000 (10%) and 90% goes to operations and developments. When the Company sells 750,000 shares (75%), grossing $37,500,000,

Manager Gilmore shall be paid $3,500,000 (10%) and 90% will go towards operations and development projects. Finally, if the Company sells 1,000,000 shares (100%), grossing $50,000,000, Manager Gilmore shall be paid $5,000,000 (10%) and 90% will go towards operations and the development projects (see the entire Offering Circular within).

Note: Our Company may never raise enough capital to move forward with its intended business operations nor the success of company stock.

          Moreover, financing is currently not in place and there in no guarantee that our Company will ever receive financing.

Termination Date of Offering: 12 months, June 19, 2021

Date By Which Minimum Amount Must Be Raised: 6 months, from June 19, 2020 to December 31, 2020

(Amended)

Synopsis of Executive Compensation Fee

To our Accredited and Nonaccredited Investors, please be advised that our company Gilmore Homes Gilmore Loans, LLC will pay its manager Michael Gilmore (the CEO & Founder) a 10% fee regardless of how the factors are considered.

Transfer Agent

      Our Company Gilmore Homes Gilmore Loans, LLC intends to enlist the services of Securities Transfer Corporation (STC) as both our

Transfer agent and escrow agent. The parties have mutually agreed upon the business relationship after CEO Gilmore, acting behalf of

GH GL LLC, financial terms have been met in the new agreements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes home office space for operations, which is no cost to the Company. Personal income of the Manager pays for the home office residence, utilities, and the office services provided are without charge to the Company and Manager.

Such costs are immaterial to the financial notes and this Circular, and accordingly, have not been reflected.

      As noted, the Company will issue 100% of the class B Interests to our Manager. The Manager is controlled by Michael Gilmore.

Michael Gilmore is the manager of the Manager. We do not know the approximate value of the Class B Interests at the time of this Offering until later given. Thus, the Manager shall receive the following fees and compensation as in Table.

Phase of Operation                       Basis for Fee                          Amount of Fee

No Acquisition, Developers,                        N/A                                             N/A $0.00

and Company Management Fees

Asset Management Fee            Fees charged to the                                       10% of the total amount

                                                 Company for management,                           the Company raises and

                                                 investments and assets.                                  invests to manager. 90% goes

                                                                                                                        to the Company for developments,

                                                                                                                        operations, and Equity Percentages.

Capital Injection and Loan from a Third Party and Its Relationship

NOTE: Please also see beginning page 105 under the Security Ownership section that describes third party Hattiesburg University Foundation on its founder, the business, and the charity itself 501(c)(3) status.

                   When Gilmore Homes Gilmore Loans, LLC was founded in 2015 (inception) with the Internal Revenue Service for its EIN

                   Bylaws and subsequently organized under the Georgia Secretary of State in 2018, the Hattiesburg University Foundation

                   was/is an owner and organizer. Therefore, the H.U. Foundation has agreed to equity loan GH GL, LLC up to $10,000 for working capital due to its lack of deficiency. Please note that Mr. Gilmore is the CEO of Gilmore Homes and the Executive

                   Director of the Hattiesburg University Foundation. Therefore, it is not a conflict of interest because the charity is an owner and organizer in the company (as evident by its IRS Bylaws and Certificate of Organization; Please see Exhibits).

                   CEO Gilmore has acted in Good Faith and the Merits of each Business to determine whether to lend the funds. After approval,

                   the charity will lend (loan must be repaid) to Gilmore Homes Gilmore Loans, LLC to commence Regulation A operations.

                   Additionally, the emerging growth holding company must also raise funds from other sources as outlined in the prospectus.

                   The Mission loan of $10,000 from the H.U. Foundation that will be provided to Gilmore Homes Gilmore Loans, LLC serves its tax exemption status and a public interests. It DOES NOT benefit or inure the benefit of the owner, nor an individual nor a private shareholder. Since the Hattiesburg University Foundation major focus is affordable housing, education, and community development,

                   the small loan is being provided for the exempt tax purposes of creating affordable housing with an education component offered to residents as well as English and adult literacy skills that will be offered as well in Gilmore Homes Apartment

                   Communities benefiting a public interest and aligning with our charities tax exempt purposes (See page 69 as well, for full details).

                   The Hattiesburg University Foundation is the non profit charity arm, the charity division of Gilmore Homes Gilmore Loans, LLC.

Quantified Fees Payable to the Manager

The management fee is the amount paid to the fund investment and asset manager for running the company (day to day operations),

investment portfolio for new developments and new businesses, investment administration and working capital. Our Company Gilmore

Homes Gilmore Loans calculates its management fee as a percentage of the funds net assets value (the total of the investors capital accounts) at the time when the fee becomes payable. The 10% fee is based and quantified from the following.

When the Company sells its first 300 shares at $50 per, the manager shall be paid from the gross $15,000, 10%, which equals $1,500.

When the Company sells 250,000 shares (25%), the manager shall be paid from gross $12,500,000, 10% which equals $1,250,000 (See Offering).

When the Company sells 500,000 shares (50%), the manager shall be paid from gross $25,000,000, 10% which equals $2,500,000.

When the Company sells 750,000 shares (75%), the manager shall be paid from gross $37,500,000, 10% which equals $3,750,000.

And, when the Company sells 1,000,000 shares (100%), the manager shall be paid from gross $50,000,000, 10% which equals $5,000,000.

90% of the capital raised from the sale of securities (stock) in Gilmore Homes Gilmore Loans, LLC will go towards operations and development of the projects and businesses specified in this Offering and the Business Plan, as a Small Emerging Growth Business.

Also note, in creating a diversified portfolio of new investment opportunities, which Manager Michael Gilmore founded over 85 companies,

herein this Offering, which the proceeds from the sale of securities (stock) will go towards in implementing and developing, of which

90% of the funds going towards operations, the residential and commercial real estate projects, and management, CEO Gilmore is ensuring that Investors (Members) in this Offering has a chance to participate (although high risk) in owning a diverse portfolio of companies and projects for greater returns and benefits.

NOTES On Executive Compensation Fee Regarding Manager

Investors should be advised that our Company will pay its Manager a 10% fee regardless of how the factors are considered.

Disclosures:  Distributions are not assured.

                      Our Company may never raise enough capital to move forward with its intended business operations.

                      Moreover, Our Company has no current financing in place and may never receive financing, for it is not guaranteed.

For Cross Reference purposes, please see page 108 also regarding the FACTORS the Company considers in paying the 10% fee.

SELECTION, MANAGEMENT AND CUSTODY OF COMPANY INVESTMENTS

      Our Company Gilmore Homes  Gilmore Loans, LLC will typically engage a 3rd party property manager to manage our development properties and selectively hiring qualified managers to run and operate our growth businesses as outlined herein this Offering. Generally,

management costs will be a percentage of gross revenues no to exceed 10%.

LIMITATIONS OF LIABILITY

As permitted by Georgia law, our Operating Agreement provides:

* we will indemnify our Manager to the fullest extent permitted by law;

* we may indemnify our other employees and other agents to the same extent we indemnify our Manager; and

* we will advance expenses to our Manager in connection with a legal proceeding and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an under-

  taking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified.

INTERESTS OF NAME EXPERTS AND COUNSEL

      No expert or counsel named in this Offering as having prepared or certified any part of this Offering or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Class A Interests, nor was employed on a contingency basis, or had, or is to receive, in connection with the Offering,

a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Lerman Law Associates, PC has provided legal services (legal opinion) relating to this Form 1-A and Form 1A-A.

Auditor and PCAOB Accountant

(Note) (Amended) (30 January 2020) BF Borgers CPA, PC will provide audit services (independent audits) relating to this Form 1-A, Form 1A-A,

including ongoing audits and reporting (Amended May 4, 2020). As of May 19, 2020, Two Year Audits are officially completed.

(Amendment)

(Amendment Addendum)

EXPLANATION NOTE

GILMORE HOMES  GILMORE LOANS, LLC

A Georgia Domestic Limited Liability Company

As Prepared for this Regulation A, Tier 2 for the Years 2015, 2016, 2017, 2018 and 2019

Gilmore Homes Gilmore Loans, LLC filed interim financial statements, notes and explanations during the process of this Offering Circular.

Per SEC requests, this Offering confined to the previous SEC Comment Letters, and thus we revised and deleted said interim financials until an official audit could be done. In order to QUALIFY for a Regulation A+, Tier 2 Offering, a Two-Year Audit is required. Thus, Gilmore Homes

Gilmore Loans, LLC has finally had our two year audits completed by an independent PCAOB auditor / accountant BF Borgers CPA PC.

/s/ GH-GL, LLC

Atlanta, Georgia

May 24, 2019

/s/ GH-GL, LLC

Atlanta, Georgia

July 7, 2019 AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

August 7, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

August 12, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

September 9, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

October 9, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

October 31, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

November 19, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

December 5, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

December 19, 2019 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

January 30, 2020 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

May 4, 2020 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

May 7, 2020 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

May 12, 2020 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

May 29, 2020 / June 1, 2020 RE AMENDED

/s/ GH-GL, LLC

Atlanta, Georgia

June 19, 2020 RE AMENDED

Gilmore Homes  Gilmore Loans, LLC

By Michael L. Gilmore, Chief Executive Officer & Chief Financial Officer

5401 Old National Highway, #419

Atlanta, Georgia 30349

Telephone: 601.582.1851

Email(s):   michael_gilmore2001@yahoo.com

Or invest@michaelgilmorecompany.com

Visit online via www.michaelgilmorecompany.com

GILMORE HOMES GILMORE LOANS, LLC

A Georgia Limited Liability Company

Financial Statements and Independent Auditors Report

December 31, 2019 and December 31, 2018 Ended

Gilmore Homes Gilmore Loans LLC

TABLE OF CONTENTS

INDEPENDENT AUDITORS REPORT   F116

FINANCIAL STATEMENTS FOR THE PERIOD ENDING DECEMBER 31, 2019 (AUDITED) AND DECEMBER 31, 2018 (AUDITED)

BALANCE SHEET F118

STATEMENT OF OPERATIONS F119

CONDENSED STATEMENT OF CASH FLOWS F120

STATEMENT OF CHANGES IN STOCKHOLDERS DEFICIT  F121

NOTES TO FINANCIAL STATEMENTS   F122

Independent Auditor’s Report

To the shareholders and the board of directors of Gilmore Homes - Gilmore Loans, LLC

Opinion

We have audited the financial statements of Gilmore Homes - Gilmore Loans, LLC, which comprise the balance sheets as of December 31, 2019 and 2018, and the related statements of income, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of Gilmore Homes - Gilmore Loans, LLC as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be Independent of Gilmore Homes - Gilmore Loans, LLC and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s lack of liquidity and operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of all the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about Gilmore Homes - Gilmore Loans, LLC ability to continue as a going concern.

Auditor’s Responsibility

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement result from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users made on the basis of the financial statements.

In performing an audit in accordance with GAAS, we:

•Exercise professional judgment and maintain professional skepticism throughout the audit.

•Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effective of Gilmore Homes - Gilmore Loans, LLC internal control. Accordingly, no such opinion is expressed.

•Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•Conclude whether, in our judgement, there are conditions or events, considered in the aggregate, that raise substantial doubt about Gilmore Homes - Gilmore Loans, LLC ability to continue as a going concern for a reasonable period of time

We are required to communicate those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that were identified during the audit.

/S BF Borgers CPA PC

Lakewood, Colorado

May 19, 2020

We have served as the auditor since 2020

GILMORE HOMES - GILMORE LOANS, LLC
BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
CURRENT ASSETS	-	-

TOTAL ASSETS	$ -	$ -

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
Amount due to related party	1,650	50

Total Liabilities	1,650	50

STOCKHOLDERS' EQUITY
Common Stock
Additional paid-in capital
Accumulated loss	(1,650)	(50)
Total Stockholders' Deficit	(1,650)	(50)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$ -	$ -

The accompanying notes are an integral part of these financial statements.

Working capital (deficit)	(1,650)
Accumulated (deficit)	(1,650)

GILMORE HOMES - GILMORE LOANS, LLC
STATEMENT OF OPERATIONS

Years Ended
December 31,
	2019	2018

REVENUES	$ -	$ -
COST OF REVENUES	-	-
GROSS PROFIT	-	-

TOTAL OPERATING EXPENSES	1,600	50

LOSS FROM OPERATIONS	$ (1,600)	$ (50)
LOSS BEFORE PROVISION FOR INCOME TAXES	$ (1,600)	$ (50)
Provision for income taxes	$ -	$ -

NET (LOSS)	$ (1,600)	$ (50)

NET LOSS PER SHARE OF COMMON STOCK, Basic and diluted	$ -	$ -

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - Basic and diluted	-	-

The accompanying notes are an integral part of these financial statements.

GILMORE HOMES - GILMORE LOANS, LLC
CONDENSED STATEMENT OF CASH FLOWS

Year ended
	December 31, 2019	December 31, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$ (1,600)	$ (50)
Net cash used in operating activities	(1,600)	(50)

INVESTING ACTIVITIES:
Net cash used in investing activities	-	-

FINANCING ACTIVITIES:
Proceeds from related party payable	1,600	50
Net cash provided by financing activities	1,600	50

Net increase (decrease) in cash	-	-

Cash at beginning of period	-
Cash at end of period	-	-

Supplemental disclosure of cash flow information:
Cash paid for interest	$ -	$ -
Cash paid for income tax	$ -	$ -

The accompanying notes are an integral part of these financial statements.

GILMORE HOMES – GILMORE LOANS, LLC

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock		APIC	Discount	Accumulated Deficit	Stockholder's Deficit
	Shares	Amount		On Common Stock
Balance, 12/31/2017	-	$ -	$ -	$ -	$ -	$ -

Net loss	-	-			(50)	(50)
Balance, 12/31/2018	-	$ -	$ -	$ -	$ (50)	$ (50)

Net loss	-	-			(1,600)	(1,600)
Balance, 12/31/2019	-	$ -	$ -	$ -	$ (1,650)	$ (1,650)

The accompanying notes are an integral part of these financial statements.

GILMORE HOMES – GILMORE LOANS, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – BASIS OF PRESENTATION AND ORGANIZATION

Nature of Operations and Background —

Gilmore Homes – Gilmore Loans, LLC (“Gilmore” or “the Company”) was founded in the State of Mississippi on December 10, 2015. In July of 2016, the company and chief executive officer Michael Gilmore moved its headquarters and operations to Atlanta, Georgia, for better opportunities, growth, personal and professional development, and entrepreneurship. On July 23, 2018, Gilmore Homes - Gilmore Loans, LLC filed with the State of Georgia its Certificate of Organization as a Domestic, Limited Liability Company.

The Company envisions to design, develop, build, own and manage:

●	Single family homes,
●	Multifamily apartments,
●	Condominiums, hotels, and high-rise office buildings,
●	Shopping centers, retail stores, discount retail, and restaurants,
●	Financial institutions,
●	Radio and television stations,
●	Magazine and social medium platforms, and
●	Higher education institutions.

Basis of Presentation –

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Intercompany accounts and transactions have been eliminated.

Use of Estimates –

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that may affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Income Taxes –

Gilmore accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”), which requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized.

ASC 740 provides guidance on the accounting for uncertainty in income taxes recognized in a company’s financial statements. ASC 740 requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

Cash and Cash Equivalents –

Cash and cash equivalents includes all highly liquid instruments with an original maturity of three months or less as of December 31, 2019. The Company did not have cash equivalents as of December 31, 2019 and December 31, 2018.

Concentration of Risk–

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of December 31, 2019 and December 31, 2018.

Fair Value of Financial Instruments –

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts payables and accrued expenses approximates their fair values due to their short-term maturities at December 31, 2019 and December 31, 2018.

Revenue Recognition –

Effective January 1, 2018, the Company adopted Accounting Standards Codification Topic 606, Revenue from Contracts with Customers, (ASC 606).  To determine revenue recognition for arrangements within the scope of ASC 606, the Company performs the following five steps: (i) identify the contract(s) with the customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenue when (or as) the entity satisfies a performance obligation. The Company is pre-revenue and has no outstanding contracts with customers.

Net Loss Per Share –

Basic net loss per share is computed by dividing the net loss applicable to common shareholders by the weighted average number of shares of common stock outstanding for the period. Diluted loss per share is computed by dividing the loss applicable to common shareholders by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued, using the treasury stock method. Due to the Company’s losses in the periods presented, the Company currently has no dilutive securities and as such, basic and diluted loss per share are the same for such periods.

NOTE 2 – GOING CONCERN

Gilmore has not yet generated any revenue since inception to date and has sustained operating loss. As of December 31, 2019, the Company had working capital deficit of $1,650 and an accumulated deficit of $1,650. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from a business combination or other operations to meet its obligations and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – RECENT ACCOUNTING PRONOUNCEMENTS

 Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on its financial position, results of operations, or cash flows.

NOTE 4 – RELATED PARTY PAYABLE

Total related party payables were $1,650 and $50, as of December 31, 2019 and December 31, 2018, respectively. Related party payables consist of bills paid by the Company’s Chief Executive Officer on behalf of the Company. This liability does not accrue interest and is payable on demand.

NOTE 5 – STOCKHOLDERS’ DEFICIT

Common Stock - Common stock consists of $50 par value, 1,000,000 shares authorized.  As of December 31, 2019, there were -0- common shares issued and outstanding.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

Lease commitment

The Company had no lease commitments as of December 31, 2019 and 2018.

NOTE 7 – INCOME TAX

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods.

PART III  EXHIBITS

 Item 1. Index to Exhibits

                                                       Exhibit No.

1. Articles of Organization                                     A

2. IRS EIN Formation of Organization                            B

3. Operating Company Agreement                                    C

4. Subscription Agreement                                          D

5. Sample Escrow Agreement                                        E

6. Audit Report                                                           Completed

7. Legal Opinion and Consent                                  F

8. Testing the Waters Materials                                      G

9. Cap Table                                                         H

10. Consent of Auditor        I

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonably grounds to believe that it meets all of the requirements for filing on Form 1 A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 24, 2019, and AMENDED on July 7, 2019 after SEC Comment Letter, re amended on August 7, 2019, August 12, 2019, September 9, 2019, October 9, 2019, October 31, 2019, November 19, 2019, December 5, 2019,

December 19, 2019 January 30, 2020, May 7, 2020, May 12, 2020, May 29, 2020 / June 1, 2020, and June 19, 2020.

Gilmore Homes  Gilmore Loans, LLC

/s/ Michael L Gilmore

Michael L Gilmore,

Manager of Gilmore Homes  Gilmore Loans, LLC and

Asset Manager and Chief Executive Officer, Chief Financial Officer,

Chief Operations Officer and Chief Technology Officer

This offering statement has been signed by the following persons in the capacities and on the date(s) indicated: May 24, 2019.

And Amended with Signature and Dated Thereunto: July 7, 2019, August 7, 2019, August 12, 2019, September 9, 2019, October 9, 2019,

October 31, 2019, November 19, 2019, December 5, 2019, December 19, 2019, January 30, 2020, May 7, 2020, May 12, 2020, May 29,

2020 / June 1, 2020, and June 19, 2020.

Gilmore Homes  Gilmore Loans, LLC

/s/ Michael L Gilmore

Michael L Gilmore,

Manager of Gilmore Homes  Gilmore Loans, LLC and

Asset Manager and Chief Executive Officer, Chief Financial Officer,

Chief Operations Officer and Chief Technology Officer